UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

INFORMATION REQUIRED IN INFORMATION STATEMENT

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Information Statement Pursuant to Section 14(c)

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REVOLUTION LIGHTING TECHNOLOGIES, INC.

(Name of Registrant as Specified in Its Charter)

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REVOLUTION LIGHTING TECHNOLOGIES, INC.

177 BROAD STREET

STAMFORD, CONNECTICUT 06901

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 15, 2013

The Annual Meeting of Shareholders of Revolution Lighting Technologies, Inc. (“Revolution” or the “Company”) will be held on May 15, 2013 at 10:00 a.m. local time at 177 Broad Street, Stamford, Connecticut 06901. The meeting will be held for the following purposes:

1.	To elect the nominees named herein to the Board of Directors.

2.	To ratify the selection of McGladrey & Pullen, LLP as our independent registered public accounting firm to audit the consolidated financial statements of Revolution and its subsidiaries for the fiscal year ending December 31, 2013;

3.	To hold an advisory vote on executive compensation, or Say on Pay, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”);

4.	To hold an advisory vote on the frequency of the Say on Pay vote, as required by the Dodd-Frank Act;

5.	To approve the Revolution Lighting Technologies, Inc. 2013 Stock Incentive Plan;

6.	To amend the Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock, $0.001 par value per share to 150,000,000; and

7.	To consider other matters that may properly come before the meeting.

In addition to this Notice of Annual Meeting, we are sending you the attached Notice of Stockholder Action by Written Consent and Information Statement to inform you of resolutions adopted by our majority stockholder in lieu of a meeting of stockholders.

The Annual Meeting is a business-only meeting. It will not include any presentations by management.

Additional information regarding the Company is included in its Annual Report on Form 10-K and other documents filed with the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549. These documents also are available on the Revolution website at www.rvlti.com under the “Investor Relations” tab. The Company will furnish a copy of its 2012 Annual Report on Form 10-K with this Notice and Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU

ARE REQUESTED NOT TO SEND US A PROXY

- i -

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

To Our Stockholders:

We are delivering this Notice and the accompanying Information Statement to inform our stockholders about resolutions adopted by written consent, in lieu of a meeting of stockholders, by RVL 1, LLC (“RVL” or the “Majority Stockholder”), the holder of a majority of the shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), and all of the shares of the Company’s Series B Convertible Preferred Stock, $0.001 par value per share (the “Series B Shares), which together constitute a majority of the Company’s outstanding voting capital.

On December 20, 2012, the Majority Stockholder adopted resolutions by written consent, in lieu of a meeting of stockholders, to do the following:

(i) create and issue shares of Series C Convertible Preferred Stock, $0.001 par value per share (the “Series C Shares”); and

(ii) create and issue shares of Series D Convertible Preferred Stock, $0.001 par value per share (the “Series D Shares”).

On February 21, 2013, the Majority Stockholder adopted a resolution by written consent in lieu of a meeting of stockholders, to do the following:

(i) create and issue shares of Series E Convertible Redeemable Preferred Stock, $0.001 par value per share (the “Series E Shares”).

The creation and issuance of the Series C Shares, the Series D Shares and the Series E Shares were approved by stockholder written consent pursuant to Section 228 of the Delaware General Corporation Law (“DGCL”), which permits any action that may be taken at a meeting of stockholders to be taken by written consent by the holders of the number of shares of voting stock required to approve the action at a meeting. All necessary corporate approvals in connection with the foregoing matters have been obtained.

The Information Statement is being furnished to the holders of the Company’s Common Stock pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the rules thereunder solely for the purpose of informing our stockholders of these corporate actions before they take effect. In accordance with Rule 14c-2 under the Exchange Act, the Series C and Series E Shares will become voting and convertible and the Series D shares will automatically convert into Common Stock on May 15, 2013, twenty calendar days following the mailing of this Notice and the accompanying Information Statement (the “Trigger Date”), or as soon thereafter as is reasonably practicable.

The creation and issuance of the Series C Shares and the Series E Shares was approved and recommended by the Audit Committee pursuant to the authority delegated by the Company’s board of directors and the creation and issuance of the Series D Shares was approved and recommended by the board of directors of the Company prior to the stockholder action by written consent described in this Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU

ARE REQUESTED NOT TO SEND US A PROXY

You have the right to receive this Notice and the accompanying Information Statement if you were a stockholder of record of our Company at the close of business on March 28, 2013.

By order of the Board of Directors

Charles J. Schafer
April 22, 2013	President and Chief Financial Officer

INFORMATION STATEMENT

General

In this Information Statement, unless the context otherwise requires, “Revolution,” “we,” “our,” “us,” the “Company” and similar expressions refer to Revolution Lighting Technologies, Inc., a Delaware corporation.

We are delivering the enclosed Notice and this Information Statement to inform our stockholders about resolutions adopted by written consent in lieu of a meeting of stockholders by RVL, the holder of a majority of the shares of the Company’s Common Stock, and all of the shares of the Company’s Series B Shares, which together constitute a majority of the Company’s outstanding voting capital.

On December 20, 2012, RVL adopted resolutions by written consent, in lieu of a meeting of stockholders, to do the following:

(i) create and issue the Series C Shares; and

(ii) create and issue the Series D Shares.

On February 21, 2013, RVL adopted a resolution by written consent in lieu of a meeting of stockholders, to do the following:

(i) create and issue the Series E Shares.

The creation and issuance of the Series C Shares, the Series D Shares and the Series E Shares was approved by stockholder written consent pursuant to Section 228 of the DGCL, which permits any action that may be taken at a meeting of the stockholders to be taken by written consent by the holders of the number of shares of voting stock required to approve the action at a meeting. All necessary corporate approvals in connection with the matters referred to in the Information Statement have been obtained.

The Information Statement is being furnished to the holders of the Company’s Common Stock pursuant to Section 14(c) of the Exchange Act, and the rules thereunder solely for the purpose of informing our stockholders of these corporate actions before they take effect. In accordance with Rule 14c-2 under the Exchange Act, the Series C and Series E Shares will become voting and convertible and the Series D shares will automatically convert into Common Stock twenty calendar days following the mailing of the Notice and this Information Statement, on May 15, 2013, the Trigger Date, or as soon thereafter as is reasonably practicable.

The creation and issuance of the Series C Shares, the Series D Shares and the Series E Shares was approved and recommended by the board of directors of the Company prior to the stockholder action by written consent described in this Information Statement.

This Information Statement is being mailed on or about April 25, 2013 to the Company’s stockholders of record as of March 28, 2013. This Information Statement constitutes notice to our stockholders of corporate actions taken by our stockholders without a meeting as required by the DGCL.

We will pay the costs of preparing and sending out the enclosed Notice and this Information Statement.

The date of this Information Statement is April 22, 2013.

The Written Consents

As of the Record Date, RVL owns 46,153,692 shares of our outstanding Common Stock, representing at least a majority of the Common Stock voting as a class, and all of our Series B Shares, which together represent a majority of the Company’s outstanding voting capital. RVL has executed written consents approving the creation and issuance of the Series C Shares, the Series D Shares and the Series E Shares as described herein. As of the Record Date, there were 75,621,706 shares of our Common Stock issued and outstanding and 2 Series B Shares issued and outstanding. No payment was made to any person or entity in consideration of execution of the written consents.

Background

The Company has entered into two separate investment agreements with RVL, an affiliate of Aston Capital, LLC, which is controlled by our Chairman and Chief Executive Officer, Robert V. LaPenta, whereby the Company issued to RVL the Series C Shares and the Series E Shares, respectively. Messrs. LaPenta, James A. DePalma, Robert V. LaPenta, Jr., and Robert A. Basil, Jr. serve on the Company’s Board of Directors and are also members of Aston Capital, LLC and officers of each of RVL and Aston Capital, LLC.

Series C Investment

On December 20, 2012, the Company closed an investment agreement with RVL whereby the Company issued to RVL 10,000 shares of the Company’s newly-created Series C Shares in consideration of a cash payment of $10 million. The proceeds from the investment were used to fund the cash consideration in the Seesmart merger (as described below), to pay fees and expenses in connection with the investment agreement and the Seesmart merger agreement and for working capital purposes. The Series C Shares are initially non-voting and non-convertible. The Series C Shares will become voting and convertible into shares of the Company’s Common Stock after the Company has complied with the requirements of Rule 14c-2 of the Exchange Act with respect to the written consent of the majority stockholder of the Company, dated as of December 20, 2012, approving the issuance of Common Stock upon conversion of the Series C Shares pursuant to Nasdaq Listing Rule 5635, which will be on May 15, 2013, twenty calendar days following the mailing of the Notice and this Information Statement (the “Trigger Date”). From and after the Trigger Date, the Series C Shares will be convertible into Common Stock at a conversion price per share equal to $0.6889, subject to certain anti-dilution adjustments (the “Series C Conversion Price”).

In addition, for so long as the Series C Shares are outstanding, the Company will be prohibited from taking certain actions specified in the Series C Certificate of Designations without the consent of the holders of at least a majority of the then outstanding Series C Shares, including, among other things, authorization of additional shares of capital stock, increases in the size of the Board, declaration of dividends, consummation of certain business combination transactions, and incurrence of indebtedness and liens.

The Series C Shares will have a liquidation preference per share equal to the greater of (i) $1,000 (subject to customary adjustments with respect to events affecting the Series C Shares, the “Series C Stated Value”) plus accrued but unpaid dividends and (ii) such amount as would have been received had the Series C Shares converted into Common Stock immediately prior to the liquidation. In the event of a change in control of the Company or a merger or recapitalization in which the Series C Shares are converted into property or securities other than shares of Common Stock, the Series C Shares will be automatically converted into Common Stock at a premium of 150% (if such event occurs prior to December 20, 2017) or 125% (if such event occurs on or after December 20, 2017) of the Series C Stated Value in place immediately prior to such event. Furthermore, from and after December 20, 2017, if the trading price of a share of Common Stock exceeds 200% of the Series C Conversion Price then in effect for any twenty (20) trading days in the immediately preceding thirty (30) consecutive trading day period, the Company shall have the right to automatically convert the Series C Shares into Common Stock at the Conversion Price.

Each Series C Share shall be entitled to receive cumulative dividends payable at a rate per annum of 10% of the Series C Stated Value on the date of issuance (i.e. $1,000). Such dividends shall be payable through the issuance of additional Series C Shares on each anniversary of the date of issuance, shall not be paid in cash, and will accrue and cumulate daily. Additionally, the Series C Shares shall share ratably on an as converted basis with the Common Stock in the payment of all other dividends and distributions.

Series E Investment

On February 21, 2013, the Company, entered into an investment agreement with RVL whereby the Company issued to RVL 5,000 shares of the Company’s newly-created Series E Shares in consideration of a cash payment of $5 million. The proceeds from the investment are to be used for working capital purposes and to pay fees and expenses in connection with the investment agreement.

The Series E Shares are initially non-voting and non-convertible. The Series E Shares will become voting and convertible into shares of the Company’s Common Stock on the Trigger Date. At any time from and after the Trigger Date, the Series E Shares will be convertible into Common Stock at a conversion price per share equal to $1.17, subject to certain anti-dilution adjustments (the “Series E Conversion Price”). The Series E Shares will have a liquidation preference (the “Series E Liquidation Preference”) per share equal to the greater of (i) $1,000 (subject to customary adjustments with respect to events affecting the Series E Shares, the “Series E Stated Value”) plus accrued but unpaid dividends and (ii) such amount as would have been received had the Series E Shares converted into Common Stock immediately prior to the liquidation.

From and after the Trigger Date, RVL will have the right to elect four members to the Company’s board of directors (the “Board”), with the size of the Board not to exceed eight members. RVL’s right to elect four directors will decline proportionately to take into account subsequent material reductions in RVL’s ownership position in the Company.

The Company has the option to redeem all or any part of the Series E Shares for cash at any time subject to RVL’s right to convert and require delivery of shares of Common Stock. The redemption price to be paid by the Company is equal to 110% of the Series E Liquidation Preference if the Series E Shares are redeemed on or before the first anniversary of the date of the original issuance of the Series E Shares (the “Original Issue Date”), 105% of the Liquidation Preference if the Series E Shares are redeemed after the first anniversary of the Original Issue Date but on or prior to the second anniversary of the Original Issue Date, and the Liquidation Preference if the Series E Shares are redeemed at any time thereafter.

At the option of the holders of two-thirds (2/3) of the then-outstanding Series E Shares, the Company must redeem the number Series E Shares so requested for cash at the Series E Liquidation Preference. Such option can only be exercised on or after the third (3rd) anniversary of the Original Issue Date.

Each Series E Share shall be entitled to receive dividends (the “Series E Dividend”) payable at a rate per annum of five percent (5%) of the Series E Stated Value then in effect (the “Dividend Rate”). To the extent funds are legally available and the Company is not contractually prohibited from paying such Series E Dividend, the Series E Dividend must be declared and paid from and including the Original Issue Date on each six-month anniversary of the Original Issue Date. At the holder’s option, such dividends are payable through the issuance of additional Series E Shares or in cash. To the extent the Company is unable to pay any Series E Dividend (i.e. in the event funds are not legally available or the Company is contractually prohibited from making payment), any such unpaid Series E Dividend shall be cumulative and shall accrue and compound on a quarterly basis at the then applicable Dividend Rate. Such unpaid Series E Dividend shall be paid as soon as funds are legally available or as soon as the Company is no longer contractually prohibited from paying such Series E Dividend, as applicable. Additionally, the Series E Shares shall share ratably on an as-converted basis with the Common Stock in the payment of all other dividends and distributions.

In connection with the Series C and Series E investments, the Company entered into a Registration Rights Agreement Acknowledgement pursuant to which the Company acknowledged that the Registration Rights Agreement with RVL, disclosed in the Company’s Current Report on Form 8-K filed with the SEC on September 26, 2012, is applicable to the shares of Common Stock issuable upon conversion of the Series C Shares and Series E Shares.

The Series C and Series E investment agreements were each unanimously approved by the Audit Committee of the Company’s Board of Directors in accordance with Company’s procedures for approving related party transactions.

Series D Shares and Seesmart Merger

On December 20, 2012, the Company completed its acquisition of Seesmart Technologies, Inc. (“Seesmart”) pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 1, 2012, by and among Revolution, Seesmart Acquisition Company, Inc., a wholly-owned subsidiary of Revolution, Seesmart Merger Company, LLC, a wholly-owned subsidiary of Revolution, Seesmart and Ken Ames as stockholder representative. Seesmart, headquartered in Simi Valley, California, is an LED solutions provider serving the commercial, industrial and institutional lighting markets. The merger consideration consisted of approximately (i) $7.3 million in cash (the “Cash Consideration”) and (ii) 5.5 million shares of Common Stock and 12,000 shares of the Company’s newly-created Series D Shares (collectively, the “Stock Consideration”). The Cash Consideration was funded by the sale of Series C Shares to RVL (See, “Series C Investment” on page 2). The Series D Shares are non-voting and are initially non-convertible. The Series D Shares will be automatically converted into Common Stock on the Trigger Date at a conversion price per share equal to the Series D Conversion Price (which is currently $0.6959).

Under the Merger Agreement, five hundred thousand (500,000) shares of the Stock Consideration were placed in escrow for fifteen (15) months from the closing date and are available to compensate Revolution for certain losses, including any losses it may incur as a result of any breach of the representations and warranties or covenants of Seesmart contained in the Merger Agreement and for post-closing working capital adjustments to the merger consideration. An additional two hundred and fifty thousand (250,000) shares of the Stock Consideration will be placed in escrow to compensate Revolution for post-closing adjustments to the merger consideration based on (i) any working capital adjustments and (ii) any cash on hand adjustments.

The Board of Directors of each of Revolution and Seesmart unanimously approved the Merger Agreement and Seesmart obtained the requisite stockholder approval for the transactions contemplated by the Merger Agreement. For more information, see the Company’s Recent Report on Form 8-K/A filed with the SEC on March 22, 2013 and incorporated by reference herein.

Voting and Vote Required

The Company is not seeking consents, authorizations or proxies from you. Section 228 of the Delaware General Corporation Law (“Section 228”) provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for a meeting. Approval of at least a majority of outstanding stock entitled to vote thereon and a majority of each class entitled to vote thereon as a class was required to approve the creation and issuance of the Series C Shares, the Series D Shares and the Series E Shares.

As of the Record Date, the Company had 75,621,706 shares of Common Stock outstanding and entitled to vote and 2 Series B Shares outstanding and entitled to vote. Each share of Common Stock is entitled to one vote and each share of Preferred Stock is entitled to 76 votes per share. On the Record Date, the Majority Stockholder beneficially owned, directly and indirectly, 46,153,692 shares of Common Stock and 2 Series B Shares, which together represent a majority of the Company’s outstanding voting capital. Accordingly, the written consent executed by the Majority Stockholder pursuant to Section 228 of the Delaware General Corporation Law is sufficient to approve the creation and issuance of the Series C Shares, the Series D Shares and the Series E Shares and no further stockholder action is required to approve any of the foregoing.

Notice Pursuant to Section 228

Pursuant to Section 228 of the Delaware General Corporation Law, the Company is required to provide prompt notice of the taking of a corporate action by written consent to the Company’s stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by Section 228.

Dissenters’ Rights of Appraisal

The Delaware General Corporation Law does not provide dissenters’ rights of appraisal to the Company’s stockholders in connection with the issuance of the Series C Shares, the Series D Shares and the Series E Shares, or in connection with the issuance of shares of Common Stock upon conversion of such shares.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

RVL is an entity managed by Aston Capital, LLC and controlled by our Chairman and Chief Executive Officer, Robert LaPenta. Mr. LaPenta, James A. DePalma, Robert V. LaPenta, Jr., and Robert A. Basil, Jr. are directors of the Company. Messrs. LaPenta, DePalma, LaPenta, Jr. and Basil are all officers of RVL and members and officers of Aston Capital, LLC. Upon shareholder approval of the Revolution Lighting Technologies, Inc. 2013 Stock Incentive Plan, the Company has agreed to issue (i) 500,000 shares of restricted stock to Aston Capital, LLC in consideration for services provided under the Management Agreement (See, “Management Services Agreement” on page 20) and (ii) 250,000 shares of restricted stock to Charles J. Schafer in consideration for his services as President and Chief Financial Officer.

RVL holds 10,000 Series C Shares convertible into 14,515,894 shares of Common Stock after the Trigger Date at a conversion price per share equal to $0.6889 and 5,000 Series E Shares convertible into 4,273,504 shares of Common Stock after the Trigger Date at a conversion price per share equal to $1.17 (See, “Series C Investment” and “Series E Investment” on page 2).

Upon shareholder approval of the Revolution Lighting Technologies, Inc. 2013 Stock Incentive Plan, the Company has agreed to issue 60,000 shares of restricted stock to William Ingram, Dennis McCarthy and Stephen Virtue for their services as independent directors to the Company (See, “Proposal No. 5 – Approval of the Revolution Lighting Technologies, Inc. 2013 Stock Incentive Plan on page24).

Other than as set forth above, no director or executive officer, other than in his role as director or executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect by security holdings or otherwise, in the matters described herein which, to the extent such director, executive officer or associate of such director or executive officer is a stockholder of the Company, is not shared by all other stockholders pro-rata and in accordance with their respective stock ownership interests.

ANNUAL MEETING

OUTSTANDING SHARES AND VOTING RIGHTS

The Board of Directors has fixed the close of business on March 28, 2013 as the record date (the “Record Date”) for the determination of the holders of our Common Stock and the holders of the Company’s Series B Shares entitled to notice of, and to vote at, the annual meeting, and the holders of the Series C Shares, Series D Shares, and Series E Shares entitled to notice of the Annual Meeting. The holders of the Series C Shares, Series D Shares and Series E Shares are not entitled to vote at the annual meeting.

At the close of business on the Record Date, there were 75,621,706 shares of our Common Stock outstanding and entitled to vote to one vote each and 2 our Series B Shares outstanding and entitled to vote on as-converted basis of 153 shares of Common Stock.

RVL owns 46,153,692 shares of our outstanding Common Stock, representing a majority of the Common Stock voting as a class and all of the issued and outstanding Series B Shares, Series C Shares and Series E Shares. RVL acquired majority control of the Company through an investment agreement with the Company, dated September 12, 21012, whereby in consideration of a cash payment of $6 million, we agreed to issue to RVL 600,000 shares of the newly-created Series B Shares. On October 3, 2012, RVL converted 228,186 of the Series B Shares into 17,552,769 shares of Common Stock. When issued on September 25, 2012, the

Series B Shares represented approximately 73% of the outstanding voting stock of the Company on an as-converted basis and resulted in a change in control of the Company under applicable NASDAQ regulations. NASDAQ granted the Company an exception from its stockholder voting requirement under Listing Rule 5635(f), which provides that an exception may be granted when (i) the delay in securing stockholder approval would seriously jeopardize the financial viability of the enterprise and (ii) reliance on such an exception has been previously approved by the audit committee of the board of directors comprised solely of independent, disinterested directors. NADAQ also granted the Company an exception from the voting rights requirements of Listing Rule 5640 and IM-5640 with respect to this transaction.

The Series B Shares held by RVL, together with the Common Stock acquired by RVL when it converted a portion of its Series B Shares on October 3, 2012, represented a majority of the outstanding voting stock of the Company on an as-converted basis.

As of the Record Date, the shares owned by RVL represent over 67.6% of the outstanding voting shares and the number of votes entitled to be cast on the matters to be considered at the Annual Meeting. RVL has advised the Company that it intends to vote “FOR” each of the nominees for election to the Board of Directors, “FOR” the selection of McGladrey & Pullen, LLP as our independent registered public accounting firm, “FOR” the advisory approval of our executive compensation, or Say On Pay, “FOR” the advisory approval of the frequency of the Say on Pay vote once every three years, “FOR” the approval of the Revolution Lighting Technologies, Inc. 2013 Stock Incentive Plan and “FOR” the amendment to the Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock. Therefore, the Company expects that each matter to be considered at the Annual Meeting will be approved.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the Annual Meeting, eight directors will be elected to hold office until the next Annual Meeting and until their successors have been elected and qualified. The eight director candidates receiving the highest number of affirmative votes will be elected as directors of the Company. Votes against the directors and votes withheld will have no legal effect. The Board has nominated the current eight directors of the Company for re-election to the Board at the Annual Meeting to serve until the 2014 Annual Meeting of Stockholders, or until their successors are elected and qualified.

If any of the nominees should become unavailable, your shares will be voted for a Board-approved substitute, or the Board may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out his term, or the Board increases the number of directors, the Board may fill the vacancy until the next annual meeting.

Name, age and present position, if any, with the Company	Period served as director, other business experience
Robert V. LaPenta, 67 Chairman, CEO

Mr. LaPenta has served as a member of our Board of Directors and as Chairman since September 2012. Mr. LaPenta has served as our Chief Executive Officer since January, 2013. Mr. LaPenta is also a founder of Aston Capital, LLC, a private investment company specializing in investments in secure military communication companies and companies with green technologies. Mr. LaPenta has also served as a member of the Board of Directors of Leap Wireless International, Inc.(“Leap Wireless”) since March 2005. From August 2006 to August 2011, Mr. LaPenta served as Chairman, President and Chief Executive Officer of L-1 Identity Solutions, Inc. (“L-1”), a provider of technology solutions for protecting and securing personal identities and assets. From April 1997 to April 2005, Mr. LaPenta served as President and Chief Financial Officer and a director of L-3 Communications Holding, a company he cofounded in April, 1997. Mr. LaPenta received a B.B.A. in accounting and an honorary degree in 2000 from Iona College in New York. Robert V. LaPenta is the father of Robert V. LaPenta, Jr.

Mr. LaPenta has extensive experience managing and developing intelligence companies as a result of his executive roles at Lockheed Martin Corporation and L-1 Identity Solutions, Inc as well as extensive experience in investment companies. Mr. LaPenta also holds a substantial personal investment in our common and preferred stock through Aston Capital, LLC, of which he is a member.

Charles J. Schafer, 65 President and CFO	Mr. Schafer was appointed as the Company’s President and Chief Financial Officer as well as a member of our Board of Directors, effective as of January 29, 2013. Prior to this appointment, Mr. Schafer served as a consultant to various private equity and venture capital firms in the aerospace and defense market. Before his work as a consultant, from August 1998 to August 2011, Mr. Schafer was Senior Vice President of L-3 Communications, and President and COO of the Products Group at L-3 Communications. Mr. Schafer has also served as a member of the Board of Advisors to Sunnexxus Corp since February, 2012. Mr. Schafer has an M.S. from Columbia University Graduate School of Business and B.S. with honors from New York Institute of Technology in Accounting. Mr. Schafer has extensive experience managing and developing companies as a result of his executive roles at L-3 Communications Holdings, Inc.

James A. DePalma, 62

Mr. DePalma has served as a member of our Board of Directors since September 2012. Mr. DePalma is the Vice Chairman and Senior Managing Partner of Aston Capital since August 2011. Mr. DePalma brings three decades of operational and finance experience in the defense and technology industries.

Prior to joining Aston Capital, Mr. DePalma was the Executive Vice President, Chief Financial Officer and Treasurer of L-1. Prior to L-1, Mr. DePalma was a founding partner of L-1 Investment Partners. Prior to the formation of L-1 Investment Partners, Mr. DePalma served as a consultant to L-3 Communications Holdings, Inc. and was Chief Executive Officer of Core Software Technology, a leading software provider to the intelligence community and an equity investment of L-3 Communications Holdings, Inc.

Name, age and present position, if any, with the Company	Period served as director, other business experience

Mr. DePalma has also held high level executive positions with Westinghouse Electric Corporation, CBS Corporation and Viacom International including Corporate Vice President of Finance at Westinghouse Electric where he managed Mergers and Acquisitions and implemented the restructuring, reorganizing and integration of a variety of businesses ($30 billion in acquisitions/divestitures). Prior to joining CBS, Mr. DePalma was a Senior Partner at PriceWaterhouseCoopers specializing in Defense and Communications and M&A.

Mr. DePalma served as the Chairman of the Board of Broadband Enterprises, which was recently sold. Mr. DePalma also served on a number of boards including ImageSat International and CBS MarketWatch.

Robert V. LaPenta Jr., 44	Mr. R. LaPenta has served as a member of our Board of Directors since September 2012. Mr. R. LaPenta has been a Partner of Aston Capital, a private equity investment firm with a current focus on investments in the aerospace, defense, and intelligence markets, since August 2011. Mr. R. LaPenta has also served as a member of the board of directors of TherapeuticsMD, Inc. since February 2012. Mr. LaPenta previously served as Vice President of Mergers and Acquisitions and Corporate Strategy for L-1 from April 2007 to August 2011. Mr. LaPenta assisted L-1 senior management in identifying acquisition candidates and investments while assisting in due diligence, structuring, valuation, execution and related financing. Mr. LaPenta graduated in 1991 from Boston College with a B.A. in Accounting and Finance and is a registered CPA in the State of New York. Robert V. LaPenta Jr. is the son of Robert V. LaPenta.

Robert A. Basil Jr., 34

Mr. Basil has served as a member of our Board of Directors since September 2012. Mr. Basil has been a Partner of Aston Capital since August 2011. Mr. Basil brings extensive mergers, acquisitions, operational and financial experience and has been a key member in over 40 transactions and the deployment of $8 billion in capital in the Aerospace, Defense and Security Sector.

Prior to joining Aston Capital, Mr. Basil served as the Vice President of Strategic Planning and Business Operations at L-1 where he was responsible for implementing strategic initiatives and financial matters, working with and reporting to the Executive Vice President, Chief Financial Officer, including mergers, acquisitions, integration, planning, bids and proposals, treasury and financing matters. Prior to joining L-1, Mr. Basil served as the Director of Mergers and Acquisitions for L-1 Investment Partners as a key member in managing M&A activities of all potential investments as well as operational and financial oversight of portfolio businesses.

Prior to joining L-1 Investment Partners, he served as the Manager of Mergers, Acquisitions and Corporate Strategy at L-3 Communications Inc. Over his period of tenure L-3 deployed $5 billion in capital for acquisitions as the company grew from $4 billion to $10 billion in revenues. Prior to L-3, he worked for Deutsche Bank in their Telecom/Media/Technology Investment Banking group. Mr. Basil is a graduate of Georgetown University.

William D. Ingram, 56	Mr. Ingram has served as a member of our Board of Directors since September 2012. Mr. Ingram has been the Executive Vice President of Leap Wireless since February 2012, overseeing Leap Wireless’ spectrum, acquisitions, investments and strategic activities. Mr. Ingram has also been appointed as Leap Wireless’ acting CFO, effective March 1, 2012. Prior to joining Leap Wireless, Mr. Ingram served as Vice President and General Manager of AudioCodes, Inc., a telecommunications equipment company, from July 2006 to March 2007. Prior to that, Mr. Ingram served as the President and Chief Executive Officer of Nuera Communications, Inc., a provider of VoIP infrastructure

Name, age and present position, if any, with the Company	Period served as director, other business experience
solutions, from September 1996 until it was acquired by AudioCodes, Inc. in July 2006. Prior to joining Nuera Communications in 1996, Mr. Ingram served as the Chief Operating Officer of the clarity products division of Pacific Communication Sciences, Inc., a provider of wireless data communications products, as President of Ivie Industries, Inc. a computer security and hardware manufacturer, and as President of KevTon, Inc., an electronics manufacturing company. Mr. Ingram holds an A.B. in economics from Stanford University and an M.B.A. from Harvard Business School. Mr. Ingram will bring significant leadership experience to the Board of Directors based on his professional experience and services as an executive and board member to other technology companies.

Stephen G. Virtue, 44	Mr. Virtue has served as a member of our Board of Directors since September 2012. Mr. Virtue has been the Managing Director of Institutional Equity Capital Markets at Miller Tabak & Co., LLC since October 2002. Prior to joining Miller Tabak, Mr. Virtue served as the Director of Institutional Equity Capital Markets at Dain Rousher/Royal Bank of Canada where he covered various hedge funds from April 2000 to October 2002. From March 1998 to April 2000, Mr. Virtue worked at Paine Webber as Vice President of Institutional Equity Capital Markets. Prior to joining Pain Webber, Mr. Virtue worked at Smith Barney as a listed trader in New York from 1995 to 1997. Mr. Virtue holds a B.S. in marketing from Boston College, Carroll School of Management. Mr. Virtue serves on our Audit Committee. Mr. Virtue will provide significant expertise and a diverse background and perspective to our Board of Directors as a result of his executive experience in the financial industry.

Dennis McCarthy, 66	Mr. McCarthy has served as a member of our Board of Directors since September 2012. Mr. McCarthy has been the Financial Director for The Bloomingdale Family Program since 2008 and on served on their Board of Directors since January 2012. Prior to joining Bloomingdales, Mr. McCarthy spent nearly four decades at PricewaterhouseCoopers from 1968 through 2008, where he led the firm’s Global Telecommunications tax practice from 1997 to 2005 in addition to client responsibilities. He has also served as the Chairman of the Parent’s Committee at Barnard College from 2004 to 2008 and on the Audit Committee of the Winged Foot Golf Club from 2009 to 2012. Mr. McCarthy holds a B.S. in accounting from Clarkson University and is a CPA. Mr. McCarthy serves as our Audit Committee Chairman. Mr. McCarthy serves on our Audit Committee. Mr. McCarthy provides significant financial expertise to our Board of Directors.

The Board of Directors recommends a vote “FOR” each director.

CORPORATE GOVERNANCE

Our Board of Directors

On September 25, 2012, RVL, an affiliate of Aston Capital, LLC, invested $6 million in the Company through the purchase of the Series B Shares to provide strategic, operational and financial expertise with the goal of enabling the Company’s strategic growth and expansion. As a condition to this investment, all of the then existing four board members resigned on September 25, 2012 and Messrs. LaPenta, DePalma, Basil, R. LaPenta, Ingram, Virtue and McCarthy were appointed to the Board of Directors.

Our Board of Directors oversees the business and affairs of Revolution and monitors the performance of management. The directors keep themselves informed through discussions with our President and Chief Financial Officer, other key employees and our principal external advisors (legal counsel, independent auditors and other consultants), by reading reports and other materials that we send to them and by participating in Board and committee meetings. In 2012, the Board held 20 meetings (including regularly scheduled and special meetings). All of the current directors attended at least 75% of the total number of meetings of the Board and committees of the Board of Directors on which such director served.

The Board has determined that Messrs. Ingram, Virtue and McCarthy are independent under NASDAQ Rule 5605(a)(2). Since the Company is a “Controlled Company”, it is exempt from the NASDAQ rules which require a majority of the Board to be independent directors.

Board Committees

Our Board has two standing committees to assist it with its responsibilities as described below. We do not have a standing Nominating Committee; instead, our Board of Directors, as a whole, is responsible for selecting nominees for election as directors and electing executive officers as further described below. The Company believes that obtaining input from all directors in connection with Board nominations enhances the nominating process. In addition, the holders of the Series B Shares have certain rights to elect directors to the Board (See, Series B Directors on page11). After the Trigger Date, the holders of the Series C Shares and the Series E Shares will have the same right to elect directors as the holders of the Series B Shares.

Audit Committee

The Audit Committee reviews and approves the audit reports rendered by the Company’s independent auditors and reviews the effectiveness of the Company’s internal accounting controls and procedures. The Audit Committee reports to the Board of Directors about such matters. The Audit Committee also appoints, oversees the work of and evaluates the independent auditors. The Audit Committee has a written charter available at www.rvlti.com under the “Investor Relations” tab.

During fiscal year 2012, Messrs. Ingram, Virtue and McCarthy served on the Audit Committee. Mr. McCarthy serves as Chairman of the Audit Committee. All of the members of the Audit Committee are “independent” (as defined by NASDAQ Rule 5605(a)(2)). Our Board of Directors has determined that Mr. McCarthy is the member of the Audit Committee who (i) qualifies as an “audit committee financial expert” under applicable Securities and Exchange Commission (“SEC”) rules and regulations governing the composition of the Audit Committee and (ii) satisfies the “financial sophistication” requirements of the NASDAQ listing standards. For a brief listing of Mr. McCarthy’s relevant experience, see “Proposal 1: Election of Directors”.

The Audit Committee met 5 times during fiscal year 2012. For a report on certain Audit Committee actions during 2012, see the “Audit Committee Report” on page 21.

Compensation Committee

The Compensation Committee reviews and determines compensation plans for the top three highest paid employees, reports to the Board of Directors about such matters and recommends the incentive plans for these employees. The Compensation Committee also administers our 2003 Stock Incentive Plan and will administer our 2013 Stock Incentive Plan (See, Proposal No. 5 - “Approval of the Revolution Lighting Technologies 2013 Stock Incentive Plan”). The Compensation Committee has a written charter. During fiscal year 2012, Messrs. LaPenta, DePalma and Ingram served on the Compensation Committee. Mr. LaPenta served as Chairman of the Compensation Committee.

Our Board of Directors has delegated to the Compensation Committee sole decision-making authority with respect to compensation decisions for our executive officers, including determinations of annual incentive opportunities. The Compensation Committee approves these payments and awards after considering our corporate performance and the individual performance of our executives. The Compensation Committee also administers the Company’s compensation plan for directors, employees and consultants. To assist in performing its duties, the Compensation Committee has the authority to engage external compensation consultants and other advisors. In 2012, the Compensation Committee did not retain any consultants or advisors to assist it in formulating or making executive compensation decisions.

The Compensation Committee did not meet during fiscal year 2012.

Series B Directors

Pursuant to the voting rights granted in the Series B Shares, for so long as the outstanding Series B Shares, on an as-converted basis, represent the percentages of the outstanding shares of Common Stock set forth below, after giving effect to the conversion into Common Stock of all outstanding Series B Shares, the holders of record of the Series B Shares, exclusively and as a separate class, shall be entitled to elect the number of directors of the Company (the “Series B Directors”) set forth in the table below:

Ownership Percentage	Series B Directors
Fifty percent (50%) or more	4
Thirty percent (30%) or more, but less than fifty percent (50%)	3
Twenty percent (20%) or more, but less than thirty percent (30%)	2
Five percent (5%) or more, but less than twenty percent (20%)	1

Currently the Series B Shares on an as-converted basis total 153 shares of Common Stock, or less than 1%, and, accordingly the holders of the Series B Shares are not entitled to elect directors to the Board. After the Trigger Date, the holders of the Series C and Series E shares will have the same director election rights as the holders of the Series B Shares have as set forth above, based on their aggregate ownership of common and preferred shares.

Director Nominating Process

The Company’s bylaws contain provisions which address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at the Company’s annual meeting of stockholders. A stockholder entitled to vote in the election of directors may nominate one or more persons for election as director at a meeting if written notice of that stockholder’s intent to make the nomination has been given to us, with respect to an election to be held at an annual meeting of stockholders (A) not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the date that our proxy statement is released to stockholders in connection with the previous year’s annual meeting of stockholders, or (B) (i) if no annual meeting was held in the previous year or (ii) the date of the annual meeting is more than 30 calendar days before or more than 60 days after such anniversary date, notice by the stockholders to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which the date of the annual meeting is publicly announced by the Company. With respect to an election to be held at a special meeting of stockholders, written notice of that stockholder’s intent to make the nomination shall have been given to us not less than ten (10) and not more than sixty (60) days before the date of the special meeting.

The notice shall include the name and address of the stockholder and his or her nominees, a description of the shares and derivative securities directly or indirectly owned by the stockholder, a representation that the stockholder is entitled to vote at the meeting and intends to nominate the person, a description of all arrangements or understandings between the stockholder and each nominee, other information as would be required to be included in a proxy statement soliciting proxies for the election of the stockholder’s nominees, and the consent of each nominee to serve as a director of the Company if so elected. We may require any proposed nominee to furnish other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as a director of the Company. See “Proposals by Stockholders” on page 30 of this Information Statement for the deadline for nominating persons for election as directors for the 2014 annual meeting of stockholders.

The Company’s goal is to assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from business and professional experience. Although the Company does not have any formal rules or policies regarding minimum qualifications for nominees and has not adopted a formal policy with regard to the consideration of diversity when evaluating candidates for election to the Board, the Board considers a variety of criteria when evaluating potential Board members, as described below, and expects that its candidates be of the highest ethical character, share the values of the Company, be capable of discharging his or her fiduciary duties to the stockholders of the Company, have reputations, both personal and professional, consistent with the image and reputation of the Company, be highly accomplished in their respective field, and possess the relevant expertise and experience necessary to assist the Company with enhancing stockholder value.

The Board of Directors seeks new nominees for election to the Board, when necessary, through a variety of channels, including informal recommendations through business and personal contacts. Current members of the Board of Directors are polled for suggestions. Research also may be performed to identify qualified individuals. To date, the Company has not engaged third parties to identify, evaluate, or assist in identifying potential nominees, although the Company reserves the right in the future to retain a third party search firm, if necessary.

The Board will evaluate any candidate recommended for nomination as a director, whether proposed by a stockholder, or identified through the Board’s own search processes, about whom it is provided appropriate information in a timely manner. The Board of Directors considers nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for renomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service or if the Board of Directors decides not to re-nominate a member for re-election, the Board of Directors will seek to identify nominees that possess the characteristics outlined below.

All new candidates for election to the Board and all Board members eligible for nomination for re-election to the Board are evaluated based upon a variety of criteria, including the following:

•	the adequacy of such candidate or Board member’s time available to commit to responsibilities as a member of the Board;

•	sound personal and professional integrity;

•	an inquiring and independent mind;

•	practical wisdom and mature judgment;

•	broad training and experience at the policy-making level of business, finance and accounting, or technology;

•	the appropriate size and the diversity of the Company’s Board of Directors;

•	the needs of the Company with respect to the particular talents and experience of its directors;

•

the knowledge, skills and experience of nominees, including experience in technology, business, or finance, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•	familiarity with national and international business matters;

•	experience with accounting rules and practices; and

•	the need to satisfy governance and other standards set by the SEC and NASDAQ.

The Board of Directors may also consider such other factors as it may deem to be in the best interests of the Company and its stockholders.

The Company currently does not have a written policy with regard to director qualifications.

The experiences of each director as described under Proposal 1 – Election of Directors led the Board to conclude that each such person should serve on the Board.

Board Leadership Structure

On January 29, 2013, and effective as of the date thereof, the Company appointed Robert V. LaPenta, Chairman of the Board of Directors of the Company, to serve as Chief Executive Officer of the Company. The Board concluded that combining the position of Chairman and Chief Executive Officer best suits the Company’s needs due to Mr. LaPenta’s proven ability to provide strategic and operational guidance to management teams to accelerate global growth and build shareholder value. Mr. LaPenta will not receive a salary in connection with his service as Chief Executive Officer.

Board Role in Risk Oversight

The full Board exercises risk oversight at Revolution. Committees are designated to take the lead in discrete areas of risk oversight when appropriate. For example, the Audit Committee is primarily responsible for risk oversight relating to financial statements and the Compensation Committee is primarily responsible for risk oversight relating to executive compensation. Committees report to the Board on risk management matters.

Management presents to the full Board its view of the significant risks facing the Company in Board discussions throughout the year. Matters such as risk appetite and management of risk are also discussed. Risk is explicitly addressed in a wide range of Board discussions, including those relating to business unit activities, specific corporate functions and consideration of extraordinary transactions. The Board has full access to management, as well as the ability to engage advisors, in order to assist it in its risk oversight role.

Communications to the Board

Stockholders may communicate with the Company’s Board of Directors by mailing a communication to the entire Board or to one or more individual directors, in care of the Secretary, Revolution Lighting Technologies, Inc., 177 Broad Street, Stamford, Connecticut 06901. All communications from stockholders to Board members (other than communications soliciting the purchase of products and services) will be promptly relayed to the Board members to whom the communication is addressed.

Review, Approval or Ratification or Transactions with Related Persons

The Audit Committee reviews (on an ongoing basis, as appropriate) and approves or ratifies on behalf of the Company any proposed, on-going or completed transaction involving the Company and (i) any director or executive officer of the Company, (ii) any owner of 5% or more of any class or series of shares of the Company or (iii) such other person serving as an officer or member of the senior management of the Company or as a member of the board of directors or similar governing body of any subsidiary of the Company as may be designated in accordance with such policy or (iv) any member of the family of, or any company or other entity affiliated with, any such person, in each case considering any audit procedures or safeguards of the Company’s interests appropriate to be instituted in connection with such transaction.

Code of Business Conduct and Ethics

Revolution has set forth its policy on ethical behavior in a document called “Code of Business Conduct and Ethics.” This policy applies to the members of our Board of Directors and all employees, including (but not limited to) our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions. This policy comprises written standards that are reasonably designed to deter wrongdoing and to promote the behavior described in Item 406 of Regulation S-K promulgated by the SEC. The text of this code of business conduct and ethics is posted on our internet site at www.rvlti.com/investor_relations, where we may also disclose any amendments to and waivers of the code.

EXECUTIVE OFFICERS

The following persons served as our executive officers in the capacities indicated below during the fiscal year ended December 31, 2012. Our executive officers are responsible for the management of our operations, subject to the oversight of the Board of Directors.

President and Chief Executive Officer	Michael A. Bauer

Chief Financial Officer	Gary Langford

As of January 29, 2013, the following persons began to serve as executive officers in the capacities indicated below.

Chief Executive Officer	Robert V. LaPenta

President and Chief Financial Officer	Charles J. Schafer

EXECUTIVE COMPENSATION

The tables below show salaries and bonuses paid during the last two years and options granted in fiscal year 2012 to our former President and Chief Executive Officer and our former Chief Financial Officer. No options were exercised in fiscal year 2012 by the executive officers named below. Revolution did not have any other executive officers serving at the end of fiscal year 2012 whose total salary and bonus exceeded $100,000.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock ($)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Michael A. Bauer (3)	2012	235,000	0	0	0	0	235,000	(5)
	2011	243,662		0	108,121	19,113	480,571
			109,675

Gary R. Langford (4)	2012	183,750	0	0	0		183,750	(6)
Chief Financial Officer	2011	183,481	69,892	0	57,664	16,137	327,174

(1)	The amounts shown represent the grant date fair value of the option awards received by the named executive officer, determined in accordance with FASB ASC Topic 718, using the assumptions described under the caption “Stock-based compensation” in Note 1 of the Notes to the Company’s Financial Statements in our 2012 Annual Report on Form 10-K. Option awards based on performance conditions represent the grant date fair value based on the probable outcome as of the grant date, consistent with FASB ASC Topic 718. The following discloses the maximum value of the awards assuming that the highest level of performance conditions is probable: Mr. Bauer – $0 in 2012 and $193,073 in 2011; and Mr. Langford – $0 in 2012 and $102,972 in 2011.
(2)	All other compensation for Mr. Bauer consisted of a monthly allowance of $1,000 for automobile and other related expenses, and unused paid time off, which is paid upon an employee’s departure from the Company. All other compensation for Mr. Langford consisted of a monthly allowance of $800 for automobile and other related expenses and unused paid time off, which is paid upon an employee’s departure from the Company.
(3)	Mr. Bauer was the President and Chief Executive Officer of the Company in the year ended December 31, 2012. He resigned from his position at the Company effective as of January 29, 2013.
(4)	Mr. Langford was the Chief Financial Officer of the Company in the year ended December 31, 2012. He assumed his new role of Vice President of Finance on January 29, 2013 for a transition period, as described below.
(5)	In January, 2013, Mr. Bauer was paid $175,000 (less applicable withholdings and customary payroll deductions) pursuant to his separation and general release agreement with the Company in connection with his resignation.

(6)	On February 16, 2013, Mr. Langford entered into a transition, separation and general release agreement with the Company, whereby he resigned from his position as Chief Financial Officer and assumed the role of Vice President of Finance. Pursuant to this agreement, Mr. Langford will be paid a separation payment in the aggregate amount of $183,750 (less applicable withholdings and customary payroll deductions) with the potential to earn a bonus in the aggregate amount of $30,000 (less applicable withholdings and customary payroll deductions) subject to the reasonably satisfactory completion of his transitional duties as Vice President of Finance, as described in the agreement.

Narrative to Summary Compensation Table

Michael A. Bauer

From March 2009 through January 29, 2013, Michael A. Bauer served as our President and Chief Executive Officer. On January 24, 2013, it was mutually agreed by the Company and Mr. Bauer that he would resign from his position as President and Chief Executive Officer of the Company effective as of the close of business on January 29, 2013. Pursuant to the employment and non-competition agreement, dated as of February 11, 2008, by and between the Company and Mr. Bauer, Mr. Bauer received a base salary of $235,000 and performance based compensation. Mr. Bauer was eligible to receive performance bonus compensation to be determined by the Compensation Committee or the Board and a monthly automobile allowance of $1,000. Mr. Bauer received $109,675 in bonus compensation in the year ended December 31, 2011 and did not receive any bonus compensation in the year ending December 31, 2012.

In January 2011, we granted Mr. Bauer options to purchase 75,000 shares of common stock. Options to purchase 18,900 shares vested in January 2012, and options to purchase 56,100 shares expired unvested in the last quarter of 2011 because we did not achieve the specified performance milestones.

On January 25, 2013, the Company entered into a separation and general release agreement with Mr. Bauer specifying the final terms of his departure from the Company. This agreement included, among other things, a separation payment in the aggregate amount of $175,000, less applicable withholdings and customary payroll deductions. The agreement also specified that the Company’s obligations set forth in the indemnification agreement between Mr. Bauer and the Company will survive the termination of Mr. Bauer’s employment with the Company as set forth in such agreement. The agreement also contains additional provisions which are customary for agreements of this type. These include confidentiality, nonsolicitation and cooperation provisions, as well as a mutual release of claims. The agreement was effective as of January 29, 2013. There were no disagreements between the Company and Mr. Bauer on any matter relating to the Company’s operations, policies or practices.

Gary R. Langford

Gary R. Langford joined us as our Chief Financial Officer in January 2009. Since February 16, 2013, Mr. Langford has served as the Company’s Vice President of Finance. Pursuant to the offer letter from us to Mr. Langford, Mr. Langford receives a base salary of $183,750 per annum, a monthly car allowance of $800 and performance bonus compensation of up to 30% of his base salary. Mr. Langford received $69,892 in bonus compensation in the year ended December 31, 2011 and did not receive any bonus compensation in the year ended December 31, 2012.

In January 2011, we granted Mr. Langford options to purchase 40,000 shares of common stock. Options to purchase 10,080 shares vested in January 2012 and options to purchase 29,920 shares expired unvested in the last quarter of 2011 because we did not achieve the specified performance milestones.

On February 16, 2013, the Company entered into a transition, separation and general release agreement with Mr. Langford specifying (i) the terms of his resignation as Chief Financial Officer, (ii) his employment by the Company in the position of Vice President of Finance until the close of business on April 1, 2013 and (iii) the terms of a consulting arrangement during the period beginning on April 2, 2013 and ending on April 30, 2013. Per the agreement, the Company agreed to pay Mr. Langford (i) a separation payment in the aggregate amount of $183,750 (less applicable withholdings and customary payroll deductions and (ii) a bonus in the aggregate amount of $30,000 (less applicable withholdings and customary payroll deductions) subject to the reasonably satisfactory completion of his transitional duties as described in the agreement. The agreement also specified that the Company’s obligations set forth in the indemnification agreement between Mr. Langford and the Company will survive the termination of Mr. Langford’s employment with the Company as set forth in such agreement. The agreement also contains additional provisions which are customary for agreements of this type. These include confidentiality, nonsolicitation and cooperation provisions, as well as a mutual release of claims. There were no disagreements between the Company and Mr. Langford on any matter relating to the Company’s operations, policies or practices

No options were granted to Mr. Bauer or Mr. Langford in 2012.

2012 Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information as to the equity awards held by each of the named executive officers in the summary compensation table as of December 31, 2012:

Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Restricted Stock / Option Expiration Date
Michael A. Bauer
	10,000	(1)	0	$3.86	10/01/2014
	10,000	(2)	0	$3.86	10/01/2014
	40,000	(3)	0	$4.30	09/09/2015
	18,250	(4)	0	$4.30	09/09/2015
	19,750	(5)	0	$4.30	09/09/2015
	50,000	(6)	0	$2.20	11/30/2016
	19,750	(7)	0	$5.81	02/11/2018
	12,050	(8)	0	$7.34	01/04/2019
	18,900	(9)	0	$2.15	01/04/2021
Gary R. Langford
	10,000	(10)	0	$7.28	01/04/2019
	4,820	(11)	0	$6.42	05/20/2019
	10,080	(12)	0	$2.15	01/04/2021

(1)	Options to purchase 5,000 shares vested on October 1, 2004 and 5,000 shares vested on October 1, 2005.
(2)	Fully vested on December 31, 2005.
(3)	Fully vested on September 9, 2005.
(4)	Fully vested on January 15, 2007.
(5)	Fully vested on January 15, 2008.
(6)	Fully vested on December 7, 2006.
(7)	Fully vested on January 15, 2009.
(8)	Fully vested on January 15, 2010.
(9)	Fully vested on January 15, 2012.
(10)	Options to purchase 3,333 shares vested on January 5, 2010, options to purchase 3,333 shares vested on January 5, 2011 and the remaining options to purchase 3,334 shares vested on January 5, 2012.
(11)	Fully vested on January 15, 2010.
(12)	Fully vested on January 15, 2012.

DIRECTOR COMPENSATION

Meeting Fees and Expenses

Currently, we do not provide our directors with cash compensation. We do, however, reimburse them for travel and other related expenses. Previously, we compensated directors who were not employees of the Company with an annual stipend and $500 for each meeting attended.

Restricted Stock Awards

Subject to shareholder approval of the 2013 Stock Incentive Plan, we intend to compensate our independent directors with grants of restricted stock. In January, 2013, subject to shareholder approval of the 2013 Stock Incentive Plan, the Board approved the grants of 60,000 shares of restricted stock with equal vesting over three years to each of Messrs. Ingram, Virtue and McCarthy.

The following table sets forth information regarding the compensation received by each of our non-employee directors who served as such during the year ended December 31, 2012. Messrs. Protiva, Richardson, Brown, Doherty and Yager resigned on September 25, 2012.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Stocks ($)	All Other Compensation ($)	Total ($)
Edgar Protiva	20,500	5,678
Chris Richardson	18,000	5,678
Michael Brown	500	0
Patrick Doherty		0
William Yager	20,500	7,192
Robert V. LaPenta		0
James DePalma		0
Robert A. Basil, Jr.		0
Robert V. LaPenta, Jr.		0
William D. Ingram		0
Stephen G. Virtue		0
Dennis McCarthy		0

(1)	Consists of annual cash retainer fees and fees paid for attending meetings of the Board of Directors and Board Committees previously paid to nonemployee directors for service as members of the Company’s Board of Directors and Board Committees. For further information concerning such fees, see the section above entitled “Director Compensation – Meeting Fees and Expenses.”
(2)	Consists of the annual stock options awarded to non-employee directors for service on the Company’s Board of Directors. The amounts shown represent the grant date fair value of the option awards received by the director in 2011, determined in accordance with FASB ASC Topic 718, using the assumptions described under the caption “Stock-based compensation” in Note 1 of the Notes to the Company’s Financial Statements in our 2012 Annual Report on Form 10-K.

Section 16(a) Beneficial Ownership Reporting Compliance1

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Based solely upon a review of the copies of such forms furnished to us and written representations from our executive officers, directors and greater than 10% beneficial stockholders, we believe that during the fiscal year ended December 31, 2012, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis.

[1]	To confirm former directors did not have to file under Section 16.

VOTING SECURITIES

INFORMATION ABOUT BENEFICIAL OWNERSHIP OF REVOLUTION STOCK

Set forth below is certain information as of March 28, 2013, with respect to the beneficial ownership determined in accordance with Rule 13d-3 under the Exchange Act of our common stock by (a) each person who, to our knowledge, is the beneficial owner of more than 5% of our outstanding common stock, (b) each director and nominee for director, (c) each of the executive officers named in the Summary Compensation Table on page 13 of this Information Statement and (d) all of our executive officers and directors as a group. Unless otherwise stated, the business address of each person listed is c/o Aston Capital, LLC, 177 Broad Street, Stamford, Connecticut 06901.

	Securities Beneficially Owned (A)
Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage of Shares Outstanding
5% Security Holders:

RVL 1, LLC (1)	64,943,243	67.6%
Aston Capital, LLC (1)	64,943,243	67.6%
Robert V. LaPenta (1)	64,943,243	67.6%
James A. DePalma (1)(2)	65,058,243	67.7%
Robert V. LaPenta, Jr. (1)	64,943,243	67.6%
Robert A. Basil, Jr. (1)	64,943,243	67.6%

Officers, Directors and Nominees:

Robert V. LaPenta (1)	64,943,243	67.6%
James A. DePalma (1)(2)	65,058,243	67.7%
Robert V. LaPenta, Jr. (1)	64,943,243	67.6%
Robert A. Basil, Jr. (1)	64,943,243	67.6%
Stephen G. Virtue	0	*
William D. Ingram	0	*
Dennis McCarthy	0	*
Charles J. Schafer	0	*
Gary R. Langford (3)	25,900	*
All current directors and officers as a group (5 persons)	64,943,243	67.6%

*	Less than 1%
(A)	The shares beneficially owned and ownership percentages reflected in the table above are based on the inclusion in the calculations for each individual or entity of shares of our Common Stock underlying (i) preferred shares held by such individual or entity that are convertible into our Common Stock within a period of 60 days from the record date and (ii) options held by such individual or entity that are exercisable within a period of 60 days from the record date.
(1)	Includes 18,789,551 shares issuable upon conversion of all of the Series B Shares, Series C Shares and Series E Shares held by RVL. RVL 1 LLC is controlled by Mr. Robert V. LaPenta, an officer and member of RVL 1 LLC, and by Aston Capital LLC, the managing member of RVL 1 LLC. Mr. Robert V. LaPenta, Mr. James A. DePalma, Mr. Robert V. LaPenta Jr. and Mr. Robert A. Basil Jr. are members and officers of Aston Capital LLC. Accordingly, each of the foregoing persons may be deemed to be the beneficial owner of 64,943,243 shares of Common Stock. Unless otherwise noted, each of the foregoing persons shares voting and investment power with respect to their holdings with: RVL 1 LLC, Aston Capital LLC, Mr. Robert V. LaPenta, Mr. James A. DePalma, Mr. Robert V. LaPenta Jr. and Mr. Robert A. Basil Jr. Each of the foregoing persons expressly disclaim (a) the existence of any group and (b) beneficial ownership with respect to any shares other than the shares owned of record by such reporting person
(2)	Includes 115,000 shares of Common Stock owned by Mr. DePalma beneficially in his own account. Mr. DePalma has sole voting and sole investment discretion with respect to the 115,000 shares of Common Stock held in his own account
(3)	This amount consists of (i) 1,000 shares of Common Stock and (ii) 24,900 shares of Common Stock that may be acquired upon the exercise of options.

TRANSACTIONS WITH RELATED PERSONS

The Company entered into two separate investment agreements with RVL, an affiliate of Aston Capital, LLC, which is controlled by our Chairman and Chief Executive Officer, Robert V. LaPenta, whereby the Company issued to RVL the Series C Shares and the Series E Shares, respectively. Messrs. LaPenta, DePalma, LaPenta, Jr., and Basil are members of Aston Capital, LLC and officers of each of RVL and Aston Capital, LLC. The Company has also entered into a management services agreement with Aston Capital, LLC.

Series C Investment

On December 20, 2012, the Company closed an investment agreement with RVL whereby the Company issued to RVL 10,000 shares of the Company’s newly-created Series C Shares in consideration of a cash payment of $10 million. The Series C Shares are initially non-voting and non-convertible and will become voting and convertible into shares of the Company’s Common Stock after the Trigger Date. (See, “Written Consents” on page 2). From and after the Trigger Date, the Series C Shares will be convertible into Common Stock at a conversion price per share equal to $0.6889, subject to certain anti-dilution adjustments (the “Series C Conversion Price”).

The Series C Shares will have a liquidation preference per share equal to the greater of (i) $1,000 (subject to customary adjustments with respect to events affecting the Series C Shares, the “Series C Stated Value”) plus accrued but unpaid dividends and (ii) such amount as would have been received had the Series C Shares converted into Common Stock immediately prior to the liquidation. In the event of a change in control of the Company or a merger or recapitalization in which the Series C Shares are converted into property or securities other than shares of Common Stock, the Series C Shares will be automatically converted into Common Stock at a premium of 150% (if such event occurs prior to December 20, 2017) or 125% (if such event occurs on or after December 20, 2017) of the Series C Stated Value in place immediately prior to such event. Furthermore, from and after December 20, 2017, if the trading price of a share of Common Stock exceeds 200% of the Series C Conversion Price then in effect for any twenty (20) trading days in the immediately preceding thirty (30) consecutive trading day period, the Company shall have the right to automatically convert the Series C Shares into Common Stock at the Conversion Price.

Each Series C Share shall be entitled to receive cumulative dividends payable at a rate per annum of 10% of the Series C Stated Value on the date of issuance (i.e. $1,000). Such dividends shall be payable through the issuance of additional Series C Shares on each anniversary of the date of issuance, shall not be paid in cash, and will accrue and cumulate daily. Additionally, the Series C Shares shall share ratably on an as converted basis with the Common Stock in the payment of all other dividends and distributions.

Series E Investment

On February 21, 2013, the Company closed an investment agreement with RVL whereby the Company issued to RVL 5,000 shares of the Company’s newly-created Series E Shares in consideration of a cash payment of $5 million. The Series E Shares are initially non-voting and non-convertible and will become voting and convertible into shares of the Company’s Common Stock after the Trigger Date (see “Written Consent” on page 2). At any time from and after the Trigger Date, the Series E Stock will be convertible into Common Stock at a conversion price per share equal to $1.17, subject to certain anti-dilution adjustments (the “Series E Conversion Price”).

From and after the Trigger Date, the holders of the Series E Shares, in addition to the holders of the Series B Shares and the Series C Shares, will have the right to elect up to four members to the Company’s board of directors, with the size of the Board not to exceed eight members. The right of the holders of the Series B Shares, Series C Share and Series E Shares to elect directors will decline proportionately to take into account subsequent material reductions in their ownership position in the Company.

The Series E Shares will have a liquidation preference (the “Series E Liquidation Preference”) per share equal to the greater of (i) $1,000 (subject to customary adjustments with respect to events affecting the Series E Shares, the “Series E Stated Value”) plus accrued but unpaid dividends and (ii) such amount as would have been received had the Series E Shares converted into Common Stock immediately prior to the liquidation.

The Company has the option to redeem all or any part of the Series E Shares for cash at any time subject to RVL’s right to convert and require delivery of shares of Common Stock. The redemption price to be paid by the Company is equal to 110% of the Series E Liquidation Preference if the Series E Shares are redeemed on or before the first anniversary of the date of the original issuance of shares of Series E Shares (the “Original Issue Date”), 105% of the Liquidation Preference if the Series E Shares are redeemed after the first anniversary of the Original Issue Date but on or prior to the second anniversary of the Original Issue Date, and the Liquidation Preference if the Series E Shares are redeemed at any time thereafter.

At the option of the holders of two-thirds (2/3) of the then-outstanding Series E Shares, the Company must redeem the number of Series E Shares so requested for cash at the Series E Liquidation Preference. Such option can only be exercised on or after the third (3) anniversary of the Original Issue Date.

Each Series E Share shall be entitled to receive dividends (the “Series E Dividend”) payable at a rate per annum of five percent (5%) of the Series E Stated Value then in effect (the “Dividend Rate”). To the extent funds are legally available and the Company is not contractually prohibited from paying such Series E Dividend, the Series E Dividend must be declared and paid from and including the Original Issue Date on each six-month anniversary of the Original Issue Date. At the holder’s option, such dividends are payable through the issuance of additional Series E Shares or in cash. To the extent the Company is unable to pay any Series E Dividend (i.e. in the event funds are not legally available or the Company is contractually prohibited from making payment), any such unpaid Series E Dividend shall be cumulative and shall accrue and compound on a quarterly basis at the then applicable Dividend Rate. Such unpaid Series E Dividend shall be paid as soon as funds are legally available or as soon as the Company is no longer contractually prohibited from paying such Series E Dividend, as applicable. Additionally, the Series E Shares shall share ratably on an as-converted basis with the Common Stock in the payment of all other dividends and distributions.

The Series C and Series E investment agreements were each unanimously approved by the Audit Committee of the Company’s Board of Directors in accordance with Company’s procedures for approving related party transactions.

Management Services Agreement

The Company entered into a management services agreement with Aston Capital, LLC (the “Management Agreement”) to memorialize certain management services that Aston Capital, LLC has been providing to the Company since RVL acquired majority control of the Company’s voting stock on September 25, 2012. Pursuant to the Management Agreement, Aston Capital, LLC has provided consulting services in connection with financing matters, budgeting, strategic planning and business development, including, without limitation, assisting the Company in (i) analyzing the operations and historical performance of target companies; (ii) analyzing and evaluating the transactions with such target companies; (iii) conducting financial, business and operational due diligence, and (iv) evaluating related structuring and other matters.

In consideration of the services provided by Aston Capital, LLC under the Management Agreement, upon shareholder approval of the Revolution Lighting Technologies, Inc. 2013 Stock Incentive Plan (the “Plan”), the Company has agreed to issue 500,000 shares of restricted common stock under the Plan to Aston Capital, LLC. The shares will vest in three equal annual increments, with the first such vesting date being September 25, 2014. The Audit Committee of the Board will consider from time to time (at a minimum at such times when the Compensation Committee evaluates Director compensation) whether additional compensation to Aston Capital, LLC is appropriate given the nature of the services provided.

The Management Agreement was unanimously approved by the Audit Committee of the Company’s Board of Directors in accordance with the Company’s procedures for approving related party transactions.

AUDIT COMMITTEE REPORT

The following is the report of our Audit Committee with respect to our audited financial statements for the fiscal year ended December 31, 2012.

The Audit Committee reviewed and discussed the Company’s audited financial statements with management, which has primary responsibility for the financial statements. McGladrey & Pullen, LLP, our independent registered public accounting firm, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States of America.

The Audit Committee also received the written disclosures and the letter from McGladrey & Pullen, LLP which is required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Committee concerning independence, and has discussed with McGladrey & Pullen, LLP their independence. The Audit Committee also concluded that McGladrey & Pullen, LLP’s provision of audit and non-audit services to the Company and its subsidiaries, as described in this Information Statement, is compatible with McGladrey & Pullen, LLP’s independence.

Conclusion

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the Securities and Exchange Commission.

Respectfully submitted by the Audit Committee of the Board of Directors.

Dennis McCarthy, Chairman

William Ingram

Stephen G. Virtue

The information contained in the foregoing report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference in a filing.

PRINCIPAL ACCOUNTING FEES AND SERVICES

The following table sets forth the aggregate fees for services related to fiscal years 2012 and 2011 provided by McGladrey & Pullen, LLP, our principal accountants.

	Fiscal 2012	Fiscal 2011
Audit Fees (1)	$616,433	$161,572
Audit-Related Fees	$—	$—
Tax Fees (2)	$10,000	$17,000
All Other Fees (3)	$—	$—

(1)	Audit Fees represent fees billed for professional services rendered for the audit of our annual consolidated financial statements, including reviews of our quarterly financial statements, as well as audit services provided in connection with other regulatory filings in connection with our fiscal years 2012 and 2011 filings of reports or registration statements on Form 10-K, Form 10-Q, Form S-1, and Form 8-K.
(2)	Tax Fees represent fees for professional services related to tax reporting, compliance and transaction services assistance.
(3)	All Other Fees represent fees for services provided to us not otherwise included in the categories above.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

The Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor. Prior to engagement of an independent auditor, the Audit Committee pre-approves the services to be provided. The fees for services are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors recommends that the stockholders ratify the selection of McGladrey & Pullen, LLP, as the independent registered public accounting firm to audit our accounts and those of our subsidiaries for the fiscal year ending December 31, 2013. The Audit Committee approved the selection of McGladrey & Pullen, LLP as our independent registered public accounting firm for fiscal 2013. McGladrey & Pullen, LLP is currently our independent registered public accounting firm.

The Board of Directors recommends a vote “FOR” this proposal.

PROPOSAL NO. 3

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The Board of Directors recommends that the stockholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers for the fiscal year ended December 31, 2102 as disclosed in this Information Statement, including the compensation tables and narrative discussion.

Under the rules of the Securities Exchange Commission (the “SEC”), the Company is required to provide its shareholders with the opportunity to cast an advisory vote on the executive compensation program for the Company’s named executive officers. This proposal is frequently referred to as a “say-on-pay” vote.

As disclosed in more detail under “Compensation Committee” on page 10, the Compensation Committee reviews and determines the compensation for our executives. The overall goal of the Company’s system of compensation is to help the Company attract, motivate and retain talented and dedicated executives, orient its executives toward the achievement of business goals, and link the compensation of its executives to the Company’s success.

The Board of Directors believes that our executive compensation comports with the objectives described above and therefore recommends that shareholders vote “FOR” this proposal.

PROPOSAL NO. 4

ADVISORY VOTE ON HOW OFTEN THE COMPANY WILL CONDUCT AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

As described in Proposal No. 3 on page 23 of this Information Statement, under the rules of the SEC, the Company is required to provide shareholders with a “say-on-pay” vote, which is a non-binding advisory vote on the executive compensation program for the named executive officers of the Company as described in the Information Statement. The rules of the SEC also require the Company to provide shareholders with the opportunity to cast a non-binding advisory vote on whether the say-on-pay vote will occur every one, two or three years, or whether shareholders wish to abstain from this vote.

The Compensation Committee and the Board of Directors recognize the importance of receiving regular input from shareholders on important issues such as executive compensation. The Compensation Committee and the Board also believe a well structured compensation program should include features that drive the creation of shareholder value over the long term. The Compensation Committee and the Board of Directors believe that the effectiveness of a compensation program that focuses on long-term as well as short-term interests of the Company and its shareholders should be evaluated every two years.

This advisory vote on the frequency of advisory votes on executive compensation is not binding, but the Board may take the results of this vote into account when considering the frequency of holding future advisory votes on executive compensation.

The Board of Directors recommends that shareholders vote for a frequency of future advisory votes on executive compensation of “TWO YEARS” (meaning every two years).

PROPOSAL NO. 5

APPROVAL OF THE

REVOLUTION LIGHTING TECHNOLOGIES, INC. 2013 STOCK INCENTIVE PLAN

On April 9, 2013, our Board of Directors adopted the Revolution Lighting Technologies, Inc. 2013 Stock Incentive Plan (the “Plan”), subject to approval by our stockholders, to replace the Company’s 2003 Stock Incentive Plan (the “2003 Plan”). If approved by our stockholders, an aggregate of 2,000,000 shares of our common stock may be issued pursuant to the Plan to officers, employees, non-employee directors and consultants of the Company and its affiliates. Awards under the Plan may be made in the form of stock options (which may constitute incentive stock options (“ISOs”) or nonqualified stock options (“NQOs”)), share appreciation rights (“SARs”), restricted shares, restricted share units, performance awards, stock bonus awards and other stock-based awards. In addition, certain awards under the Plan may be denominated or settled in cash, including annual bonus awards.

In addition, our stockholders are being asked to approve the performance goals under the Plan so that certain incentive awards granted under the Plan may qualify as exempt performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), which otherwise generally disallows the corporate tax deduction for compensation paid in excess of $1 million annually to each of the chief executive officer and the four other most highly paid executive officers of publicly-held companies.

As of December 31, 2012, there were 706,803common shares to be issued upon exercise of outstanding options with a weighted-average exercise price of $4.27, under the 2003 Plan. In [April,] 2013, the Board of Directors determined that no further options will be granted under the 2003 Plan.

Summary Description of the Plan

A summary of the Plan is set forth below. This summary is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached hereto as Annex A.

Administration and Duration. The Plan will be administered by the Compensation Committee of the Board (the “Committee”). Subject to the provisions of the Plan, the administrator of the Plan will have authority in its discretion to, among other things, (i) designate participants, (ii) determine the type of awards to be granted to a participant, (iii) determine the number of shares of common stock to be covered by awards, (iv) determine the terms and conditions of any award; (v) interpret and administer the Plan, and (v) make any other determination and take any other action that it deems necessary or desirable for the administration of the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons. Unless terminated earlier by the Board of Directors, the Plan will terminate on [—], 2023.

Limit on Awards under the Plan. The maximum number of shares of common stock which may be issued under the Plan is 500,000 shares, all of which may be issued pursuant to ISOs. Shares of common stock subject to an option or SAR that for any reason expires, is cancelled, or is otherwise terminated unexercised as to such shares, and any shares that are forfeited or repurchased by us in respect of any other award, shall again be available under the Plan. The maximum number of shares of common stock available under the Plan for the grant of options and SARs to any one individual during any calendar year is limited to 300,000 shares. The maximum number of shares of common stock subject to awards (other than options and SARs) that are intended to qualify as performance-based compensation under Section 162(m) of the Code and may be paid to any one individual based on the achievement of performance goals is limited to 300,000 shares, or if such award is payable in cash, $750,000. The foregoing share limits are subject to adjustment pursuant to the Plan in the event of stock splits, stock dividends and other capital events. The shares of common stock to be delivered pursuant to the Plan may be authorized but unissued shares or treasury shares. The closing price of our common stock as reported by Bloomberg Financial Markets on April 18, 2013 was $2.14.

Eligibility. Awards under the Plan may be granted to employees, directors and consultants of the Company and its affiliates; provided, however, that (i) only Employees of the Company or any of its subsidiaries are eligible to be granted ISOs, and (ii) only Awards of NQOs and Restricted Shares may be granted to Consultants that are not individuals. As of April 18, 2013, approximately 25 employees, as well 3 non-employee directors and 1 consultant will be eligible to participate in the Plan.

Types of Awards. The Committee is authorized to grant stock options, SARs, restricted shares, restricted share units, performance awards, stock bonus awards and other stock-based awards pursuant to the Plan. Awards under the Plan will, in general, be subject to such vesting and other terms and conditions (including, the attainment of performance goals) as the Committee shall determine.

Stock Options. Stock Options may be ISOs or NQOs and will have an exercise price that is not less than 100% of the fair market value of our common stock as of the date of grant (or, in the case of ISOs granted to any participant owning more than 10% of the voting power of all classes of shares of the Company or a subsidiary (a “10% holder”), not less than 110% of the fair market value). Each option shall expire no later than the tenth anniversary of its date of grant (or, in the case of ISOs granted to a 10% holder, the fifth anniversary). The method of payment for shares issued upon exercise of an option will be specified in each option agreement. Generally, the Plan permits payment to be made by cash, check, other shares of our common stock (subject to certain limits), outstanding awards, or any combination of the foregoing or by any other lawful consideration approved by the Committee.

Share Appreciation Rights. The Committee may issue SARs either independently or in tandem with options (with SARs granted in tandem with ISOs being granted at the same time as the ISOs). SARs entitle the holder to receive an amount measured by multiplying (i) the amount by which the fair market value of a share of common stock on the date of exercise exceeds the base price specified in the award agreement pertaining to such SAR by (ii) the number of shares of common stock with respect to which the SAR is exercised. Payment of SARs may be made in cash, in shares of common stock with a fair market value equal to the amount of the payment, or a combination thereof, as determined by the Committee. SARs shall be exercisable over an exercise period determined by the Committee, which will not exceed ten years from the date of grant; provided, however, that a tandem SAR shall expire no later than the related Option. The base price of SARs (used in calculating appreciation at exercise) will be no less than the fair market value of a share of our common stock on the date of grant.

Restricted Shares and Restricted Share Units. The Committee may award restricted shares of common stock, which are subject to vesting conditions, transfer restrictions and a risk of forfeiture during a specified restricted period. The Committee may also award restricted share units (“RSUs”), which entitle the recipient thereof to receive a specified number of shares of common stock, an amount in cash equal to the value thereof, or a combination thereof, as determined by the Committee, upon settlement of the RSUs (which, in general, will occur at the end of the restricted period), if the vesting conditions applicable to such RSU award are satisfied. Unless otherwise provide in an award agreement, the recipient of restricted shares will be entitled to vote such shares and to receive all dividends and other distributions paid on such shares (although any share distribution during the restricted period will be subject to the same restrictions as the restricted shares in respect of which such distribution is made). RSUs do not convey voting or dividend rights with respect to the underlying shares of common stock unless and until such shares are issued to the recipient; however, the Committee may award dividend equivalents with respect to the shares of common stock referenced by a RSU award (which dividend equivalent amounts may be credited to a notional bookkeeping account or as additional RSUs and will in general be subject to the same vesting conditions and other restrictions as the RSUs).

Performance Awards. A performance award is a cash denominated award that is subject to the attainment of performance goals determined by the Committee and that is settled in either cash, shares of common stock or a combination of both, as determined by the Committee following the close of the applicable performance period (of not less than six (6) months) if and to the extent the applicable performance goals are satisfied.

Bonus Shares and Other Stock-Based Awards. The Committee may grant fully vested shares of common stock, with or without payment thereof, in lieu of a cash bonus that would otherwise be paid to the recipient. In addition, the Committee may make other stock-based awards denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of our common stock, as determined by the Committee, including awards made pursuant to sub-plans and/or designed to comply with non-U.S. law.

Section 162(m) Awards and Business Criteria. The grant, vesting, payment or settlement of awards under the Plan (other than stock options and SARs) that are intended to be exempt performance-based compensation under Section 162(m) of the Code (“Section 162(m) Awards”) will be subject to the attainment of one or more pre-established performance goals. Such performance goals shall be established by the Committee in writing and shall be based on one or more of the following business criteria: (a) revenue, (b) earnings per share, (c) net income per share, (d) share price, (e) pre-tax profits, (f) net earnings, (g) net income, (h) operating income, (i) cash flow, (j) earnings before interest, taxes, depreciation and amortization, (k) sales, (l) total stockholder return relative to assets, (m) total stockholder return relative to peers, (n) financial returns (including, without limitation, return on assets, return on equity and return on investment), (o) cost reduction targets, (p) customer satisfaction, (q) customer growth, (r) employee satisfaction, (s) gross margin, or (t) revenue growth. Performance goals may be based upon the attainment of specified levels of performance by the Company, any of its subsidiaries or affiliates, or any combination thereof, on either a consolidated, business unit, departmental or divisional level. In addition, performance goals may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices). Prior to the payment or settlement of any Section 162(m) Award, the Committee shall certify in writing that the applicable performance goals were achieved.

Corporate Events. In the event of (i) a merger or consolidation involving the Company in which the Company is not the surviving corporation; (ii) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares receive securities of another corporation and/or other property, including cash; (iii) a change in control; or (iv) a liquidation, dissolution or winding up of the Company (each, a “Corporate Event”), the Committee may, in its sole discretion:

a)	provide for the continuation, assumption or substitution of awards in connection with such Corporate Event, in which case, such awards shall be subject to adjustment pursuant the Plan;

b)	accelerate the vesting of any or all awards, subject to the consummation of such Corporate Event; or

c)	cancel any or all vested and/or unvested awards as of the consummation of such Corporate Event, and provide that holders of the cancelled Awards will receive a cancellation payment in respect of cancellation of their awards based on the amount of the per Share consideration being paid for the Shares in connection with such Corporate Event, less, in the case of Options and SARs, the applicable exercise price or base price; provided, however, that (i) (1) holders of Options and SARs shall only be entitled to consideration for cancelled awards if the per share consideration less the applicable exercise price or base price is greater than zero, and (2) with respect to performance-based awards, all performance goals and other vesting criteria shall be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met; and (ii) the time or schedule of any payment of any award that is subject to Section 409A of the Code may only be accelerated pursuant to this section (c) to the extent permitted by Treas. Reg. Sec. 1.409A-3(j)(4)(ix).

Payments to holders pursuant to subsection (c) above shall be made in cash or, in the sole discretion of the Committee, in the form of such other consideration necessary for a holder of an Award to receive property, cash or securities (or a combination thereof) as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of Shares covered by the Award at such time (less any applicable exercise price or base price).

Non-Transferability. In general, awards are not transferable, except by will or the laws of descent and distribution, and during a participant’s lifetime options and SARs are only exercisable by the participant.

Compensation Clawback. Any incentive-based compensation otherwise payable or paid to a participant (including a former participant) pursuant to the Plan shall be forfeited and/or repaid to the Company as may be required by applicable law, stock exchange listing conditions or regulatory requirements or any Company clawback policy in effect from time to time.

Amendment and Termination of the Plan. Our Board of Directors may amend, alter, suspend, discontinue, or terminate the Plan in whole or in part without the consent of any stockholder, participant, other holder or beneficiary of an award, or other person, except that no such amendment shall be made without stockholder approval to the extent such approval is required by (i) applicable legal requirements or (ii) the requirements of any securities exchange or market on which the shares of common stock are listed.

Prohibition on Repricing of Options and SARs. Options and SARs granted under the Plan may not be repriced unless approved by the stockholders of the Company.

Future Benefits. Because the awards that will be made to the executive officers and directors pursuant to the Plan are within the discretion of the Committee, it is not possible to determine the benefits that will be received by executive officers and directors if the Plan is approved by the stockholders. Upon shareholder approval of the Plan, the Company has agreed to issue shares of restricted stock to the following persons:

•	Aston Capital, LLC – 500,000 restricted shares in consideration for services provided under the Management Agreement;

•	Charles J. Schafer - 250,000 restricted shares in consideration for his service as President and Chief Financial Officer;

•	Independent Directors – 60,000 restricted shares for each independent director; and

•	Consultants and Employees – 111,000 restricted shares in consideration to certain consultants and employees for services provided to the Company.

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2012, certain information related to the Company’s equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	706,803	(1)	4.29	381,170

Equity compensation plans not approved by security holders	0		0	0

Total:	706,803		4.29	381,170

(1)	In April 2013, the Board of Directors determined that no further options will be granted under the 2003 Plan.

Federal Income Tax Consequences

The following is a brief, general summary of certain U.S. federal income tax consequences applicable to awards based on current federal income tax laws, regulations (including proposed regulations), and judicial and administrative interpretations.

Incentive Stock Options. In general, an ISO results in no taxable income to the optionee or deduction to the Company at the time it is granted or exercised. However, the excess of the fair market value of the shares acquired upon exercise of the ISO over the exercise price is an item of adjustment in computing the alternative minimum taxable income of the optionee. If the optionee holds the stock received as a result of an exercise of an incentive stock option for at least two years from the date of the grant and one year from the date of exercise, then the gain realized on disposition of the stock is treated as a long-term capital gain. If the shares are disposed of during this period, however, (i.e., a “disqualifying disposition”), then the optionee will include in income, as compensation for the year of the disposition, an amount equal to the excess, if any, of the fair market value of the shares upon exercise of the option over the exercise price (or, if less, the excess of the amount realized upon disposition over the exercise price). The excess, if any, of the sale price over the fair market value on the date of exercise will be a short-term capital gain. In such case, the Company will generally be entitled to a deduction, in the year of such a disposition, for the amount includible in the optionee’s income as compensation.

Nonqualified Stock Options. An optionee is not subject to income tax upon the grant of an NQO. Upon exercise of an NQO, however, he or she generally will recognize ordinary income in an amount equal to the excess of the fair market value of the shares transferred to him or her over the exercise price for the shares, with such fair market value generally determined on the date the shares are transferred pursuant to the exercise. The Company normally will be entitled to a deduction equal to the amount of ordinary income recognized by the individual in the year the income is recognized.

Share Appreciation Rights. In general, an individual will recognize ordinary income upon the exercise of a SAR in an amount equal to the amount of cash and the fair market value of our common stock or other property that he or she receives as a result of the exercise. The Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the individual in the same taxable year in which the income is recognized.

Restricted Shares. In general, an individual is not subject to income tax upon the grant of restricted shares. In the year that the restricted shares are no longer subject to a substantial risk of forfeiture, the individual will in general recognize ordinary income in an amount equal to the fair market value of the shares of our common stock transferred to him or her, generally determined on the date the restricted shares are no longer subject to a substantial risk of forfeiture, less the purchase price paid for such shares (if any) and the Company will in general receive a corresponding federal income tax deduction. If the restricted shares are forfeited, the individual will recognize no income. An individual may, however, elect under Section 83(b) of the Code to recognize the fair market value of our common stock as ordinary income at the time of grant of the restricted shares (which election must be made within thirty days of transfer), less any purchase price, in which case the Company will generally receive a corresponding deduction in such year. If the individual so elects, (i) he or she will not otherwise be subject to ordinary income tax in the year that the restricted shares are no longer subject to a substantial risk of forfeiture, and (ii) if the restricted shares are subsequently forfeited, he or she will be allowed no deduction for the forfeiture.

Restricted Share Units. An individual generally is not subject to income tax upon the grant of an RSU, nor does the grant of an RSU result in a deduction for the Company. In the year that the RSU is paid in shares of our common stock, cash or a combination thereof, the individual will in general recognize ordinary income in an amount equal to the fair market value of the shares of our common stock issued and the amount of cash received and the Company will in general receive a corresponding deduction.

Performance Awards; Stock Bonuses and Other Stock-Based Awards. The taxation of individuals who receive performance awards, stock bonuses and other stock-based awards will depend on the form and terms and conditions of the award but, in general, will be required to recognize ordinary income in an amount equal to the cash and the fair market value of any fully vested shares of our common stock paid, determined at the time of such payment, in connection with such awards. The Company normally will be entitled to a deduction at the time when, and in the amount that, the individual recognizes ordinary income.

Section 409A of the Code. Depending on the terms of a grant of RSUs, performance awards, other stock-based awards, and other awards, the award may be treated as deferred compensation subject to the rules under Section 409A of the Code. In that case, and if the award fails to satisfy applicable requirements under such rules, an individual may be subject to early income recognition and additional taxes and interest.

Section 162(m) of the Code. Section 162(m) of the Code places an annual $1 million per person limit on the deductibility of compensation paid by us to certain executives. The limit, however, does not apply to “qualified performance-based compensation.” We believe that awards of options, SARs and certain other “performance-based compensation” awards under the Plan will qualify for the performance-based compensation exception to the deductibility limit. Other awards, such as restricted shares and RSUs, if not subject to an achievement of performance goals based on the Section 162(m) business criteria disclosed above, may not be deductible by the Company under Section 162(m) of the Code, depending on the circumstances of the individual in the year the award becomes subject to federal income tax.

Certain Other Tax Issues. In addition to the matters described above, (i) any entitlement to a tax deduction on the part of the Company is subject to applicable federal tax rules, and (ii) if the exercisability or vesting of an award is accelerated because of a change in control, such award (or a portion thereof), either alone or together with certain other payments, may constitute parachute payments under Section 280G of the Code, which excess amounts may be subject to excise taxes and may not be deductible by the Company.

The Board of Directors recommends a vote “FOR” approval of the Revolution Lighting Technologies, Inc. 2013 Stock Incentive Plan.

PROPOSAL NO. 6

AMENDMENT TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

The Company’s Board of Directors has adopted a resolution approving and recommending to the Company’s stockholders for their approval an amendment to the Company’s Amended and Restated Certificate of Incorporation which would increase the number of authorized shares of our Common Stock from 120,000,000 to 150,000,000 shares (the “Capital Amendment”). As of the Record Date, the Company had 75,621,706 shares of Common Stock outstanding and entitled to vote, and we had reserved an additional approximately 27,759,681 shares of Common Stock for issuance upon the conversion of the Series B Shares, the Series C Shares, the Series D Shares and the Series E Shares outstanding (collective, the “Preferred Shares”) and 4,402,907 shares of Common Stock for issuance upon exercise of options, warrants and other rights to acquire our Common Stock. The form of the Capital Amendment is attached to this Information Statement as Annex B.

Our Board believes that an increase in the number of authorized but unissued shares of our Common Stock will provide Revolution with greater flexibility to issue Common Stock for proper corporate purposes that may be identified by our Board from time to time, such as financings, acquisitions, strategic business relationships, and the solicitation and compensation of key personnel. Accordingly, our Board of Directors believes it is in the best interests of Revolution and its stockholders to increase the number of authorized but unissued shares of our Common Stock. The authorized shares of Common Stock in excess of those currently issued or reserved for issuance will be available for issuance at such times and for such corporate purposes as our Board may deem advisable without further action by our stockholders, except as may be required by applicable laws or the rules of any stock exchange or national securities association trading system on which our securities may be listed or traded.

We have no present plans, proposals, arrangements, understandings, commitments or agreements that will involve the issuance of capital stock except with respect to shares of Common Stock reserved for issuance upon the conversion of the Preferred Shares, the promise of restricted stock shares under the proposed 2013 Stock Incentive Plan, and the exercise of currently outstanding options, warrants and other rights to acquire our Common Stock. However, we may engage in future transactions, including financings and acquisitions, which could involve the issuance of capital stock. We are not presently negotiating and have no agreements or commitments with respect to potential acquisitions or similar transactions or for the financing of any acquisitions that may be considered in the future. Stockholders should note that no assurance can be given that any such transactions will occur.

Although the increase in the authorized number of shares of Common Stock will not, in and of itself, have any immediate effect on the rights of our stockholders, any future issuance of additional shares of Common Stock could affect our stockholders in a number of respects, including by diluting the voting power of the then holders of our Common Stock, and by diluting the earnings per share and book value per share of outstanding shares of our Common Stock at such time. In addition, the issuance of additional shares of Common Stock, or shares of preferred stock or other securities that are convertible into, or exercisable for, Common Stock, could adversely affect the market price of our Common Stock. Our Board believes that it is in the best interests of the Company and its stockholders to have additional shares of Common Stock authorized and available for issuance or reservation on an as-needed basis without the delay or expense of seeking stockholder approval (except as may be required by applicable laws or the rules of any stock exchange or national securities association trading system on which our securities may be listed or traded). While we may consider issuing Common Stock or preferred stock in the future for purposes of raising additional capital or in connection with acquisition transactions, the Company presently has no agreements or understanding with any person or entity to effect any such issuance.

The Board of Directors recommends a vote “FOR” the amendment of the Company’s Amended and Restated Certificate of Incorporation.

ANNUAL REPORT AND COMPANY INFORMATION

A copy of our 2012 Annual Report is being furnished to stockholders concurrently herewith.

PROPOSALS BY STOCKHOLDERS

In order to include information with respect to a stockholder proposal in the Company’s proxy statement and related form of proxy for a stockholder’s meeting, stockholders must provide notice as required by the regulations promulgated under the Exchange Act.

Proposals that stockholders wish to include in our proxy statement and form of proxy for presentation at our 2014 annual meeting of stockholders must be received by us at 177 Broad Street, Stamford, Connecticut 06901, Attention, Secretary, no later than December 26, 2013. Any stockholder proposal submitted for inclusion must be eligible for inclusion in our proxy statement in accordance with the rules and regulations promulgated by the SEC.

With respect to proposals submitted by a stockholder other than for inclusion in our proxy statement and related form of proxy for our 2014 annual meeting of stockholders, timely notice of any stockholder proposal must be received by us in accordance with our By-Laws and our rules and regulations no later than January 25, 2014 unless the date of the annual meeting is more than 30 days before or 60 days after the anniversary of the 2013 annual meeting of stockholders. Any proxies solicited by the Board of Directors for the 2014 annual meeting of stockholders may confer discretionary authority to vote on any proposals notice of which is not timely received.

In order to include information with respect to a stockholder proposal in our proxy statement and form of proxy for a stockholders’ meeting, stockholders must provide notice as required by the regulations promulgated under the Exchange Act.

The notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Company’s books, of the stockholder proposing such business, (iii) the class and number of shares of the Company and derivative securities which are directly or indirectly beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act, in his capacity as a proponent to a stockholder proposal.

A stockholder’s notice relating to nomination for directors shall set forth as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Company which are beneficially owned by such person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person(s) (naming such person(s)) pursuant to which the nominations are to be made by the stockholder and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person’s written consent to being named in our proxy statement, if any, as a nominee and to serving as a director if elected); and as to such stockholder giving notice, the information required to be provided as set forth in the preceding paragraph and our By-laws. No person shall be eligible for election as a director of the Company, unless nominated in accordance with the procedures set forth herein and in our By-laws, as amended.

Incorporation By Reference

We are “incorporating by reference” certain information we file with the SEC into this Information Statement, which means that we are disclosing important information to you by referring you to those documents. Information that is incorporated by reference is an important part of this Information Statement. We incorporate by reference into this Information Statement the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on April 16, 2013, and the Company’s Recent Report on Form 8-K/A filed with the SEC on March 22, 2013. Such documents form an integral part of this Information Statement and are also being mailed to stockholders along with this Information Statement.

By order of the Board of Directors

Charles J. Schafer
April 22, 2013	President and Chief Financial Officer

ANNEX A

REVOLUTION LIGHTING TECHNOLOGIES, INC.

2013 STOCK INCENTIVE PLAN

SECTION 1. Purpose of the Plan.

The Revolution Lighting Technologies, Inc. 2013 Stock Incentive Plan (the “Plan”) is intended to promote the interests of the Company and its stockholders by encouraging Employees, Directors and Consultants of the Company and its Affiliates to acquire or increase their equity interests in the Company and to provide a means whereby they may develop a sense of proprietorship and involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company. The Board also contemplates that through the Plan, the Company and its Affiliates will be better able to attract and retain the services of Persons essential for the growth and profitability of the Company.

SECTION 2. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” shall mean, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Award” shall mean any Option, Share Appreciation Right, Restricted Share, Performance Award, Restricted Share Unit, Bonus Shares or Other Stock-Based Award.

“Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

“Board” shall mean the Board of Directors of the Company.

“Bonus Shares” shall mean an award of Shares granted pursuant to Section 6(f) of the Plan.

“Change in Control” shall mean the occurrence of any one of the following events:

(a)	any “person” (as defined in Section 3(a)(9) of the Exchange Act, and as modified in Section 13(d) and 14(d) of the Exchange Act) other than (i) the Company or any of its subsidiaries, (ii) any employee benefit plan of the Company or any of its subsidiaries, (iii) Robert V. LaPenta, Aston Capital, LLC or any of its Affiliates or affiliated funds, (iv) a company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Company, or (v) an underwriter temporarily holding securities pursuant to an offering of such securities (a “Person”), becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting securities of the Company then outstanding

(b)	the consummation of any merger, reorganization, business combination or consolidation of the Company with or into any other entity or organization; provided, however, that a merger, reorganization, business combination or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent immediately after such merger, reorganization, business combination or consolidation more than 50% of the combined voting power of the voting securities of the Company or the surviving company or the parent of such surviving company shall not be covered by this subparagraph (b);

(c)	the consummation of a sale, lease, transfer, conveyance or other disposition (including by merger or consolidation) by the Company in one or a series of related transactions, of all or substantially all of the Company’s assets, other than any such transaction if the holders of the voting securities of the Company outstanding immediately prior thereto hold securities immediately thereafter which represent more than 50% of the combined voting power of the voting securities of the acquiror, or parent of the acquiror, of such assets;

(d)	the Board approves a plan of complete liquidation or dissolution of the Company, except in connection with a transaction described in the proviso to subparagraph (b); or

(e)	individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the Effective Date whose election by the Board, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a Director of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either (i) an actual or threatened election contest (as such terms are used in Rule 14A-11 of Regulation 14A promulgated under the Exchange Act) with respect to the election or removal of Directors or an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board or (ii) a plan or agreement to replace a majority of the Directors of the Board then comprising the Incumbent Board;

provided, that, with respect to the payment or settlement of any Award that is subject to Section 409A of the Code, solely to the extent that the occurrence of the event also constitutes a “change in control event” within the meaning of Treas. Reg. § 1.409A-3(i)(5)(i) (applying for such purpose the minimal thresholds permitted to be used under Treas. Reg. §§ 1.409A-3(i)(5)(v) and (vi) for a change in control event to occur).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Compensation Committee of the Board. Reference to the Committee shall refer to the Board if the Committee ceases to exist and the Board does not appoint a successor Committee.

“Company” shall mean Revolution Lighting Technologies, Inc. or any successor thereto that assumes and continues the Plan.

“Consultant” shall mean any individual, other than a Director or an Employee, who, or other Person that, renders bona fide consulting or advisory services to the Company or an Affiliate.

“Director” shall mean a member of the Board.

“Effective Date” means the date that the Plan is adopted by the Board.

“Employee” shall mean any employee of the Company or an Affiliate.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean, with respect to Shares, the closing sales price of a Share on the principal established national or regional securities exchange on which the Shares are readily traded as of the trading day immediately prior to the date of determination, or if the Shares are not readily traded on an established national or regional securities exchange, the average of the closing bid and ask prices for such a Share as of the trading day immediately prior to the date as of which such value is being determined (or if there is no trading in the Shares on such date, the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee), unless a different measure of Fair Market Value is determined by the Committee and in compliance with Section 409A or Section 422 of the Code, to the extent applicable. In the event the Shares are not publicly traded at the time a determination of its fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee and in compliance with Section 409A or Section 422 of the Code, to the extent applicable.

“Incentive Stock Option” shall mean any Option intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

“Non-Qualified Stock Option” shall mean any Option that is not an Incentive Stock Option.

“Option” shall mean an option granted pursuant to Section 6(a) of the Plan. Options granted under the Plan may be Incentive Stock Options or Non-Qualified Stock Options.

“Other Stock-Based Award” shall mean an award granted pursuant to Section 6(g) of the Plan that is not otherwise specifically provided for in the Plan, the value of which is based in whole or in part upon the value of a Share.

“Participant” shall mean any Employee, Director or Consultant granted an Award under the Plan.

“Performance Award” shall mean any right granted under Section 6(e) of the Plan.

“Performance Goals” shall mean performance goals established by the Committee as contingencies for the grant of Awards and/or for Awards to vest and/or become exercisable or distributable.

“Person” shall mean an individual or a corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

“Restricted Period” shall mean any period established by the Committee with respect to an Award during which the Award remains subject to forfeiture, is not exercisable by the Participant.

“Restricted Share” shall mean any Share, prior to the lapse of restrictions thereon, granted under Section 6(c) of the Plan.

“Restricted Share Unit” shall mean an Award of the right to receive Shares issued at the end of a Restricted Period (or subsequently) which is granted pursuant to Section 6(d) of the Plan.

“SEC” shall mean the Securities and Exchange Commission, or any successor thereto.

“Share Appreciation Right or “SAR” shall mean a share appreciation right granted pursuant to Section 6(b) of the Plan.

“Shares” shall mean shares of common stock of the Company, and such other securities or property as may become the subject of Awards under the Plan or into which Shares may be converted.

“Subsidiary” shall mean a “subsidiary corporation” (within the meaning of Section 424(f) of the Code) of the Company.

SECTION 3. Administration.

(a)	Committee. The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. No member of the Committee shall vote or act upon any matter relating solely to himself. Grants of Awards to members of the Committee must be ratified by the Board.

(b)	Authority. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) subject to compliance with applicable law, including, without limitation, Section 409A of the Code, determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c)	Performance Goals. The Committee shall have the authority to grant Awards under the Plan that are contingent upon the achievement one or more Performance Goals. Such Performance Goals are to be specified in the relevant Award Agreement and may be based on such factors as the Committee may determine in its sole discretion. Performance Goals may be in respect of the performance of the Company, any of its Subsidiaries or Affiliates or any combination thereof on either a consolidated, business unit, departmental or divisional level. Performance Goals may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range. The business criteria upon which Performance Goals are based shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items, as the Committee may specify: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); expenses for restructuring, productivity initiatives or new business initiatives; non-operating items; acquisition expenses; stock-based compensation expenses and effects of divestitures. Any such criterion or combination of such criteria may apply to the participant’s award opportunity in its entirety or to any designated portion or portions of the award opportunity, as the Committee may specify. A Performance Goal need not be based on an increase or a positive result and may include, for example, maintaining the status quo or limiting economic losses.

(d)	Decisions Final; No Liability. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any stockholder of the Company and any Employee, Director or Consultant. No Director or member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted hereunder and the Directors and the members of the Committee shall be entitled to indemnification and reimbursement by the Company and its Affiliates in respect of any claim, loss, damage or expense (including legal fees) arising therefrom to the full extent permitted by law.

(e)	Delegation. The Committee in its sole discretion and on such terms and conditions as it may provide may delegate all or any part of its authority and powers under the Plan to one or more Directors and/or officers of the Company; provided, however, that the Committee may not delegate its authority or power if prohibited by law, or if such delegation would cause the Awards or other transactions under the Plan to cease to be exempt from Section 16(b) of the Exchange Act (to the extent involving a person subject to Section 16(b) of the Exchange Act) or not to qualify for, or cease to qualify for, exemption under Section 162(m) of the Code (to the extent Awards are intended to qualify for such exemption).

SECTION 4. Shares Available for Awards.

(a)	Shares Available. Subject to adjustment as provided in Section 4(c), the maximum number of Shares that may be issued under the Plan shall be2,000,000, all of which may be issued in respect of Incentive Stock Options. In the event that any outstanding Award expires, is cancelled or otherwise terminated, any rights to acquire Shares allocable to the unexercised or unvested portion of such Award shall again be available for the purposes of the Plan. In the event that Shares issued under the Plan are reacquired by the Company pursuant to any forfeiture provision, such Shares shall again be available for the purposes of the Plan. In the event a Participant pays for any Award through the delivery of previously acquired Shares, the number of Shares available shall be increased by the number of Shares delivered by the Participant.

(b)	Sources of Shares Deliverable Under Awards. Shares delivered pursuant to an Award may be authorized and unissued Shares or treasury Shares. No fractional Shares shall be issued under the Plan; payment for any fractional Shares shall be made in cash.

(c)	Adjustments. In the event that the Committee determines that any distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the maximum number and type of Shares (or other securities or property) that may be issued under the Plan, (ii) the maximum aggregate number and type of Shares (or other securities or property) subject to the individual Award limits pursuant to Section 4(d), (iii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iv) the grant, exercise or base price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, the Committee shall not take any action otherwise authorized under this subparagraph (c) to the extent that such action would result in a violation of Section 409A of the Code should either or both of those Code sections apply to the Award.

(d)	Limit on Individual Awards. Subject to adjustment as provided in Section 4(c), the maximum aggregate number of Shares which shall be available for the grant of Options and SARs to any one individual under the Plan during any calendar year shall be limited to 500,000 Shares. Subject to adjustment as provided in Section 4(c), the maximum number of Shares subject to Awards (other than Options and SARs) that are intended to qualify as performance-based compensation under Section 162(m) of the Code and may be paid to any one individual based on the achievement of Performance Goals established by the Committee for any calendar year is 300,000 Shares, or if such award is payable in cash, $750,000. In the case of multi-year performance periods, the amount which is paid for any one calendar year of the performance period is the amount paid for the performance period divided by the number of calendar years in the period. The limitations in this Section 4(d) shall be interpreted and applied in a manner consistent with Section 162(m) of the Code.

SECTION 5. Eligibility.

Any Employee, Director or Consultant shall be eligible to be designated a Participant and receive an Award under the Plan; provided, however, that (i) only Employees of the Company or a Subsidiary are eligible to be granted Incentive Stock Options, and (ii) only Awards of Non-Qualified Stock Options and Restricted Shares may be granted to Consultants that are not individuals.

SECTION 6. Awards.

Subject to Section 5,

(a)	Options. Subject to the provisions of the Plan, the Committee shall have the authority to determine the Participants to whom (or which) Options shall be granted, the number of Shares to be covered by each Option, the purchase price therefor and the conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions (including Performance Goals), as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

(i)	Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee at the time the Option is granted, but shall not be less than 100% of the Fair Market Value per Share as of the date of grant. However, any Incentive Stock Option granted to any Employee who, at the time the Option is granted, owns more than 10% of the voting power of all classes of shares of the Company or of a Subsidiary shall have an exercise price per Share that is not less than 110% of Fair Market Value per Share as of the date of the grant.

(ii)	Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms (which may include, without limitation, cash, check acceptable to the Company, Shares already owned for more than six months, outstanding Awards, other securities or other property, or any combination thereof or any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which payment of the exercise price with respect thereto may be made.

(iii)	Expiration Date. Each Option shall expire no later than the tenth anniversary of its date of grant; provided, however, that the expiration date of an Incentive Stock Option granted to any Employee who, at the time the Option is granted, owns more than 10% of the voting power of all classes of shares of the Company or of a Subsidiary shall not be later than the fifth anniversary of its date of grant.

(b)	Share Appreciation Rights. Subject to the provisions of the Plan, the Committee shall have the authority to determine the Participants to whom SARs shall be granted (provided, however, that any tandem SAR (i.e., a SAR granted in tandem with an Option) related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted), the number of Shares to be covered by each SAR, the base price therefor and the conditions and limitations applicable to the exercise of the SAR, including the following terms and conditions and such additional terms and conditions (including Performance Goals), as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

(i)	Base Price. Each SAR grant shall specify the base price at which the SAR may be exercised with respect to a Share. The base price of each SAR shall not be less than 100% of the Fair Market Value of a Share on the date of grant. In addition, the base price with respect to Shares subject to a tandem SAR shall be the same as the Exercise Price with respect to the Shares subject to the related Option.

(ii)	Time of Exercise. The Committee shall determine the time or times at which a SAR may be exercised in whole or in part.

(iii)	Expiration Date. Each SAR shall expire no later than the tenth anniversary of its date of grant; provided, however, that the expiration date with respect to a tandem SAR shall not be later than the expiration date of the related Option.

(iv)	Payment of SAR Amount. Unless otherwise specified in the Award Agreement, a SAR may be exercised (a) by the Participant’s delivery of a written notice of exercise to the Corporate Secretary of the Company (or his or her designee) setting forth the number of whole SARs which are being exercised, (b) in the case of a tandem SAR, by surrendering to the Company any Options which are cancelled by reason of the exercise of such SAR, and (c) by executing such documents as the Company may reasonably request. Except as otherwise provided in the relevant Award Agreement, upon exercise of a SAR, the Participant shall be entitled to receive payment from the Company in an amount determined by multiplying: (i) the amount by which the Fair Market Value of a Share on the date of exercise exceeds the base price specified in the Award Agreement pertaining to such SAR; by (ii) the number of Shares with respect to which the SAR is exercised.

(v)	Payment Upon Exercise of SAR. Payment to a Participant upon the exercise of the SAR shall be made, as determined by the Committee in its sole discretion, either (a) in cash, (b) in Shares with a Fair Market Value equal to the amount of the payment or (c) in a combination thereof, as set forth in the applicable Award Agreement.

(c)	Restricted Shares. Subject to the provisions of the Plan, the Committee shall have the authority to determine the Participants to whom (or which) Restricted Shares shall be granted, the number of Restricted Shares to be granted to each such Participant, the duration of the Restricted Period during which, and the conditions, including Performance Goals, if any, under which if not achieved, the Restricted Shares may be forfeited to the Company, and the other terms and conditions of such Awards.

(i)	Voting Rights. During the Restricted Period, Participants holding Restricted Shares may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.

(ii)	Dividends and Other Distributions. During the Restricted Period, Participants holding Restricted Shares shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be deposited with the Company and shall be subject to the same restrictions on transferability and forfeitability as the Restricted Shares with respect to which they were paid.

(iii)	Registration. Any Restricted Share may be evidenced in such manner as the Committee shall deem appropriate, including, without limitation, book-entry registration or issuance of a Share certificate or certificates. In the event any Share certificate is issued in respect of Restricted Share granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Share. Unless the Committee determines otherwise, Restricted Shares shall be held by the Company as escrow agent during the applicable Restricted Period, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the Restricted Shares in the event such Award is forfeited in whole or part.

(iv)	Forfeiture and Restrictions Lapse. Except as otherwise determined by the Committee or the terms of the Award that granted the Restricted Share, upon termination of a Participant’s employment or other service for any reason during the applicable Restricted Period, all Restricted Shares shall be forfeited by the Participant and reacquired by the Company. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the holder of Restricted Shares promptly after the applicable restrictions have lapsed or otherwise been satisfied.

(v)	Transfer Restrictions. During the Restricted Period, Restricted Shares will be subject to the limitations on transfer as provided in Section 6(h)(ii).

(d)	Restricted Share Units. The Committee shall have the authority to grant Awards of Restricted Share Units to Participants upon such terms and conditions as the Committee may determine.

(i)	Terms and Conditions. Each Restricted Share Unit Award shall constitute an agreement by the Company to issue or transfer a specified number of Shares or pay an amount of cash equal to a specified number of Shares, or a combination thereof to the Participant in the future, subject to the fulfillment during the Restricted Period or other period set by the Committee of such conditions, including Performance Goals, if any, as the Committee may specify at the date of grant. During the Restricted Period and until such Shares are issued to the Participant, the Participant shall not have any rights of ownership in the Shares covered by a Restricted Share Unit Award and shall not have any right to vote such Shares.

(ii)	Dividend Equivalents. Any Restricted Share Units Award may provide that an equivalent amount equal to any dividends or other distributions made by the Company during the Restricted Period with respect to Shares deliverable pursuant to an Award be credited in a cash bookkeeping account (without interest) or that equivalent additional Restricted Share Units be awarded, which account or Shares may be subject to the same restrictions as the underlying Award or such other restrictions as the Committee may determine.

(e)	Performance Awards. The Committee shall have the authority to determine the Participants who shall receive a Performance Award, which shall be denominated as a cash amount at the time of grant and confer on the Participant the right to receive payment of such Award, in whole or in part, upon the achievement of such Performance Goals during such performance periods as the Committee shall establish with respect to the Award.

(i)	Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the Performance Goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount of any payment or transfer to be made pursuant to any Performance Award.

(ii)

Payment of Performance Awards. Performance Awards, to the extent earned, shall be paid (in cash and/or in Shares, in the sole discretion of the Committee) following the close of the performance period. Payment described in the immediately preceding sentence shall be made by the later of (i) the date that is 2 1/2 months after the end of the Participant’s first taxable year in which the Performance Award is earned and payable under the Plan and (ii) the date that is 2 1/2 months after the end of the Company’s first taxable year in which the Performance Award is earned and payable under the Plan, and such payment shall not, except to the extent permitted by Section 409A of the Code, be subject to any election by the Participant to defer the payment to a later period.

(iii)	General. Performance Goals shall be designed to be objective and shall be substantially uncertain at the time of grant. The Committee may determine that such Performance Awards shall be granted and/or settled upon achievement of any one Performance Goal or that two or more of the Performance Goals must be achieved as a condition to the grant and/or settlement of such Performance Awards. Performance Goals may differ among Performance Awards granted to any one Participant or for Performance Awards granted to different Participants.

(iv)	Performance Period Timing for Establishing Performance Goals. Achievement of Performance Goals shall be measured over a performance period of not less than six months and not more than ten years, as specified by the Committee. Performance Goals in the case of any Award granted to a Participant shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such later date as may be determined by the Committee with respect to Performance Awards that are not intended to qualify as performance-based compensation under Section 162(m) of the Code

(v)	Written Determinations. All determinations by the Committee as to the establishment of Performance Goals, the amount of any Performance Award, and the achievement of Performance Goals relating to Performance Awards shall be made in a written agreement or other document covering the Performance Award.

(f)	Bonus Shares. The Committee shall have the authority, in its discretion, to grant Bonus Shares to Participants. Each Bonus Share shall constitute a transfer of an unrestricted Share to the Participant, with or without other payment therefor, as additional compensation for the Participant’s services to the Company.

(g)	Other Stock-Based Awards. The Committee may develop sub-plans and may also grant to Participants an Other Stock-Based Award, which shall consist of a right which is an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares as is deemed by the Committee to be consistent with the purposes of the Plan, including, but not limited to, Awards designed to comply with or take advantage of applicable local laws of jurisdictions outside of the United States. Subject to the terms of the Plan, including the Performance Goals, if any, applicable to such Award, the Committee shall determine the terms and conditions of any such Other Stock-Based Award.

(h)	General Provisions applicable to all Awards.

(i)	Awards May Be Granted Separately or Together. Subject to Section 5, Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate. No Award shall be issued in tandem with another Award if the tandem awards would result in adverse tax consequences under Section 409A of the Code. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(ii)	Limits on Transfer of Awards.

(A)	Except as provided in (C) below, each Option and each SAR granted to a Participant who is an individual shall be exercisable only by the Participant during the Participant’s lifetime, or by the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution. Notwithstanding anything in the Plan to the contrary, an Award of Non-Qualified Stock Options shall be transferable pursuant to a domestic relations order.

(B)

Except as provided in (C) below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

(C)	Notwithstanding anything in the Plan to the contrary, to the extent specifically provided by the Committee with respect to a grant, an Award of Non-Qualified Stock Options may be transferred to immediate family members or related family trusts, or similar entities on such terms and conditions as the Committee may establish.

(iii)	Stock Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(i)	Special Provisions applicable to Section 162(m) Awards. Awards (other than Options and SARs) that are intended to qualify as performance-based compensation under Section 162(m) of the Code shall be subject to the following additional terms and conditions:

(i)	Objective Performance Goal and Business Criteria. The grant, vesting, payment and/or settlement of the Award shall be subject to the attainment of objective Performance Goals based on one or more of the following business criteria: (a) revenue, (b) earnings per Share, (c) net income per Share, (d) Share price, (e) pre-tax profits, (f) net earnings, (g) net income, (h) operating income, (i) cash flow, (j) earnings before interest, taxes, depreciation and amortization, (k) sales, (l) total stockholder return relative to assets, (m) total stockholder return relative to peers, (n) financial returns (including, without limitation, return on assets, return on equity and return on investment), (o) cost reduction targets, (p) customer satisfaction, (q) customer growth, (r) employee satisfaction, (s) gross margin, (t) revenue growth, or (u) any combination of the foregoing for the Performance Period.

(ii)	Establishment. The Committee shall establish the Performance Goals in writing within 90 days following the commencement of the applicable performance period, or such earlier time as prescribed by Section 162(m) of the Code or regulations thereunder.

(iii)	Limitation on Committee Discretion. The Committee may not increase the amounts payable pursuant to any Award or waive the achievement of the applicable Performance Goals, except as the Committee may provide in a particular Award’s Award Agreement for certain events, including but not limited to death, disability, or a change in ownership or control of the Company.

(iv)	Certification. Prior to the payment or settlement of any Award, the Committee shall certify in writing as prescribed by Section 162(m) of the Code or the regulations thereunder that the applicable Performance Goals were achieved.

(v)	Other Restrictions. The Committee shall have the authority to impose such other restrictions as it may deem necessary or appropriate to ensure that such Awards meet the requirements for “performance based compensation” under Section 162(m) of the Code.

SECTION 7. Amendment and Termination.

(a)	Amendments to the Plan. The Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan without the consent of any stockholder, Participant, other holder or beneficiary of an Award, or other Person; provided, however, no such amendment may be made without stockholder approval to the extent that such approval is required by (i) applicable legal requirements or (ii) the requirements of any securities exchange or market on which the Shares are listed. Notwithstanding the foregoing, the Committee may, but shall not be required to, amend or modify any Award to the extent necessary to avoid the imposition of taxes under Section 409A of the Code. The Company intends to administer the Plan and all Awards granted thereunder in a manner that complies with Code Section 409A, however, the Company shall not be responsible for any additional tax imposed pursuant to Code Section 409A, nor will the Company indemnify or otherwise reimburse Participant for any liability incurred as a result of Code Section 409A. Notwithstanding anything in the Plan to the contrary and subject to Section 4(c), without the approval of stockholders of the Company, no amendment and no substitution or exchange of an outstanding Option or SAR, including any cancellation, buyout or surrender, shall reduce the exercise price of any outstanding Option or the base price of any outstanding SAR to an amount less than the Fair Market Value of a share at the date of grant of the outstanding award.

(b)	Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change in any Award shall, except as provided in Section 7(c), materially reduce the benefit to Participant without the consent of such Participant.

(c)	Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(c) of the Plan) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Notwithstanding the foregoing, in no event shall the Committee make any adjustment pursuant to this subsection (c) to Awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code if such adjustment would cause the Awards to cease to so qualify.

SECTION 8. Corporate Events.

Notwithstanding anything to the contrary set forth in the Plan, in the event of (i) a merger or consolidation involving the Company in which the Company is not the surviving corporation; (ii) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of Shares receive securities of another corporation and/or other property, including cash; (iii) a Change in Control; or (iv) a liquidation, dissolution or winding up of the Company (each, a “Corporate Event”), the Committee may, in its sole discretion (without Participant consent):

(a)	provide for the continuation, assumption or substitution of Awards in connection with such Corporate Event, in which case, such Awards shall be subject to adjustment pursuant to Section 4(c) above;

(b)	accelerate the vesting of any or all Awards, subject to the consummation of such Corporate Event; or

(c)	cancel any or all vested and/or unvested Awards as of the consummation of such Corporate Event, and provide that holders of Awards so cancelled (including unvested Awards) will receive a payment in respect of cancellation of their Awards based on the amount of the per Share consideration being paid for the Shares in connection with such Corporate Event, less, in the case of Options and SARs, the applicable exercise price or base price; provided, however, that (i) (1) holders of Options and SARs shall only be entitled to consideration in respect of cancellation of such Awards if the per Share consideration less the applicable exercise price or base price is greater than zero, and (2) with respect to Awards subject to performance-based vesting, all performance goals and other vesting criteria shall be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met; and (ii) the time or schedule of any payment of any Award that is subject to Section 409A of the Code may only be accelerated pursuant to this Section 8(c) to the extent permitted by Treas. Reg. Sec. 1.409A-3(j)(4)(ix).

Payments to holders pursuant to subsection (c) above shall be made in cash or, in the sole discretion of the Committee, in the form of such other consideration necessary for a holder of an Award to receive property, cash or securities (or a combination thereof) as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of Shares covered by the Award at such time (less any applicable exercise price or base price).

SECTION 9. General Provisions.

(a)	No Rights to Awards. No Employee, Director, Consultant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, Directors, Consultants, or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

(b)	Forfeiture and Repayment. Notwithstanding any other provision of the Plan, any incentive-based compensation otherwise payable or paid to a Participant (including a former Participant) shall be forfeited and/or repaid to the Company as may be required by applicable law or stock exchange listing conditions or pursuant to any applicable regulatory requirement or Company clawback policy in effect from time to time.

(c)	Withholding. The Company or any Affiliate is authorized to withhold at the minimum statutory rate from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, Shares that would otherwise be issued pursuant to such Award, other Awards or other property) of any applicable federal, state or local taxes payable in respect of an Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. In addition, the Committee may provide, in an Award Agreement, that the Participant may direct the Company to satisfy such Participant’s minimum tax obligation through the “constructive” tender of already-owned Shares or the withholding of Shares otherwise to be acquired upon the exercise or payment of such Award.

(d)	No Right to Employment or Other Service. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ or other service of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or other service free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(e)	Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law.

(f)	Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(g)	No Trust or Fund Created. Neither the Plan nor the Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any Affiliate.

(h)	No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(i)	Compliance with Laws. Each Award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the Shares subject to such Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the exercise or settlement of such Award or the delivery of Shares thereunder, such Award shall not be exercised or settled and such Shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing Shares delivered pursuant to any Award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act and the rules and regulations thereunder. Finally, no Shares shall be issued and delivered under the Plan, unless the issuance and delivery of those Shares shall comply with all relevant regulations and any registration, approval or action thereunder.

(j)	Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(k)	No Guarantee of Tax Consequences. None of the Board, the Company nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder.

SECTION 10. Effective Date.

Subject to approval of the Plan by the stockholders of the Company within 12 months of the date it is adopted by the Board, the Plan will become effective as of the Effective Date.

SECTION 11. Term of the Plan.

Unless earlier terminated pursuant to Section 7, the Plan shall terminate on, and no Award shall be granted under the Plan after the tenth anniversary of the Effective Date. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to such expiration or termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such expiration or termination date.

ANNEX B

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

REVOLUTION LIGHTING TECHNOLOGIES, INC.

(Pursuant to Section 242 of the

General Corporation Law of the State of Delaware)

Revolution Lighting Technologies, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The name of the Corporation is Revolution Lighting Technologies, Inc. The Corporation was originally incorporated pursuant to the General Corporation Law on December 16, 1993 under the name Super Vision International, Inc.

2. That the board of directors of the Corporation (the “Board of Directors”) duly adopted resolutions proposing to amend the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and in the best interests of the Corporation and its stockholders, and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders therefore.

3. That the following amendment was approved by the holders of the requisite number of shares of the Corporation in accordance with Section 211 of the General Corporation Law.

4. That this Amendment to the Amended and Restated Certificate of Incorporation, which further amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation, has been duly adopted in accordance with Sections 242 of the General Corporation Law.

RESOLVED, that the Amended and Restated Certificate of Incorporation of the Corporation be amended further to read as follows:

FIRST: The first sentence of the fourth paragraph of the Corporation’s Amended and Restated Certificate of Incorporation is hereby amended to read as follows:

“The total number of shares of stock which the Corporation shall be authorized to issue is One Hundred and Fifty Million (150,000,000) shares of Common Stock, each share having $0.001 par value, and Five Million (5,000,000) shares of Preferred Stock, each share having $0.001 par value.”

5. The effective date of this Amendment will be Wednesday, May 16, 2013 at 12:01 A.M.

IN WITNESS WHEREOF, Revolution Lighting Technologies, Inc. has caused this Certificate of Amendment to be signed by its President and Chief Financial Officer this 15th day of May, 2013.

REVOLUTION LIGHTING TECHNOLOGIES, INC.

By:
Name:	Charles J. Schafer
Title:	President and Chief Financial Officer

B-1

ANNEX C

Company’s Annual Report on Form 10-K

for the year ended December 31, 2012

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-K

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ending December 31, 2012

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                      to

Commission File Number 0-23590

REVOLUTION LIGHTING

TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-3046866
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

177 Broad Street, 12th Floor, Stamford, CT	06901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number: (203) 504-1111

Securities registered pursuant to Section 12 (b) of the Act:

Title of each class	Name of each exchange on which registered
Common Stock, $.001 par value	The NASDAQ Stock Market LLC (NASDAQ Capital Market)

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.    Yes  ☐    No  ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or 15(d) of the Act.    Yes  ☐    No  ☒.

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).    Yes  ☒    No  ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of the registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.  ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒

The aggregate market value of common equity held by non-affiliates of the registrant as of June 30, 2012, based upon the last sale price of such equity reported on The NASDAQ Capital Market, was approximately $4,607,000.

As of March 28, 2013, there were 74,871,444 shares of Common Stock, $.001 par value, of the registrant outstanding.

DOCUMENTS INCORPORATED BY REFERENCE

Certain information required by Part III of Form 10-K is incorporated by reference to the Registrant’s definitive information statement for the 2013 Annual Meeting of Stockholders, which will be filed with the Securities and Exchange Commission.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Annual Report on Form 10-K, other than historical information, may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 (the “Act”) provides certain “safe harbor” provisions for forward-looking statements. All forward-looking statements made in this Annual Report on Form 10-K are made pursuant to the Act. Words such as “may,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “continue,” “plan” and similar expressions in this report identify forward-looking statements. The forward-looking statements are based on current views with respect to future events and financial performance. Actual results may differ materially from those projected in the forward-looking statements. The forward-looking statements are subject to risks, uncertainties and assumptions, including, among other factors:

•	our history of losses and anticipated future losses and that we may not be able to remain viable if we are unable to increase revenue, or raise capital, as needed;

•	the future issuance of additional shares of common stock and/or preferred stock could dilute existing stockholders;

•

A substantial portion of our capital structure consists of convertible preferred stock which has a liquidation preference senior to our common stock and is convertible into shares of our common stock at prices that are less than current market values;

•

We are a “controlled company” within the meaning of the rules of NASDAQ and, as a result, are exempt from certain corporate governance requirements that offer protections to shareholders of other NASDAQ-listed companies; our majority stockholder controls the outcome of all matters submitted for stockholder action, including the composition of our Board of Directors and the approval of significant corporate transactions;

•

the risk that demand for our LED light bulbs fails to emerge as anticipated and the potential failure to make adjustments to our operating plan necessary as a result of any failure to forecast accurately;

•	the risk that we will not be able to successfully integrate our acquisitions, including our recent acquisition of Seesmart Technologies, resulting in losses and impairments;

•	competition from larger companies in each of our product areas;

•	dependence on suppliers and third-party manufacturers; and

•

the risk that we may not be able to adequately protect our intellectual property rights or that infringement claims by others may subject us to significant costs even if the claims are invalid and that an adverse outcome in litigation could subject us to significant liabilities, require us to license disputed rights from others or require us to cease marketing or using certain products or technologies.

The factors listed under Item 1A. Risk Factors of this Annual Report, as well as any other cautionary language in this report, provide examples of risks, uncertainties and events which may cause our actual results to differ materially from the expectations we described in our forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the forward-looking information will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the objectives or plans of our company will be achieved. We do not undertake any obligation to publicly release the results of any revisions to these forward-looking statements.

PART I

Item 1.	Business.

General

All references in this report to “Revolution,” “Revolution Lighting,” “we,” “us,” “our company” or “our” refer to Revolution Lighting Technologies, Inc. and our consolidated subsidiaries.

We design, manufacture, market and sell high-performance, commercial grade, LED replacement lamps, LED fixtures and LED-based signage, channel-letter and contour lighting products. We sell these products under the Seesmart, Array Lighting and Lumificient brand names. Our products incorporate many proprietary and innovative features. We believe that our product offering and patented designs provide opportunities for significant savings in energy and maintenance costs without compromising the environment. We generate revenue by selling LED lighting products for use in the commercial market segment, which include vertical markets such as federal, state and local governments, industrial and commercial facilities, hospitality, institutional, educational, healthcare and signage markets. We market and distribute our products globally through networks of distributors, independent sales representatives, and energy savings companies.

The Company’s operations are principally managed on a product basis and are comprised of two reportable segments for financial reporting purposes: LED replacement lamps and fixtures and LED signage and lighting strips. The LED replacement lamps and fixtures segment includes the Seesmart business and our Array business, which has been integrated with the Seemart business. The LED signage and lighting strips segment is comprised of the Lumificient business. Throughout this report, we sometimes use “Seesmart” to refer to our LED replacement lamps and fixtures segment and “Lumificient” to refer to our LED signage and lighting strips segment.

History of Our Business

We began shipping our line of Array LED replacement lamps in December 2008 and continued to launch Array products in 2009. We broadened the product line by adding additional lamp sizes and options, as well as upgrades to the original products.

On October 28, 2010, we sold substantially all of the assets of our legacy commercial/architectural lighting and pool and spa lighting businesses (the “Legacy Commercial and Pool Lighting Businesses”). Our Legacy Commercial and Pool Lighting Businesses consisted of the manufacture, marketing and sale of LED and fiber optic lighting products used for applications in commercial, architectural and pool and spa markets, excluding our Array business and the business of Lumificient. The divestiture of these businesses fits with our strategic plans to focus our resources on businesses where we see more significant long-term growth potential. The results of operations of the Legacy Commercial and Pool Lighting Businesses have been reflected as discontinued operations for all periods presented.

In 2011, we expanded our sales of Array replacement lamps to the residential consumer market channel through a large home improvement retailer. In March 2011, the retailer began offering our Array lamps through its website and in approximately 1,100 of the retailer’s stores. However, we experienced low customer acceptance of our Array products at the price points they were offered. Sales of Array products did not meet expectations and our financial condition materially deteriorated, further adversely affecting our sales.

On September 25, 2012, we completed the transactions contemplated by an Investment Agreement (the “Investment Agreement”) with RVL 1 LLC, an affiliate of Aston Capital, LLC whereby the Company issued to RVL 1 LLC shares of Series B Convertible Preferred Stock, representing approximately 73% of the Company’s outstanding voting stock. The proceeds from the Investment were used to extinguish approximately $2.5 million of existing short term debt, to fund a settlement payment in connection the settlement of a lawsuit, to pay the fees and expenses in connection with the Investment and for working capital purposes. The Investment resulted in a change in control of the Company under applicable regulations of The NASDAQ Stock Market (“NASDAQ”) and was consummated pursuant to an exception from the NASDAQ stockholder approval rules pursuant to the “financial viability exception” set forth in NASDAQ Rule 5635(f).

On November 14, 2012, the Company filed with the Secretary of State of Delaware an amended and restated Certificate of Incorporation to change the Company’s name from “Nexxus Lighting, Inc.” to “Revolution Lighting Technologies, Inc.”

On December 20, 2012, we acquired Seesmart Technologies, Inc. (“Seesmart”), headquartered in Simi Valley, California. Seesmart has a significant current pipeline of potential projects that include large school districts, commercial office and retail buildings, as well as industrial and government facilities. Recent Seesmart customers include SL Green of New York City, N.Y.; the Memorial Sloan-Kettering Cancer Center in New York; the City of Los Angeles; and the Cerebral Palsy Associations of New York. With the recent acquisition of Seesmart, we are targeting the commercial segment sales channel and are moving away from the big box store model we previously pursued. Seesmart began shipping LED products in July 2008 and quickly gained traction in the commercial market segment with customers ranging from defense contractors to grocery retailers. Seesmart is a leading LED solutions provider with a range of solutions serving the commercial lighting market. Seesmart’s strong management combined with its exclusive network of experienced lighting distributors and sales representatives provides us with a customer and solution-focused advantage. Seesmart has a growing group of 56 exclusive distributors in the United States and 300 sales representatives promoting Seesmart products, along with more distributors in selected international locations. In addition, it has established centers of excellence in key U.S. locations, which are used to provide distributor training and to demonstrate and develop state-of-the-art lighting solutions in realistic product environments. Seesmart has a unique and extensive end-to-end product line for both indoor (interior) and outdoor (exterior) applications that is highly complementary to our existing Array product line. With the recent acquisition of Seesmart by Revolution, the Array and Lumificient brands are now being integrated into Seesmart’s product categories and offered through Seesmart’s sales channels.

We completed the acquisition of Seesmart for consideration of approximately $10.1 million in cash, approximately 7.7 million shares of common stock valued at approximately $5.0 million and 11,915 shares of Series D convertible preferred stock valued at approximately $1.0 million. In connection with the funding of the Seesmart acquisition, the Company closed an investment agreement with RVL whereby the Company issued 10,000 shares of Series C preferred stock to RVL 1 LLC for cash of $10 million.

Recent Developments

On February 21, 2013, the Company closed on an investment agreement whereby the Company issued 5,000 shares of Series E preferred stock to RVL 1 LLC for cash of $5 million.

On March 8, 2013, the Company closed on an investment agreement with two affiliated institutional investors whereby the Company issued to each investor (i) 2,136,752 shares of the Company’s common stock and (ii) the right to receive an aggregate of up to an additional 1,250,000 shares of Common Stock for cash of $2.5 million each, for a total investment of $5 million. The proceeds from the Investment are to be used for general corporate and working capital purposes. The Investors will be entitled to receive up to an additional 1,250,000 shares of Common Stock (such number of shares is the maximum number issuable to both Investors in the aggregate) if the volume-weighted average price of a share of Common Stock as reported by Bloomberg Financial Markets for the 20 consecutive trading days ending on the last trading day prior to March 8, 2014 is less than $1.40.

On March 8, 2013, the Company executed an agreement in which the Company acquired the rights certain assets for $500,000 in cash. Concurrently, the Company entered into a five-year sales consulting agreement with the sellers pursuant to which the Company is obligated to pay a $20,000 monthly fee plus additional fees based on achieving specified sales targets. In addition, the Company agreed to issue 1,150,000 shares of the Company’s common stock to the sellers which vests over the five-year term of the agreement.

The Lighting Industry

The global lighting industry generally is divided between two major market segments: commercial and residential. Within these two market segments exist two broad product categories: fixtures and light bulbs (referred to as lamps in the lighting industry). The fixtures category includes all apparatuses, luminaires and power/heat-control systems, while lamps consist of the replaceable devices that emit light. Conventional lamps include incandescent, fluorescent and high-intensity discharge (HID) products. For residential applications within the general illumination market, inexpensive incandescent and, to a lesser extent, compact fluorescent (CFL) bulbs have been the preferred choice. For commercial applications, we believe that the more expensive and durable fluorescent and HID bulbs and fixtures have the largest market share at this time.

With rapid advancements in the performance, efficiency and cost of energy-efficient lighting, including LED-based solutions, conventional light sources, such as incandescent lamps, are beginning to be replaced by advanced technologies with lower operating costs over their useful lives. In addition, the energy-efficient nature of LED technology makes it an environmentally friendly light source, and the compact size of LEDs has created new possibilities in lighting fixture and lamp design. Product selection is influenced by a number of factors, including overall cost, energy efficiency, product life, lumen output and other product features, as well as regulatory and environmental factors. We believe our unique advanced lighting solutions are well positioned to increasingly displace conventional lighting in each of our targeted markets.

In North America, lighting manufacturers typically sell products through manufacturer’s representatives, electrical supply representatives, or an internal sales force to electrical wholesale distributors. The distributors then market products to electrical contractors and other end-users. Representatives also have direct contact with lighting designers, electrical engineers, architects and general contractors that influence buying decisions. The manufacturer’s representatives often provide value-added services, such as product promotion or design and implementation assistance. The ability of smaller companies to compete against larger more-established rivals is heavily rooted in their capacity to leverage their unique product portfolios and customer service to garner maximum productivity from each representative.

Historically, large global competitors focused almost exclusively on the general illumination market because of their advantage in purchasing power, manufacturing volume and distribution efficiency, while smaller industry participants generally competed in niche markets primarily by offering specialized products and superior customer service to their regions. However, the evolution of advanced lighting solutions has enabled smaller companies to penetrate and compete in the larger general illumination market. One of these notable advanced lighting solutions is LED lighting.

LED Lighting Industry Trends

LEDs are semiconductor-based devices that generate light. As the cost of LEDs decreases and their performance improves, we expect that they will continue to compete more effectively in the general illumination market versus traditional lighting. High-brightness LEDs are the core, light-producing components within an LED lighting system. We believe the LED lighting industry is experiencing the following trends:

Technological Innovations Expand LED Functionality. Since the introduction of the first visible LED in the 1960s, the technology has offered an increasingly wide variety of colored lighting, beginning with red and expanding to green, yellow and orange. Initial rudimentary applications included traffic lights, automotive brake lights and indicator lights. In the mid-1990s, LEDs became capable of emitting blue light. With the advent of blue LEDs, combined with phosphor technology, LEDs made another technological leap by emitting white light. This breakthrough enabled LEDs to compete with traditional lighting solutions for applications in residential, industrial and commercial markets.

In an effort to lower energy consumption, lighting companies are focusing on increasing “lumens per watt.” Lumens per watt (often referred to as “efficacy”) is an industry standard that measures the amount of light emitted per watt of electrical power used, meaning the more lumens per watt, the more energy-efficient the product. Traditional incandescent lighting sources can produce between 10 and 35 lumens per watt, while fluorescent and HID light sources can produce output exceeding 100 lumens per watt. Today’s LEDs are currently performing well over 100 lumens per watt at the LED level, making them comparable to, and often better than, fluorescent and HID light sources.

High Energy Costs Drive LED Adoption. As energy prices continue to rise, businesses and consumers will increasingly adopt new technologies to reduce energy consumption. LED lighting technology is inherently more energy efficient and can result in more than 80% power savings over incandescent solutions. According to Strategies Unlimited, 22% of all energy consumption in the United States is from lighting applications. This combined rate represents approximately 35% of all energy consumption in commercial buildings as compared to approximately 15% for residential users and 5% for industrial companies. Compact fluorescent (CFL) bulbs are generally favored by today’s consumers for lighting energy conservation. However, recent technological advancements to LED lighting have made it more commercially viable in terms of brightness, efficiency, bulb life, and color-rendering (CRI). In addition, competitive pressures, declining LED costs and greater manufacturing efficiencies are driving down LED lamp prices. As a result of these gains, we believe LED adoption should continue to expand. For example, LED bulbs are currently outselling CFL lamps in Japan as the quality of light is far superior to CFLs. In 2011, an exhaustive analysis of the global lighting market by a leading consulting company predicts that the LED market share for new construction will grow from 7% in 2010 to 70% in 2020. In the same period, LED market share for replacement lamps and retrofits will soar from 5% to 53%. In dollars, the same study estimated that the overall LED lighting market will grow by about 30% per year and reach approximately $84 billion (€65 billion) in 2020. (Dollars calculated at current euro exchange rates.)

Legislative Influences Spur Market Adoption of Energy Efficient LED Lighting. Government regulations, such as initiatives by the United States Department of Energy and the Environmental Protection Agency’s Energy

Star Certification Program, are driving adoption of more energy efficient lighting solutions. Energy Star sets industry-wide international standards for lighting products that outline efficiency and performance criteria, helping manufacturers promote their products and purchasers better understand lighting products.

Governments are also adopting or proposing legislation to promote energy efficiency and conservation. Lower energy consumption translates into lower electricity generation, often from coal power plants, and thus can significantly lower carbon emissions. Legislative actions to promote energy efficiency can beneficially impact the LED lighting market in the countries adopting such legislation and other countries, as well. For example, several countries have effectively banned the 100-watt light bulb and are expected to progressively apply these restrictions to lower-wattage bulbs. In addition, LED lighting solutions are free of hazardous materials such as mercury, which can be harmful to the environment. Any restrictions on the use of hazardous substances could adversely affect one of the LED lamp’s primary competitors, the CFL market.

Utility Companies Are Rewarding Conservation Efforts. Demand on the existing power grid in the United States continues to rise. Coupled with this rising demand for energy, utility companies face many challenges to generate more power, including high investment costs to expand capacity or construct new facilities, costly and time-consuming regulatory approval processes, community and environmental protests, and extended construction periods. As a result, many utility companies are seeking ways to curb demand rather than expand capacity. One alternative is to reward customers’ conservation efforts with rebates or utility credits. In an effort to encourage the development of high-quality, energy-efficient LED lamps eligible for utility rebates, the DesignLights Consortium (DLC) was created. This organization works to establish rigorous performance standards for the LED lighting industry. LED products that meet DLC’s standards become listed on its qualified-products list, making them eligible for substantial rebates from utility companies. Seesmart currently offers 17 DLC-listed lighting products and continues to develop and submit more products for DLC certification. At present utility subsidies are generally geared toward CFLs. Given the greater efficiency and more attractive conservation features of LED lighting, we believe subsidies for LEDs will become increasingly popular and drive up demand.

While LEDs are rapidly gaining popularity, one of the biggest challenges remaining is educating the end user on the true benefits that LED technology provides. Seesmart’s unique go-to market strategy has given us the competitive edge, setting ourselves apart as both industry leaders and educators within the commercial LED lighting space.

Our Competitive Advantages

We believe the following strengths of our company provide us with competitive advantages in the marketplace:

Energy-Efficient and Environmentally Conscious Lighting Solutions. Our product offerings feature our Seesmart brand, Array brand and Lumificient brand of LED lighting solutions, all of which we believe to be some of the highest quality LED lighting systems in the industry. Based upon our review of publicly available performance data from competitors, our products can provide a quicker return on investment (ROI) than competitive products, and up to 90% energy savings over incandescent lamps. We have designed our product lines to be value-engineered to produce cost-effective, high-quality lighting solutions. Four of our Array lamps were among the first lamps to be certified under the Energy Star program that began accepting applications in September 2010. In February 2012, our Array R30 lamps were the first LED reflector lamp replacements to earn the full 50,000-hour certification by Energy Star. This 50,000-hour life is equivalent to more than 10 years when the lamp is on for twelve hours per day.

Product Development and Value-Engineered Products. By designing our products utilizing what we believe to be the best-in-class third party components, we are able to rapidly integrate the latest technology into our products, allowing us to maintain an agile position in the marketplace. We invest our research and development resources in optimizing our product designs and evaluating components to our products. Our use of a variety of third party manufacturers for assembly of our finished products also provides us flexibility to find the highest quality, efficient solution for each product. Our value-engineering process reduces our overhead by eliminating the need for amassing large amounts of inventory that can quickly become outdated and facilitates the use of commercialized components that enable us to leverage market adoption and deliver high-quality, top-performing and affordable products.

Reliable, High-Quality and Cost-Competitive Solutions. We design, manufacture and sell high-quality and reliable products across all of our brands with demonstrable performance advantages that are cost competitive. Many of our products are designed to operate for up to 50,000 hours and are backed by warranties of up to 7 years. We achieve this, in part, through a combination of sourcing high-quality LEDs, utilizing proprietary thermal management techniques and conducting rigorous third-party product testing. To deliver cost-competitive solutions, we are investing in technology advancements, leveraging purchasing volume, capitalizing on strategic vendor relationships and migrating high-volume products to our proprietary automated manufacturing process. Additionally, several of our products have qualified with Energy Star and DLC for conservation-driven incentives with utilities, and we plan to apply for rebate programs with other utilities in the U.S. as they become available. This should translate into additional economic incentives for our customers to purchase our products.

Distributor & Dealer Network. Seesmart has a distributor and dealer base that is well-educated in LED lighting technology and very motivated as business owners and operators. To date, Seesmart has 56 exclusive dealers and distributors in the United States and more distributors in five other countries. Seesmart is on track to continue to grow its distributor base at a rate of fifteen dealers annually. Our distributor and dealer network provides us with a competitive advantage in delivering high-quality products and providing leading end-user education.

Experienced Management Team. Our senior management team includes individuals with diverse backgrounds and broad experience. We are led by our Chief Executive Officer, Robert V. LaPenta, a very successful leader with over 30 years of executive management experience in building billion-dollar companies, and our President and Chief Financial Officer, Charles Schafer, with over 30 years of executive management experience. Our management team has demonstrated the ability to drive organic growth and pursue and integrate strategic acquisitions.

Our Growth Strategy

Our objective is to become the leading provider of advanced LED lighting solutions. Key elements of our growth strategy include:

Education. We believe that end-user education is key. While there is a growing need for unique advances in LED engineering, the market is still slow to embrace the technology. Through education, we have created a sales force that provides the knowledge necessary to drive the commercial market. By introducing new products with longer life and lower cost we believe that the LED market and its acceptance will continue to grow at a rapid rate.

Expanding our White-Light LED Product Portfolio. We are expanding our white-light LED product portfolio for general illumination. We currently have over 16 categories of lighting products offering our customers the ability to retrofit 99%, if not 100% of their facilities with LED technology. As our goal is to serve our customers and create a quality experience in both product and service, we will continue to expand these categories and add necessary fixtures and lamps to increase our offering as an LED solution provider.

Developing and Protecting Our Intellectual Property. We have devoted significant resources to building an advanced research and development team for developing complementary intellectual property to expand our portfolio of advanced lighting technologies. Securing and defending intellectual property related to the design, manufacture and application of advanced lighting technology is expected to be a key element of our existing and future business. The strength of our intellectual property portfolio allows us to compete on the basis of our technology, which we believe gives us an advantage over many of our larger competitors.

Capitalizing on Opportunities in Our Target Markets. We believe there is a growing need for unique, advanced lighting solutions across our target markets. We expect to continue to introduce innovative advanced lighting products as we believe there exists significant opportunities to grow market share. By introducing new products and expanding sales of existing products, we believe that we can significantly improve operational efficiency by reducing our cost of materials, components and manufacturing. Expanding our products and increasing our sales also allows us to gain additional leverage from sales representatives within our distribution network.

Products

Seesmart, Inc. is the primary operating entity under the Revolution umbrella for LED products. The Array product line and the Lumificient product line are in the process of being integrated into the Seesmart product family. Seesmart maintains categories of LED products as follows:

•	Decorative Lighting

•	Exterior Lighting

•	High- and Low-Bay Lighting

•	Multi-Purpose Lighting

•	Interior Lighting

•	Linear Tube Lighting

•	Luminaire Retrofit Kits

•	Other Products

These categories encompass well over 500 different products with various color-temperature choices, optic angles, lens options, and wattages. Applications include interior use, exterior use, new fixture installation, retrofit installation, and integration of our LED technology into custom applications. We have standard-performance, high-performance and ultra-high-performance categories with our product offerings. These are broken down by price and performance requirement.

Array LED Replacement Lamps: These products are targeted at replacing PAR/R series lamps. Specific units have the Energy Star qualification. These are being sold through Seesmart as an ultra-high-performance product line. They carry a higher price point, given their higher performance specifications and required certifications.

Lumificient Signage and Strip Lighting: Our Lumificient products target the sign market primarily with the Hyperion R-Lite™. Increasingly, these products are expanding into non-signage applications, such as vending machines, illuminated display tables, and architectural applications. These products are energy-efficient, easy to install, and highly dependable.

Competition

We currently face competition from both traditional lighting companies that provide general lighting products, including incandescent, fluorescent, high intensity discharge (HID), metal halide (MH) and neon lighting. We also have competitors from specialized lighting companies that are engaged in providing LED products. In general, we compete with both groups on the basis of design, innovation, quality of light, maintenance costs, safety issues, energy consumption, price, product quality and brightness.

In the general illumination market, we compete with traditional lighting companies that include Acuity Brands Lighting, Inc., Cooper Lighting (a division of Cooper Industries, Inc.), Hubbell Lighting, Inc. (a division of Hubbell Incorporated), Juno Lighting Group (a division of Schneider Electric SA), Osram Sylvania, GE Lighting and Royal Philips Lighting (a division of Koninklijke Philips Electronics N.V.). Our LED products tend to be alternatives to conventional lighting sources for applications within the commercial market. In these markets, we compete on the basis of performance, energy savings, lamp life, and durability.

We also compete with providers of LED replacement lamps and other energy-efficient lighting products and fixtures. These companies include traditional lighting companies such as Sylvania and Philips; specialized lighting companies such as Lighting Science Group Corporation; certain packaged LED suppliers such as Cree, as well as multiple low-cost offshore providers. In the market for LED lighting products, we compete on the basis of design, innovation, light quality, maintenance costs, safety issues, energy consumption, price, product quality, brightness, and DLC, Energy Star and UL certifications.

We believe that we will compete favorably in our markets, based on the following factors:

•	Breadth and diversity of high-quality product offerings

•	Innovative products at competitive price points

•	UL, DLC and Energy Star certifications

•	Ability to offer various levels of products and a custom product program

•	Value-engineered products producing a fast ROI

We expect our markets to remain competitive and to reflect rapid technological evolution and continuously evolving customer and regulatory requirements. Our ability to remain competitive depends in part upon our success in developing new and advanced lighting solutions and introducing these products at competitive prices on a timely basis.

Sales and Marketing

We are an LED solutions provider; we believe that we furnish exceptional customer service and the highest-quality LED products available for commercial installation.

We market and sell our LED products through our distribution network. All of our distributors and dealers are recruited, trained, and managed by us directly. We maintain a firm policy on the use of our name in regards to branding, and we control the messaging going to our end users in all of our self-generated collateral material. Lumificient products historically have been sold primarily through independent local sign and lighting manufacturers and distributors, as well as select national accounts. With its integration into Seesmart, the products will now be sold through the Seesmart network as well as Lumificient’s legacy customers. The Array brand of products will also be offered through the Seesmart sales channels.

Seesmart promotes its brand and products through print media, online media, trade shows and educational seminars. Our advertising is geared toward lead generation, distributor and dealer recruitment, brand awareness, and end-user acceptance of LED technology.

We maintain a channel management team in-house that serves our distributor and dealer base for support. As we grow, we plan to grow our team to manage their accounts and give them the support they need to build their business and promote the brands we own.

Manufacturing and Suppliers

We design and engineer our products and outsource a significant portion of the manufacture and assembly of our products to a number of contract manufacturers both domestically and internationally. These contract manufacturers purchase components that we specify and provide the necessary facilities and labor to manufacture our products. We leverage the strength of the contract manufacturers and allocated the manufacture of specific products to the contract manufacturer best suited to the task. Quality control and lot testing is conducted in our Seesmart headquarters in Simi Valley, California, where we also manufacture certain of our “Made in U.S.A.” products.

Some of our products use a custom LED package. Although we currently are dependent on these suppliers, we believe that, if necessary, alternative sources of supply could be found. However, any interruption or delay at our third-party manufacturers or in the supply of the components, or in our inability to obtain components from alternate sources at acceptable prices in a timely manner, could harm our business, financial condition and results of operations.

Research and Product Development

The general focus of our research and development team is the design and integration of electronics, optics and thermal management solutions to create advanced lighting products. Through these efforts, we seek to enhance our existing products, design new products, and develop solutions for customer applications. We believe that our quick responsiveness to customer demands and our ability to achieve industry certifications such as UL, DLC and Energy Star for certain products differentiates us from many of our competitors, as we rapidly introduce new products to address market needs. During 2012, we spent approximately $555,000 on engineering and product development activities, as compared to approximately $834,000 in 2011. We continue to invest in our product development team, prototypes and specifications as we believe that increased levels of spending on research and development will be necessary to successfully develop advanced lighting products that will have the brightness of traditional lighting systems while being offered at acceptable prices.

Patents and Proprietary Rights

We currently hold 49 patents related to our LED lighting intellectual property and have 31 patent applications currently filed with the United States Patent and Trademark Office or with the World Intellectual Property Organization.

Although we expect that several of our patent applications will issue, we cannot be certain that patents will be granted with respect to any of our pending patent applications or with respect to any patent applications filed by us in the future, nor can we be sure that any patents that may be granted to us in the future will be commercially useful in protecting our technology. In addition, despite our efforts to protect our intellectual property, unauthorized parties may attempt to copy aspects of our products or obtain and use information that we regard as proprietary.

Royalties

In connection with our acquisition of Lumificient Corporation, in April 2008 we agreed to pay annual royalties to the founder of Lumificient Corporation. Subject to, and upon, the terms and conditions set forth in an agreement dated March 25, 2009, royalties are payable as follows: (i) 25% of royalties (as defined in such agreement) received by us from licensing certain intellectual property specified in the agreement (the “Array IP”) and (ii) 2% of the revenue (as defined in the agreement) received by us from the sale of products incorporating the Array IP. The obligation to pay these royalties terminates after calendar year 2014, or earlier, as set forth in the agreement.

In February, 2010, Seesmart, Inc. agreed to pay quarterly royalties to Altair Engineering, Inc. Subject to, and upon, the terms and conditions set forth in a royalty-bearing license agreement between Seesmart, Inc. and Altair Engineering, Inc. dated February 1, 2010, royalties are payable based on net sales invoiced and received by Seesmart, Inc. from the sale of applicable LED tube products for the replacement of fluorescent tubes incorporating features documented in US Patent Numbers 7,049,761 and 7,510,299.

In connection with a patent settlement agreement with Koninklijke Philips Electronics N.V. and Philips Solid-State Lighting Solutions, Inc. (collectively, “Philips”), Philips granted the Company an ongoing, royalty-bearing license to the comprehensive portfolio of patented LED technologies and solutions offered under Philips’ LED luminaire and retrofit bulb licensing program. The license allows us to continue the manufacture and sale of LED-based lighting products, including the Array® brand of LED replacement light bulbs. See “Item 3. Legal Proceedings”.

Regulations, Standards and Conventions

Our products are generally required to meet the electrical codes of the jurisdictions in which they are sold. Meeting the typically more stringent codes established in the United States and the European Union usually allows our products to meet the codes in other geographic regions.

Many of our customers require that our products be listed by UL. UL is a U.S., independent, nationally recognized testing laboratory and certification organization. UL develops standards and test procedures for products, materials, components, assemblies, tools and equipment, chiefly dealing with product safety. UL evaluates products, components, materials, and systems for compliance to specific requirements, and it permits acceptable products to carry a UL certification mark, as long as they remain compliant with the standards. UL offers several categories of certification. Products that are “UL Listed,” are identified by the distinctive UL mark. Many of our LED lighting products are UL-listed, which boosts demand by ensuring their quality and safety.

Today, many of our customers and end-users also expect our products to meet the applicable DLC or Energy Star requirements. DLC and Energy Star are industry standards for energy-efficient lighting products. To qualify for Energy Star certification, LED lighting products must pass a variety of rigorous tests to prove that the products have certain performance and efficiency characteristics. Four of our Array lamps were among the first lamps to be certified under the Energy Star program, which began accepting applications for lamps in

September 2010. A variety of our LED products are DLC-listed, too, making them eligible for valuable rebates from utility companies. DLC currently lists 17 Seesmart LED products on its Qualified Products List. Like Energy Star, DLC sets stringent product performance and efficiency requirements that manufacturers must meet to qualify for certification. In fact, DLC bases many of its performance requirements on the Energy Star model. However, unlike Energy Star, which primarily regulates products for the residential lighting market, DLC regulates lighting products manufactured for the commercial market. By designing and manufacturing LED products that meet DLC, Energy Star and UL standards, we expect to further improve our sales and industry reputation.

Employees

As of March 31, 2013, we had a total of 46 full-time employees and 2 part-time employees. We enjoy good employee relations. None of our employees is a member of any labor union, and we are not a party to any collective bargaining agreement.

Corporate Information

We were incorporated in Delaware on December 16, 1993. We are the successor by merger to a Florida corporation named Super Vision International, Inc., which was incorporated in January 1991. In April 2007, we changed our name from Super Vision International, Inc. to Nexxus Lighting, Inc. In November 2012, we changed our name from Nexxus Lighting, Inc. to Revolution Lighting Technologies, Inc. Our principal executive offices are located at 177 Broad Street, 12th Floor, Stamford, CT 06901. Our telephone number is (203) 504-1111 and our website is located at www.rvlti.com.

We are a public company and are subject to informational requirements of the Securities Exchange Act of 1934. Accordingly, we filed periodic reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information may be obtained by visiting the Public Reference Room of the SEC at 100 F Street NE, Room 1580, Washington D.C. 20549 on business days during the hours of 10 a.m. to 3 p.m. or by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically. We maintain a corporate website at www.rvlti.com. We intend to use our website as a regular means of disclosing material information and for complying with disclosure obligations under Regulation FD promulgated by the SEC. Such disclosures will be included on the website under the heading “Investor Relations”. Accordingly, investors should monitor such portions of the website, in addition to following the Company’s press releases, SEC filings and public conference calls and webcasts.

Item 1A. Risk Factors.

The following are some of the factors that we believe could cause our actual results to differ materially from expected and historical results. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known or currently deemed immaterial may also adversely affect our company.

We have a history of losses and may incur losses in the future. We have limited revenues and may be unable to cover our cost of operations unless we successfully increase our revenues and generate sufficient operating income from the sale of our products or raise additional debt or equity capital.

We have experienced net losses of approximately $8,577,000 and $5,469,000 for the years ended December 31, 2012 and 2011, respectively. As of December 31, 2012, we had an accumulated deficit of approximately

$50,290,000 and negative working capital of approximately $3,106,000, including cash and cash equivalents of approximately $4,434,000. In order for us to attain profitability and growth, we will need to successfully execute our production, marketing and sales plans for our Seesmart product line and improving our distribution and supply chain performance. We may fail to achieve profitability in the future, and our business may not be as successful as we envision. Continuing losses could exhaust our capital resources and force us to scale back, suspend or discontinue our operations.

We plan on continuing to make significant expenditures in administration, sales, marketing and product development to support our growth strategy, which may result in operating losses in future periods. These expenditures may include costs associated with hiring additional personnel, expanding our sales and marketing activities, continuing our research and development relating to new products and enhancing existing products and manufacturing activities for our existing and new products, including our Seesmart product line. We expect that our operating expenses will continue to increase as we spend resources on growing our business, and if our revenue does not correspondingly increase, our operating results and financial condition will suffer.

We have funded our operations primarily through the issuance of common and preferred stock. The actual amount of funds that we will need to meet our operating needs will be determined by a number of factors, many of which are beyond our control. These factors include the timing and volume of sales transactions, the success of our marketing strategy, market acceptance of our products, the success of our manufacturing and research and development efforts (including any unanticipated delays), the costs associated with obtaining and enforcing our intellectual property rights, regulatory changes, competition, technological developments in the market, evolving industry standards and the amount of working capital investments we are required to make. If we raise funds by selling additional shares of our common stock or securities convertible or exercisable into our common stock, the ownership interest of our existing shareholders will be diluted. If we are unable to obtain sufficient outside capital when needed, our business and future prospects will be adversely affected and we could be forced to scale back, suspend or discontinue operations.

The future issuance of additional shares of common stock and/or preferred stock could dilute existing shareholders.

Pursuant to our Articles of Incorporation, we currently have 120,000,000 shares of common stock authorized and 5,000,000 shares of preferred stock authorized. In connection with our 2013 Annual Meeting of Stockholders, our Board of Directors has recommended that stockholders approve an amendment to our Certificate of Incorporation which would increase the number of shares of common stock authorized for issuance to 150,000,000 shares. To the extent that common shares are available for issuance, subject to compliance with applicable stock exchange listing rules, our board of directors has the ability, without seeking shareholder approval, to issue additional shares of common stock in the future for such consideration as the board of directors may consider sufficient. The issuance of additional common stock in the future will reduce the proportionate ownership and voting power of the common stock held by our existing shareholders.

In addition, our Articles of Incorporation provide that our Board of Directors may designate the rights and preferences of preferred stock without a vote by the shareholders. A new series of preferred stock holders could adversely affect the rights of holders of common stock insofar as such series:

•	provides for voting, redemption and conversion rights to the detriment of the holders of common stock;

•	provides for dividends that must be paid prior to any distributions on our common stock

•	receives preferences over the holders of common stock or surplus funds in the event of our dissolution or liquidation; or

•	has to potential to delay, defer or prevent a change in control of our company, and discourage bids for our common stock.

A substantial portion of our capital structure consists of convertible preferred stock which has a liquidation preference senior to our common stock and is convertible into shares of our common stock at prices that are less than current market values.

As of March 28, 2013, 74,871,444 shares of our common stock were outstanding. Up to 20,501,754 additional shares of our common stock may be issued upon the conversion of our issued and outstanding preferred stock. Our preferred stock consists of shares of Series B preferred stock, convertible into 153 shares of common stock at a conversion price of $0.13, shares of Series C preferred stock, convertible into 14,515,895 shares of common stock at a conversion price of $0.6889 (subject to the issuance of additional shares in the event of a liquidity event and for accrued dividends), shares of Series D preferred stock, convertible into 1,712,171 shares of common stock at a conversion price of $0.6959, and Series E preferred stock, convertible into 4,273,504 shares of common stock at a conversion price of $1.17. All of the outstanding shares of our Series B, C, and E are held by RVL 1, LLC. None of our shares of Series C or E preferred stock are currently convertible into shares of our common stock. These shares are expected to become convertible into shares of the Company’s common stock in the second quarter of 2013.

The conversion of the convertible preferred stock into common stock may result in significant dilution to our current stockholders. In addition, sales of large amounts of common stock in the public market upon exercise or conversion could materially adversely affect the share price.

We are a “controlled company” within the meaning of the rules of NASDAQ and, as a result, are exempt from certain corporate governance requirements that offer protections to shareholders of other NASDAQ-listed companies.

A majority of our outstanding stock is owned by RVL 1, LLC. As a result, we are a “controlled company” within the meaning of NASDAQ Marketplace Rule 5615. As a controlled company, we are exempt from certain NASDAQ corporate governance requirements, including that:

•	compensation of officers be determined or recommended to the board of directors by a majority of its independent directors or by a compensation committee comprised solely of independent directors; and

•	director nominees be selected or recommended to the board of directors by a majority of its independent directors or by a nominating committee that is composed entirely of independent directors.

We currently utilize these exemptions and intend to do so in the future. Accordingly, our shareholders are not and will not be afforded the same protections as shareholders of other NASDAQ-listed companies that are subject to the NASDAQ corporate governance requirements. As a result, it is possible that our directors will have interests and take actions that are in conflict with the interests of the shareholders.

We are controlled by our majority shareholder, RVL 1, LLC whose interests may not be aligned with the interests of our other shareholders.

RVL 1, LLC beneficially owns a majority of our outstanding shares of common stock and preferred stock. Consequently, RVL 1, LLC controls the outcome of all matters submitted for shareholder action, including the composition of our board of directors and the approval of significant corporate transactions. Through its representation on our board of directors, RVL 1, LLC has a controlling influence on our strategic direction, policies and management, including the ability to appoint and remove officers. As a result, RVL 1, LLC may cause us to take actions that may not be aligned with the interests of other shareholders. For example, RVL 1, LLC may prevent, delay or accelerate any transaction involving a change in control of us or in which our shareholders might receive a premium over the prevailing market price for their shares, or may determine to pursue a transaction not involving a premium.

If we are not able to compete effectively against companies with greater resources, our prospects for future success will be  jeopardized.

The lighting industry is highly competitive. In the high performance lighting markets in which we sell our LED lighting solutions, our products compete with lighting products utilizing traditional lighting technology provided by larger and better-established lighting operators. Management expects competition to intensify in the future. Many of our competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing, technical and other resources. Our competitors may acquire or be acquired by, receive investments from or enter into other commercial relationships with, larger, well established and well-financed competitors. Therefore, some of our competitors with other revenue sources may be able to devote greater resources to marketing and promotional campaigns, adopt more aggressive pricing policies, and devote substantially more resources to product development. It is difficult to effectively compete with companies that have these resources so we cannot assure that we will ever become a significant company in the industry.

In the replacement lamp market where we sell our Array line of LED products, we expect to encounter competition from an even greater number of companies. Our competitors are expected to include the large, established companies in the general lighting industry, such as GE Lighting, Osram Sylvania and Royal Philips Lighting. We believe each of these competitors has undertaken initiatives to develop white light LED technology. These companies have global marketing capabilities and substantially greater resources to devote to research and development and other aspects of the development, manufacture and marketing of LED lighting products than we do. We may also face increased competition from traditional lighting fixture companies, such as Acuity Brands Lighting, Cooper Lighting, Hubbell Lighting, Lithonia Lighting and Royal Philips Electronics. In each of our markets, we also anticipate the possibility that LED manufacturers, including those that currently supply us with LEDs, may seek to compete with us by introducing more complete systems that might not infringe on our patents. Our competitors’ lighting technologies and products may be more readily accepted by customers than our products. The relatively low barriers to entry into the lighting industry and the limited proprietary nature of many lighting products also permit new competitors to enter the industry easily. Increased competition may result in reduced operating margins, loss of market share and diminished value in our brands.

If our advanced lighting products do not gain wider market acceptance, prospects for our growth and profitability may be limited.

We face competition from both traditional lighting technologies, such as incandescent, florescent and neon lighting, and from competitors engaged in providing LED lighting products. Traditional lighting technologies have the advantage of a long history of market acceptance and familiarity as compared to our LED lighting solutions. Potential customers for our LED products may be reluctant to adopt these as alternatives to traditional lighting technologies because of their higher initial cost to achieve comparable light output, although our LED lighting products tend to be more energy efficient and require less maintenance.

Our success will depend upon both the increased acceptance of our LED products as an alternative to traditional lighting technologies and the development of higher lumen producing products to meet traditional lighting applications. Obstacles to adoption of LED lighting in the general lighting market include the high initial cost of high brightness white LEDs and the need for further advances in brightness, color characteristics, efficiency and the predicted life of the LEDs before they require replacement. Our future results are dependent upon sales growth in the commercial, hospitality, institutional, retail and sign markets. As part of our sales and marketing strategy, we actively seek to educate our target markets as to the advantages of our LED lighting solutions. We believe that achievement of this objective is critical to our future success. Our lighting products may not continue to gain market share within the overall lighting market or competitors may introduce better lighting technologies, displacing our LED and other lighting products in the market. If acceptance of our lighting products in general does not continue to grow, then opportunities to increase our revenue and operate profitably may be limited.

Integration of Seesmart Technologies Inc. may be difficult to achieve and will consume significant financial and managerial resources which may adversely affect operations.

Part of our strategy to increase revenue and market share is to grow through strategic acquisitions in order to complement and expand our business. On December 20, 2012, we acquired Seesmart Technologies Inc. This acquisition involves risks related to the integration and management of technology, operations and personnel of two companies. The integration of this business will be a complex, time-consuming and expensive process and may disrupt our business if not completed in a timely and efficient manner. We must operate with Seesmart Technologies Inc. as a combined organization utilizing common information and communications systems, operating procedures, financial controls and human resources practices.

We may encounter substantial difficulties, costs and delays involved in integrating our operations with Seesmart Technologies Inc., including:

•	exposure to unknown liabilities of Seesmart Technologies Inc. or its assets;

•	potential conflicts between business cultures;

•	adverse changes in business focus perceived by third-party constituencies;

•	disruption of our ongoing business;

•	potential conflicts in distribution, marketing or other important relationships;

•	potential constraints of management resources;

•	inability to implement uniform standards, controls, procedures and policies;

•	failure to maximize our financial and strategic position by the successful incorporation of Seesmart Technologies Inc.’s technology;

•	failure to realize the potential of Seesmart Technologies Inc.’s technologies, complete product development, or properly obtain or secure appropriate protection of intellectual property rights; and

•	loss of key employees and/or the diversion of management’s attention from other ongoing business concerns.

In addition, we are transitioning our Corporate headquarters from Charlotte, North Carolina to Stamford, Connecticut. Seesmart has California and Illinois locations. The geographic distance between the companies and their respective offices and operations increases the risk that the integration will not be completed successfully or in a timely and cost-effective manner. We may not successfully overcome these risks or any other problems encountered in connection with the integration of the companies.

We have made strategic acquisitions in the past and may do so in the future, which may adversely affect our operating results,  financial condition and existing business.

We may continue to expand our business through strategic acquisitions as we have in the past. The success of any acquisition will depend on, among other things:

•	the availability of suitable candidates;

•	competition from other companies for the purchase of available candidates;

•	our ability to value those candidates accurately and negotiate favorable terms for those acquisitions;

•	the availability of funds to finance acquisitions;

•	the ability to establish new informational, operational and financial systems to meet the needs of our business;

•	the ability to achieve anticipated synergies, including with respect to complementary products or services; and

•	the availability of management resources to oversee the integration and operation of the acquired businesses.

We may not be successful in integrating acquired businesses and completing acquisitions in the future. We also may incur substantial expenses and devote significant management time and resources in seeking to complete acquisitions. Acquired businesses may fail to meet our performance expectations. If we do not achieve the anticipated benefits of an acquisition as rapidly as expected, or at all, investors or analysts may not perceive the same benefits of the acquisition as we do. If these risks materialize, our stock price could be materially adversely affected.

Our acquisitions could result in future impairment charges and other charges which could adversely affect our results of operations.

As a result of our acquisition of Seesmart Technologies Inc. and in consideration of future acquisitions, goodwill and other intangible assets have been or will be recorded. At the purchase date, the recorded amounts for goodwill and other intangible assets represent fair values estimated at a point in time and are based on valuations that require significant estimates and assumptions about future events, which are derived from information obtained from the management of the acquired businesses and our business plans for the acquired businesses or intellectual property. If estimates and assumptions used to initially record goodwill and intangible assets do not materialize, ongoing reviews of the carrying amounts of such goodwill and intangible assets may result in impairments which will require us to record a charge in the period in which such an impairment is identified. Such charge could have a severe negative impact on our business, financial condition and results of operations. The following factors also could result in material charges that would adversely affect our results:

•	charges for stock-based compensation;

•

accrual of newly identified pre-acquisition contingent liabilities, in which case the related charge could be required to be included in earnings in the period in which the accrual is determined to the extent it is identified subsequent to the finalization of the purchase price allocation; and

•	charges to income to eliminate certain pre-acquisition activities that duplicate those of the combined company or to reduce our cost structure.

If components used in our finished products become unavailable, or third-party manufacturers otherwise experience delays, we may incur delays in shipment, which would damage our business.

We depend on third-party suppliers for substantially all of our components and products. We purchase these products and components from third-party suppliers that serve the advanced lighting systems market and we believe that alternative sources of supply are readily available for most products and components. However, consolidation in the LED lighting industry could result in one or more current suppliers being acquired by a competitor, rendering us unable to continue purchasing necessary amounts of key components at competitive prices. In addition, for certain of our customized components, arrangements for additional or replacement suppliers will take time and result in delays. We purchase products and components pursuant to purchase orders placed from time to time in the ordinary course of business. This means we are vulnerable to unanticipated price increases and product shortages. Any interruption or delay in the supply of components and products, or our inability to obtain components and products from alternate sources at acceptable prices in a timely manner, could harm our business, financial condition and results of operations.

In an effort to reduce manufacturing costs, we outsource the production of certain parts and components as well as finished goods in our product lines to a number of suppliers. There is no production overlap between our third-party manufacturers domestically and overseas.

While we believe alternative manufacturers for these products are available, we have selected these particular manufacturers based on their ability to consistently produce these products per our specifications ensuring the best quality product at the most cost effective price. We depend on our third-party manufacturers to satisfy performance and quality specifications and to dedicate sufficient production capacity within scheduled delivery times. Accordingly, the loss of all or one of these manufacturers or delays in obtaining shipments could have a material adverse effect on our operations until such time as an alternative manufacturer could be found.

We may be subject to various import duties applicable to materials manufactured in foreign countries and, in addition, may be affected by various other import and export restrictions, as well as other considerations or developments impacting upon international trade, including economic or political instability, shipping delays and product quotas. These international trade factors will, under certain circumstances, have an impact both on the cost of components (which will, in turn, have an impact on the cost to us of the manufactured product) and the wholesale and retail prices of our products.

If the companies to which we outsource the manufacture of our products fail to meet our requirements for quality, quantity and timeliness, our revenue and reputation in the marketplace could be harmed.

We outsource a significant portion of the manufacture and assembly of our products. We currently depend on a small number of contract manufacturers to manufacture our products at plants in the U.S. and China. These manufacturers supply raw materials (in some cases we procure and provide our contract manufacturers with certain components, such as LEDs) and provide necessary facilities and labor to manufacture our products. If these companies were to terminate their arrangements with us without adequate notice, or fail to provide the required capacity and quality on a timely basis, we would be unable to manufacture and ship our lighting products until replacement manufacturing services could be obtained. To qualify a new contract manufacturer, familiarize it with our products, quality standards and other requirements, and commence volume production is a costly and time-consuming process. If it became necessary to do so, we may not be able to establish alternative manufacturing relationships on acceptable terms.

Our reliance on contract manufacturers involves certain additional risks, including the following:

•	lack of direct control over production capacity and delivery schedules;

•	lack of direct control over quality assurance, manufacturing yields and production costs;

•	risk of loss of inventory while in transit from foreign manufacturers; and

•

risks associated with international commerce, particularly with China, including unexpected changes in legal and regulatory requirements, changes in tariffs and trade policies, risks associated with the protection of intellectual property and political and economic instability.

Any interruption in our ability to manufacture and distribute products could result in delays in shipment, lost sales, reductions in revenue and damage to our reputation in the market, all of which would adversely affect our business.

We depend on distributors and independent sales representatives for a substantial portion of our revenue and sales, and the failure to successfully manage our relationships with these third-parties, or the termination of these relationships, could cause our revenue to decline and harm our business.

We intend to continue to seek strategic relationships to distribute, license and sell certain products. Most of our products are sold through independent distributors and agents. A portion of our revenue comes from sales to distributors including systems integrators, distributors and resellers. We may not be able to negotiate acceptable relationships in the future and cannot predict whether current or future relationships will be successful.

Some of these relationships have not been formalized in a detailed contract, and may be subject to termination at any time. The agreements that are formalized in a contract are generally short-term, not exclusive, and can be cancelled by these sales channels without significant financial consequence. In addition, these parties provide technical sales support to end-users. We cannot control how these sales channels perform and cannot be certain that we or end-users will be satisfied by their performance. If these distributors and agents significantly change their terms with us, or change their historical pattern of ordering products from us, there could be a significant impact on our revenue and profits.

If we do not successfully expand our distribution network, we may not be able to increase sales to meet growth expectations.

Our growth depends on our ability to expand our distribution network and our internal sales and service organization. Future success depends on substantially increasing the size and scope of the distribution network, both domestically and internationally. We may face intense competition for personnel and we cannot guarantee that we will be able to attract, assimilate or retain additional qualified business development and sales personnel on a timely basis.

Moreover, given the large scale deployment required by some customers, we may need to hire and retain a number of highly trained customer service and support personnel. We cannot guarantee that we will be able to increase the size of the customer service and support organization on a timely basis to provide the high quality of support required by our customers. The ability to add additional business development and sales and customer service personnel could result in customer dissatisfaction and loss of customers.

Claims by others that our products infringe their patents or other intellectual property rights could prevent us from manufacturing and selling some of our products or require us to pay royalties or incur substantial costs from litigation or development of non-infringing technology.

In recent years, there has been significant litigation in the United States involving patents and other intellectual property rights. We may receive notices that claim we have infringed upon the intellectual property of others. Even if these claims are not valid, they could subject us to significant costs. Any such claims, with or without merit, could be time-consuming to defend, result in costly litigation, divert our attention and resources, cause product shipment delays or require us to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to us or at all. We have engaged in litigation and litigation may be necessary in the future to enforce our intellectual property rights or to determine the validity and scope of the proprietary rights of others. Litigation may also be necessary to defend against claims of infringement or invalidity by others. A successful claim of intellectual property infringement against us and our failure or inability to license the infringed technology or develop or license technology with comparable functionality could have a material adverse effect on our business, financial condition and operating results.

Our products could contain defects or they may be installed or operated incorrectly, which could reduce sales of those products or result in claims against us.

Despite testing by us, errors have been found and may be found in the future in our existing or future products. This could result in, among other things, a delay in the recognition or loss of revenue, loss of market share or failure to achieve market acceptance. These defects could cause us to incur significant warranty, support and repair costs, divert the attention of our engineering personnel from our product development efforts and harm our relationships with our customers. The occurrence of these problems could result in the delay or loss of market acceptance of our lighting products and would likely harm our business. Defects, integration issues or other performance problems in our lighting products could result in personal injury or financial or other damages to end-users or could damage market acceptance of our products. Our customers and end-users could also seek damages from us for their losses. A product liability claim brought against us, even if unsuccessful, would likely be time consuming and costly to defend.

If we are unable to attract or retain qualified personnel, our business and product development efforts could be harmed.

To a significant extent, our success will depend on our senior management team, including the Chief Executive Officer, Robert V. LaPenta, the President, Charles Schafer, and other members of the executive team. The loss of any of these individuals could severely harm the business. Our success also depends on our continued ability to identify, attract, hire, train, retain and motivate highly skilled technical, managerial, manufacturing, administrative and sales and marketing personnel. Competition for these individuals is intense and we may not be able to successfully recruit, assimilate or retain sufficiently qualified personnel. In particular, we may encounter difficulties in recruiting and retaining a sufficient number of qualified technical personnel, which could harm our ability to develop new products and adversely impact our relationships with existing and future customers. The inability to attract and retain necessary technical, managerial, manufacturing, administrative and sales and marketing personnel could harm our ability to obtain new customers and develop new products and could adversely affect our business and operating results.

The reduction or elimination of investments in, or incentives to adopt, LED lighting or the elimination of, or changes in, policies, incentives or rebates in certain states or countries that encourage the use of LEDs over some traditional lighting technologies could cause the growth in demand for our products to slow, which could materially and adversely affect our revenues, profits and margins.

We believe the near-term growth of the LED market will be accelerated by government policies in certain countries that either directly promote the use of LEDs or discourage the use of some traditional lighting technologies. Today, the upfront cost of LED lighting exceeds the upfront cost for some traditional lighting technologies that provide similar lumen output in many applications. However, some governments around the world have used policy initiatives to accelerate the development and adoption of LED lighting and other non-traditional lighting technologies that are seen as more environmentally friendly compared to some traditional lighting technologies. Reductions in (including as a result of any budgetary constraints), or the elimination of, government investment and favorable energy policies could result in decreased demand for our products and decrease our revenues, profits and margins. Further, if our products fail to qualify for any financial incentives or rebates provided by governmental agencies or utilities for which our competitors’ products qualify, such programs may diminish or eliminate our ability to compete by offering products at lower prices than our competitors.

We believe that certification and compliance issues are critical to adoption of our lighting systems, and failure to obtain such certification or compliance would harm our business.

We are required to comply with certain legal requirements governing the materials in our products. Although we are not aware of any efforts to amend any existing legal requirements or implement new legal requirements in a manner with which we cannot comply, our revenue might be materially harmed if such an amendment or implementation were to occur.

Moreover, although not legally required to do so, we strive to obtain certification for substantially all our products. In the United States, we seek, and to date have obtained, certification of substantially all of our products from Underwriters Laboratories (UL) or Intertek (ETL) and in Europe we seek, and to date have appropriately self certified substantially all of our products with Conformité Européenne (CE). Where appropriate in jurisdictions outside the United States and Europe, we seek to obtain other similar national or regional certifications for our products, such as Canadian Underwriters Laboratories (CUL) in Canada and Product Safety Electrical (PSE) in Japan. Although we believe that our broad knowledge and experience with electrical codes and safety standards have facilitated certification approvals, we cannot ensure that we will be able to obtain any such certifications for our new products or that, if certification standards are amended, that we will be able to maintain any such certifications for our existing products, especially since existing codes and standards were not created with our lighting products in mind. Moreover, although we are not aware of any effort to amend any existing certification standard or implement a new certification standard in a manner that would render us unable to maintain certification for our existing products or obtain certification for new products, our revenue might be materially harmed if such an amendment or implementation were to occur.

Item 1B.	Unresolved Staff Comments.

Not applicable.

Item 2.	Properties.

The following table summarizes information with respect to our facilities, which are all leased:

	Location	Area (sq. feet)	Year of Lease Expiration

Corporate Headquarters:	Charlotte, North Carolina	5,100	2013
Office and Warehouse:	Simi Valley, California	12,200	2015
Office, Distribution and Light Manufacturing:	Maple Grove, Minnesota	13,200	2015
Office and Training Center:	Evanston, Illinois	1,500	2015
Office:	Crystal Lake, Illinois	10,000	2014
Warehouse:	Charlotte, North Carolina	2,000	2013

We consider our facilities adequate for our current needs and believe that suitable additional space would be available if necessary.

Item 3.	Legal Proceedings.

In the ordinary course of business, we may become a party to various legal proceedings generally involving contractual matters, infringement actions, product liability claims and other matters.

On March 26, 2012, Koninklijke Philips Electronics N.V. and Philips Solid-State Lighting Solutions, Inc. (collectively, “Philips”) filed a lawsuit (civil action no. 12-cv-10549) in the United States District Court for the District of Massachusetts against the Company alleging that the Company’s Array and certain other products infringe certain of Philips’ patents for LED lighting. In September 2012, the Company entered into a settlement agreement and patent license agreement ending the patent litigation brought by Philips. In connection with the settlement and patent license agreement, Philips granted the Company an ongoing, royalty-bearing license to the comprehensive portfolio of patented LED technologies and solutions offered under Philips’ LED luminaire and retrofit bulb licensing program. The license allows the Company to continue the manufacture and sale of LED-based lighting products, including the Array® brand of LED replacement light bulbs. In September 2012, the Company paid Philips a one-time, lump-sum royalty fee to address past sales. In conjunction with the settlement and patent license agreement, on October 3, 2012, the parties filed a joint stipulation requesting dismissal of the lawsuit and on October 4, 2012 the action was dismissed without prejudice. Prior to the merger of the Company with Seesmart, Seesmart also received a letter from Philips claiming patent infringement and threatening litigation if a license agreement was not negotiated. As a subsequently acquired subsidiary of the Company, Seesmart falls under the Company’s settlement agreement with Philips. However, Philips and Seesmart must first agree to the scope of infringing products, and Seesmart may be required to make a payment to address historical product sales.

On May 10, 2011, the CAO Group, Inc. (“CAO”) filed a lawsuit (civil action no. 2:11-cv-00426) in the United States District Court for the District of Utah Central Division against the Company alleging that the Company’s Array and certain other products infringe three of CAO’s patents for LED lighting. The complaint also lists GE Lighting, Osram Sylvania, Lighting Science Group Corporation, Sharp Electronics Corporation, Toshiba International Corporation, Feit Electric Company, Inc., and Lights of America, Inc. as defendants. The plaintiff is seeking injunctive relief, monetary damages and reimbursement of its attorney’s fees and costs. The Company is evaluating CAO’s claims. The Company intends to vigorously defend its products. In September 2012, GE Lighting and Osram Sylvania filed requests for reexaminations of the three asserted CAO patents with the United States Patent and Trademark Office (“PTO”). The court stayed the litigation through February 28, 2013, pending a decision on the requests to grant the reexaminations. In November and December of 2012, the PTO ordered the reexamination of at least of the independent claims of the patents. The parties of the lawsuit have jointly agreed to stay the lawsuit until after the issuance by the United States Patent Office of a notice of intent to issue a reexamination certificate in any one of the identified reexaminations. The order for the stay was issued March 22, 2013.

Item 4.	Mine Safety Disclosures.

Not applicable.

PART II

Item 5.	Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities.

(a) Our common stock is quoted on The NASDAQ Capital Market under the symbol “RVLT.” The following table sets forth the high and low sales prices for our Common Stock for the periods indicated as reported by The NASDAQ Capital Market:

	2012		2011
	High	Low	High	Low
First Quarter	$1.29	$0.76	$4.36	$2.01
Second Quarter	0.83	0.23	3.35	2.50
Third Quarter	1.08	0.11	2.99	1.18
Fourth Quarter	0.87	0.46	1.88	0.84

(b) The number of holders of record of our Common Stock on March 28, 2013 was 56. This number does not include beneficial owners of our Common Stock whose shares are held in the names of various dealers, clearing agencies, banks, brokers and other fiduciaries.

(c) We have never paid a cash dividend on our Common Stock and intend to continue to follow a policy of retaining earnings to finance future growth. Accordingly, we do not anticipate the payment of cash dividends to holders of our Common Stock in the foreseeable future. In addition, for so long as shares of the Series B, Series C and/or Series E preferred stock are outstanding, the Company is prohibited from declaring dividends without the consent of the holders of at least a majority of the then outstanding Series B, Series C and Series E preferred stock.

(d)	Equity Compensation Plan Information as of December 31, 2012

The following table provides information as of December 31, 2012 with respect to shares of our Common Stock that may be issued under our equity compensation plans.

For additional information regarding our stock option plans and the accounting effects of our stock-based compensation, please see Notes 1 and 10 of our Notes to Consolidated Financial Statements.

Plan Category	(a) Number of common shares to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	( c) Number of common shares available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders	995,990	$4.28	381,170
Equity compensation plans not approved by stockholders	—	—	—

Totals	995,990	$4.28	381,170

Item 6.	Selected Financial Data.

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act 1934, as amended, and are not required to provide the information under this item.

Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The following discussion of our results of operations and financial condition is based upon, and should be read in conjunction with, our consolidated financial statements and accompanying notes thereto included elsewhere in this report. This discussion contains  forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. Please see “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” for a discussion of some of the uncertainties, risks and assumptions associated with these statements.

Overview

We design, manufacture, market and sell high-performance, commercial grade, LED replacement lamps, LED fixtures and LED-based signage, channel-letter and contour lighting products. We sell these products under the Seesmart, Array Lighting and Lumificient brand names. Our products incorporate many proprietary and innovative features. Our product offering and patented designs provide opportunities for significant savings in energy and maintenance costs without compromising the environment. We generate revenue by selling LED lighting products for use in the commercial market segment, which include vertical markets such as industrial and commercial facilities, hospitality, institutional, educational, healthcare and signage markets. We market and distribute our products globally, primarily through our network of distributors and independent sales representatives.

On December 20, 2012, we acquired Seesmart Technologies, Inc., headquartered in Simi Valley, California. Seesmart is a LED solutions provider with a broad range of solutions serving the commercial lighting market. We believe that Seesmart’s strong management combined with its exclusive network of experienced lighting distributors and sales representatives provides us with a customer and solution-focused advantage. Seesmart has a growing group of 56 exclusive distributors in the United States and 300 sales representatives promoting Seesmart products, along with more distributors in selected international locations. In addition, it has established centers of excellence in key U.S. locations, which are used to provide distributor training and to demonstrate and develop state-of-the-art lighting solutions in realistic product environments. We believe that Seesmart has extensive end-to-end product line for both indoor (interior) and outdoor (exterior) applications that is highly complementary to our existing Array product line. With the recent acquisition of Seesmart by Revolution, the Array and Lumificient brands are now being merged into Seesmart’s product categories and offered through Seesmart’s sales channels.

The Company’s operations are principally managed on a product basis and are comprised of two reportable segments for financial reporting purposes: LED replacement lamps and fixtures and LED signage and lighting strips. The LED replacement lamps and fixtures segment include the Seesmart business and the Array business, which has been integrated with the Seemart business. The LED signage and lighting strips segment is comprised of the Lumificient business. Throughout this report, we sometimes use “Seesmart” to refer to our LED replacement lamps and fixtures segment and “Lumificient” to refer to our LED signage and lighting strips segment.

Revenue

Revenue is derived from sales of our advanced lighting products. These products consist of solid-state LED replacement lamps, lighting systems and controls. Revenue is subject to both quarterly and annual fluctuations as a result of product mix considerations.

We sell our products pursuant to purchase orders and do not have any long-term contracts with our customers. We recognize revenue upon shipment or delivery to our customers in accordance with the respective contractual arrangements. Delays in product orders or changes to the timing of shipments or deliveries could cause our quarterly revenue to vary significantly. The majority of our sales are to the North American market (which includes Canada, but excludes Mexico for our purposes), and we expect that region to continue to be a major source of revenue for us. However, we also derive a portion of our revenue from customers outside of the North American market. All of our revenue is denominated in U.S. dollars.

Cost of Goods Sold

Our cost of goods sold consists primarily of purchased components and products from our contract manufacturers and manufacturing-related overhead such as depreciation, rent and utilities. In addition, our cost of goods sold includes provisions for excess and obsolete inventory, freight and warranties. We source our manufactured products based on sales projections and customer orders. We purchase materials and supplies to support such demand.

Gross Profit

Our gross profit has been and will continue to be affected by a variety of factors, including average sales prices of our products, product mix, our ability to reduce manufacturing costs and fluctuations in the cost of our purchased components. We define direct gross margin as revenue less direct material costs.

Operating Expenses

Operating expenses consist primarily of salaries and associated costs for employees in sales, engineering, finance, and administrative activities. In addition, operating expenses include charges relating to accounting, legal, insurance and stock-based compensation under the Financial Accounting Standards Board Accounting Standards Codification 718, “Compensation – Stock Compensation”.

Results of Operations

Revenue

	Year Ended December 31,
	2012	2011	Change	%
LED lamps	$792,068	$4,938,762	$(4,146,694)	-84%
Lumificient	3,689,287	4,049,086	(359,799)	-9%

Total revenue	$4,481,355	$8,987,848	$(4,506,493)	-50%

Total revenue for the year ended December 31, 2012 decreased 50% to approximately $4,481,000 as compared to the year ended December 31, 2011. Sales of our LED lamps decreased approximately $4,147,000 or 84% to approximately $792,000 for the year ended December 31, 2012 compared to approximately $4,939,000 for the year ended December 31, 2011. This sales decrease reflects the launch of Array products for sale through a large home improvement retailer in 2011 which did not repeat in 2012. Sales of Lumificient products decreased approximately 9% from approximately $4,049,000 for the year ended December 31, 2011 to approximately $3,689,000 for the year ended December 31, 2012 as a result of lower than expected demand in the fourth quarter of 2012. Our Seesmart subsidiary, which was acquired on December 20, 2012 did not have a material impact on revenue.

Gross Profit and Cost of Goods Sold

	Year Ended December 31,
	2012	2011	Change	%
Revenue	$4,481,355	$8,987,848	$(4,506,493)	-50%
Cost of sales	4,705,173	7,075,063	(2,369,890)	-33%

Gross profit	$(223,818)	$1,912,785	$(2,136,603)	-112%

Gross margin %	-5%	21%

Gross profit for the year ended December 31, 2012 was approximately a negative $224,000 compared to gross profit of approximately $1,913,000 for the year ended December 31, 2011. Gross margins decreased from approximately 21% of sales in 2011 to approximately negative 5% of sales in 2012. Our Seesmart subsidiary, which was acquired on December 20, 2012 did not have a material impact on gross profit. Direct gross margin, which is revenue less material cost, decreased from 41% for the year ended December 31, 2011 to 40% for the same period of 2012.

Distribution costs, which include some light assembly costs, increased to approximately $2,001,000, or 45% of revenue for the year ended December 31, 2012, as compared to approximately $1,774,000, or 20% of revenue, for the year ended December 31, 2011. The increase of approximately $227,000 in distribution costs for the year ended December 31, 2012, as compared to the year ended December 31, 2011, reflects an approximate $676,000 increase in our inventory provisions primarily for excess Array product. Offsetting this increase, we incurred $237,000 lower freight costs and $147,000 lower depreciation expense in 2012 compared to 2011.

Operating Loss and Expenses

	Year Ended December 31,
	2012	2011	Change	%
Operating expenses:
Selling, general and administrative	$5,240,884	$5,981,212	$(740,328)	-12%
Research and development	554,745	833,876	(279,131)	-33%
Impairment expense	3,397,212	407,369	2,989,843	734%

Total operating expenses	9,192,841	7,222,457	1,970,384	27%

Operating loss	$(9,416,659)	$(5,309,672)	$(4,106,987)	77%

Operating Expenses

Selling, general and administrative (“SG&A”) expenses were approximately $5,241,000 for the year ended December 31, 2012 as compared to approximately $5,981,000 for the same period in 2011, a decrease of approximately $740,000, or 12%. Our Seesmart subsidiary, which was acquired on December 20, 2012, did not have a material impact on SG&A. The decrease in SG&A primarily reflects a reduction of approximately $659,000 in salaries, contract sales personnel and other payroll-related costs for the year ended December 31, 2012 as compared to the same period in 2011. In addition, stock compensation expense decreased by approximately $256,000 in 2012 compared to 2011.

Research and development costs were approximately $555,000 for the year ended December 31, 2012 as compared to approximately $834,000 for the year ended December 31, 2011. This decrease of approximately $279,000 was primarily due to lower corporate payroll expenses of approximately $208,000 and lower project-related costs of approximately $67,000 in 2012 as compared to 2011.

For the year ended December 31, 2012, we recorded an impairment charge for our Array division of approximately $3,378,000 and an impairment charge for our corporate trademarks of approximately $19,000. These charges include approximately $1,989,000 for goodwill impairment, approximately $1,015,000 for impairment of other intangible assets and approximately $393,000 for impairment of property and equipment. For the year ended December 31, 2011 we recorded a goodwill impairment charge of approximately $407,000 as a result of lowering the projected revenue growth and cash flows for Lumificient compared to previous projections.

Interest

For the years ended December 31, 2012 and 2011, the company recorded interest expense of approximately $210,000 and $127,000, respectively, primarily related to borrowing costs under approximately $2,400,000 of indebtedness incurred in December 2009. This debt was extinguished in 2012.

Other Income and Debt Extinguishment Costs

We recognized a gain on debt extinguishment of approximately $1,048,000 in the third quarter of 2012 relating to the redemption at a discount of promissory notes issued in December 2009.

Income Tax

We have provided a full valuation allowance against the net income tax benefits resulting from losses incurred and accumulated on operations. As a result, there was no provision or benefit for income tax recorded during 2012 and 2011.

Net Loss

Net loss for the years ended December 31, 2012 and 2011 was approximately $8,577,000 and $5,469,000, respectively. Net loss includes income from discontinued operations related to the Legacy Commercial and Pool Lighting Businesses of approximately $1,000 in 2012 compared to a loss from discontinued operations of $44,000 in 2011. Net loss attributable to common stockholders was approximately $13,803,000 and includes the effects of the accretion of the beneficial conversion feature and dividends related to the preferred stock issued in 2012. Basic and diluted loss per common share was $0.63 and $0.33 for the years ended December 31, 2012 and 2011, respectively.

LIQUIDITY AND CAPITAL RESOURCES

At December 31, 2012, we had negative working capital of approximately $3,106,000, including cash and cash equivalents of approximately $4,434,000, a decrease of approximately $8,432,000 compared to working capital of approximately $5,326,000, including cash and cash equivalents of approximately $3,015,000, at December 31, 2011. The decrease in working capital primarily represents net liabilities assumed by the Company in connection with, and the unpaid purchase price obligations related to, the acquisition of Seesmart, offset partially by capital raised through the issuance of equity securities to RVL during 2012.

Net cash used in operations increased approximately $1,760,000 to approximately $5,129,000 for the year ended December 31, 2012, compared to approximately $3,369,000 in 2011. The increase in net cash used in operating activities over the comparable period of 2011 is due to an increase of approximately $1,674,000 in net loss adjusted for non-cash items for the year ended December 31, 2012, as compared to the same period in 2011. In addition, cash used for accounts payable, accrued liabilities and related party payable increased by approximately $1,165,000 for the year ended December 31, 2012 as compared to the same period in 2011. The increase in net cash used in operating activities over the comparable period in 2011 was partially offset by an increase in cash provided by inventories of approximately $1,233,000.

Net cash used in investing activities for the year ended December 31, 2012 was approximately $7,686,000 as compared to net cash provided by investing activities of approximately $755,000 in the comparable period of 2011. This increase in cash used in investing activities of approximately $8,441,000 is primarily the result of our 2012 acquisition of Seesmart.

Net cash provided by financing activities for the year ended December 31, 2012 was approximately $14,235,000 as compared to net cash provided in financing activities of approximately $320,000 for the comparable period of 2011. This increase in cash provided by financing activities of approximately $13,915,000 as compared to 2012 is mostly attributable to $5,195,000 from our issuance of Series B convertible preferred stock and $9,936,000 from our issuance of Series C convertible preferred stock. We used approximately $880,000 of the Series B preferred stock proceeds to restructure and extinguish the principal outstanding on the promissory notes we issued in December 2009.

At December 31, 2012, we had cash on hand of approximately $4,434,000. In the last two fiscal years we have had negative cash flow from operations of approximately $5,129,000 and $3,369,000. During 2012, we issued convertible preferred stock to RVL for net cash proceeds aggregating approximately $15,132,000 which was used to fund the cash portion of the purchase price of Seesmart, to repay pre-existing debt and other liabilities and for working capital. In addition, subsequent to December 31, 2012, we issued convertible preferred stock to RVL for cash of $5 million and common stock to unaffiliated investors for an additional $5 million in cash. In 2013, we are required to settle the assumed convertible obligations of Seesmart of approximately $3,422,000, disburse approximately $2,441,000 of the remaining cash consideration for the acquisition of Seesmart and fund our operations and working capital. While we expect to generate negative cash flow from operations in 2013 as we integrate Seesmart, invest in the growth of the Company and implement our growth strategy, we believe we have adequate resources to meet our cash requirements in the near future.

We face significant challenges in order to achieve profitability and there can be no assurance that we will achieve or sustain positive cash flows from operations or profitability. Our ability to meet our obligations in the ordinary course of business is dependent upon our ability to establish profitable operations or raise additional capital through public or private debt or equity financing, or other sources of financing to fund operations. There can be no assurance such financing will be available on terms acceptable to us, if at all, or that any financing transaction will not be dilutive to our current stockholders.

In addition, to accelerate the growth of our operations in response to new market opportunities or to acquire other technologies or businesses, we may need to raise additional capital. Additional capital may come from several sources, including the incurrence of indebtedness or the issuance of additional common stock, preferred stock, debt (whether convertible or not) or other securities. Increased indebtedness could negatively affect our liquidity and operating flexibility. The issuance of any additional securities could, among other things, result in substantial dilution of the percentage ownership of our stockholders at the time of issuance, result in substantial dilution of our earnings per share, and adversely affect the prevailing market price for our common stock. In addition, we may not be able to obtain additional financing on terms favorable to us, if at all. If additional funds become necessary and are not available on terms favorable to us, or at all, we may be unable to expand our business or pursue an acquisition and our business, results of operations and financial condition may be materially adversely affected.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

We use certain accounting policies and procedures to manage changes that occur in our business environment that may affect accounting estimates made in preparation of our financial statements. These estimates relate primarily to our allowance for doubtful accounts receivable, reserve for product returns, provision for inventories, warranties and product liability, revenue recognition, stock-based compensation, goodwill, intangible assets, income taxes and purchase price allocation.

Accounts Receivable and Bad Debts - Our strategy for managing doubtful accounts includes centralized credit policies and collection procedures for all customer accounts. We use a credit risk rating system in order to measure the quality of individual credit transactions. We strive to identify potential problem receivables early, take appropriate collection actions, and maintain adequate reserve levels. As revenue is recorded, we accrue an estimated amount for product returns as a reduction of revenue. Our estimate for product returns is based on our historical return experience and our expectation of future returns. We believe that our allowance for doubtful accounts and reserve for product returns were adequate at December 31, 2012 and 2011.

Inventory Provisions - Our strategy for providing for inventory obsolescence includes the evaluation of existing inventory usage and realizable value. Typically, no provision is recorded for inventory items that are currently used and expected to be sold within one year of purchase. We believe that our provision for inventory obsolescence is adequate at December 31, 2012 and 2011.

Warranties and product liability - Our products typically carry a warranty that ranges from one to seven years and includes replacement of defective parts. A warranty reserve is recorded for estimated costs associated with potential warranty expenses on previous sales. The estimate is based on historical experience. If future experience proves to be different from historical experience, we may need to increase or decrease the reserve.

Revenue recognition – Generally, we recognize revenue for our products upon shipment or delivery to customers in accordance with the respective contractual arrangements, provided no significant obligations remain and collection is probable. For sales that include customer acceptance terms, revenue is recorded after customer acceptance. It is our policy that all sales are final. Requests for returns are reviewed on a case by case basis. As revenue is recorded, we accrue an estimated amount for product returns as a reduction of revenue. As our products were new in the consumer market channel in 2011, we increased our reserve estimate for 2011 related to product returns for this channel. The level of returns may fluctuate from our estimate. We offer early payment discounts to select customers. Revenue is recorded net of the amount of the early payment discounts that we estimate will be claimed by customers.

Revenues from merchandise shipped to a logistics supplier for Seesmart, who has the contractual right to return merchandise in inventory, are recognized when the merchandise is delivered by the logistics supplier to the end user. Payments received from the logistics supplier prior to recognizing the related revenue are recorded as customer deposits.

Pursuant to agreements with distributors, which provide the distributors with the rights to purchase and resell inventory, we receive up front licensing fees for ongoing support obligations during the term of the agreement. Such fees are amortized by us over the term of the contracts which range from three to ten years. Unamortized licensing fees are included in deferred revenue in the accompanying consolidated balance sheets.

Stock-based Compensation - We account for stock-based compensation under the provisions of FASB ASC 718 “Compensation-Stock Compensation”. Under the fair value recognition provisions of this statement, share-based compensation cost is measured at the grant date based on the value of the award and is recognized as expense over the requisite service period, which is typically the vesting period. Determining the fair value of share-based awards at the grant date requires judgment, including estimating volatility and expected lives. In addition, judgment is also required in estimating the amount of share-based awards that are expected to be forfeited. If actual results differ significantly from our estimates, our results of operations could be materially impacted.

Goodwill and Intangible Assets - We record goodwill as the excess of purchase price over the fair value of the identifiable net assets acquired. FASB ASC 350 “Intangibles – Goodwill and Other” (“ASC 350”), prescribes a two-step process for annual impairment testing of goodwill. The first step tests for impairment, while the second step, if necessary, measures the impairment. Step one compares the fair value of our reporting units to their carrying amount. If the fair value of the reporting unit is greater than its carrying amount, there is no impairment. If the reporting unit’s carrying amount exceeds its fair value, then the second step must be completed to measure the amount of impairment, if any. Step two calculates the implied fair value of goodwill by deducting the fair value of all tangible and intangible net assets of the reporting unit from the fair value of the reporting unit as calculated in step one. In this step, the fair value of the reporting unit is allocated to all of the reporting unit’s assets and liabilities in a hypothetical purchase price allocation as if the reporting unit had been acquired on that date. If the carrying amount of goodwill exceeds the implied fair value of goodwill, an impairment loss will be recognized in an amount equal to the excess. Determining the fair value of a reporting unit is judgmental in nature and requires the use of significant estimates and assumptions, including revenue growth rates, strategic plans, future market conditions, cash flows and discount rates, among others. There can be no assurance that our estimates and assumptions made for purposes of the goodwill impairment testing will prove to be accurate predictions of the future. If our assumptions regarding forecasted revenue or margin growth rates are not achieved or changes in strategy or market conditions occur, we may be required to record goodwill impairment charges in future periods.

Income Taxes - We have recorded net deferred tax assets of approximately $16,187,000 at December 31, 2012, including the tax benefits of net operating loss carryfowards aggregating approximately $18,151,000, with a full valuation allowance. Management evaluated the adequacy of the valuation allowance in light of the results for the year and on the cumulative results of operations. The evaluation included recording a full valuation allowance for net deferred tax assets. Management evaluates the adequacy of the valuation allowance annually and, if its assessment of whether it is more likely than not that the related tax benefits will be realized changes, the valuation allowance will be increased or reduced with a corresponding benefit or charge included in income. At December 31, 2012, we have U.S. Federal net operating carryforwards of approximately $48,751,000, which may be used to reduce future taxable income.

Utilization of net operating loss carryforwards is dependent on generating future taxable income of the appropriate type and in the appropriate jurisdiction. In addition, as a result of transactions consummated during 2012, including the issuance of common and preferred stock by the Company and the acquisition of Seesmart, substantially all of our net operating loss carryforwards are subject to limitations imposed by Section 382 of the Internal Revenue Code. The determination of such limitations is complex and requires a significant amount of analysis and review of past transactions, including those transactions involving acquired companies and their predecessors. We have not fully analyzed the limitations and their impact on the recorded gross deferred tax assets, but we expect that the limitations may prevent us from utilizing a significant portion of the net operating losses prior to their expiration. We expect to undertake reviews of the limitations in the near future and we will make appropriate adjustments to our deferred tax assets. However, as we have recognized a full valuation allowance related to our net deferred tax assets, any adjustment to the deferred tax assets related to the net operating loss carryforwards would be offset by a corresponding adjustment to the valuation allowance.

Uncertain tax positions are recognized if we determine that it is more likely than not that a tax position will be sustained based on the technical merits of the position, on the presumption that the position will be examined by the appropriate taxing authority that would have full knowledge of all relevant information. The tax position is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement.

Purchase Price Allocation - Valuations of acquired businesses require us to make significant estimates, which are derived from information obtained from the management of the acquired businesses, our business plans for the acquired businesses or intellectual property and other sources. Critical assumptions and estimates used in the initial valuation of goodwill and other intangible assets include, but are not limited to:

•	Assessments of appropriate valuation methodologies in the circumstances;

•	Future expected cash flows from product sales, customer contracts and acquired developed technologies, patents and other intellectual property;

•	Expected costs to complete any in process research and development projects and commercialized viable products and estimated cash flows from the sales of such products;

•	The acquired company’s brand awareness and market position;

•	Assumptions about the period of time over which we will continue to use the acquired brand and intangible assets; and

•	Discount rates.

The estimates and assumptions may not materialize because unanticipated events and circumstances may occur. If estimates and assumptions used to initially value goodwill and intangible assets prove to be different from actual results, ongoing reviews of the carrying values of such goodwill and intangible assets may indicate impairment, which will require us to record an impairment charge in the period in which it is identified.

CONTRACTUAL OBLIGATIONS

The following table sets forth our contractual obligations at December 31, 2012:

	Payments due by period
	2013	2014 – 2015	2016 – 2017
Operating lease obligations	$394,546	$518,397	$9,636
Seesmart purchase price obligations	3,240,595
Seesmart notes payable obligations	3,421,592

Total	$7,056,733	$518,397	$9,636

Operating Lease Obligations

On February 27, 2007, the Company entered into a five year operating lease agreement with Floyd Smith Office Park, LLC, commencing approximately June 1, 2007 for the Company’s corporate headquarters in Charlotte, North Carolina. The Company originally leased approximately 2,100 square feet of office space for a gross rental rate of $3,400 per month including build-out, power and water utilities and the Company’s pro rata share of the property’s operating expenses, property taxes, insurance and non-structural repairs. After the initial twelve-month period, the rent increases annually by 3.0%. The lease provides for a security deposit of $3,400. On August 24, 2007, the Company leased an additional 3,000 square feet in this facility for an additional gross rental rate of $4,972 per month on the same basis and with the same provisions as the original lease with an additional security deposit of $4,972. The Company’s five year lease agreement expired during 2012 and the Company has continued to lease the space on a month-to-month basis with a monthly rental payment of $9,423.

Lumificient has an operating lease with Schany Family Limited Partnership for approximately 13,200 square feet of office and warehouse space. The Company acquired Lumificient on April 30, 2008. Base rent under the lease at April 30, 2008 was $5,202 per month and increases 2% annually each July. In addition to base rent, Lumificient is required to pay its pro rata share of the property’s operating expenses, including property taxes, insurance and non-structural repairs. The lease originally terminated on February 28, 2010. On December 28, 2009, Lumificient entered into a new three year lease with Schany Family Limited Partnership through February 28, 2013. The lease includes an option for an additional two year extension through February 28, 2015. Monthly base rent under the lease at March 1, 2010 is $5,412 and increases 2% annually each March. In 2012, Lumificient exercised its option to extend the lease for the additional two year period.

On July 29, 2009, Seesmart entered into an operating lease agreement expiring on October 31, 2012 with Westpac Insurance Services, Inc. for approximately 12,200 square feet of office and warehouse space in Simi

Valley, California. An officer of the Seesmart personally guarantees the lease. During 2012, Seesmart extended the lease through October 31, 2015. Base rent under the agreement beginning November 1, 2012 is $15,810 and increases 2% annually each November. Seesmart is also responsible for maintaining certain minimum insurance requirements as well as Seesmart’s portion of certain common area maintenance charges and property taxes.

On February 23, 2009, Seesmart entered into an operating lease agreement expiring June 1, 2014 with Gallant Investments, LLC for approximately 10,000 square feet of office space in Crystal Lake, Illinois. Base rent under the lease at December 20, 2012 is $6,147 per month and the base rent increases 3% annually on July 1, 2013. Seesmart is responsible for maintaining certain minimum insurance requirements as well as Seesmart’s portion of certain common area maintenance charges, property taxes and utilities.

On October 30, 2012, Progress 44, Inc., a company affiliated with Seesmart’s President Raymond Sjolseth, entered into an operating lease agreement expiring March 31, 2015 with Stamp Factory, LLC for approximately 1,500 square feet of office space in Evanston, Illinois. Base rent under the lease at December 20, 2012 is $1,825 per month and the base rent increases to $1,880 per month beginning in January 2014. The lessee is responsible for maintaining certain minimum insurance requirements as well as the lessee’s portion of certain common area maintenance charges, property taxes and utilities. Pursuant to the December 20, 2012 acquisition of Seesmart, the Company assumed the lease and agreed to reimburse Progress 44, Inc. for any lease payments made subsequent to the acquisition date.

In October 2012, the Company entered into a one year lease with JCH Enterprises of Charlotte, LLC to lease approximately 2,000 square feet of warehouse space in Charlotte, North Carolina. Monthly base rent under the agreement is $1,308. The Company is also responsible for maintaining certain minimum insurance requirements as well as certain maintenance costs.

Seesmart Purchase Price Obligations

On December 20, 2012, Revolution purchased all the shares of Seesmart Technologies, Inc. for consideration of approximately $10.1 million in cash funded by the issuance Series C convertible preferred stock, approximately 7.7 million common stock shares valued at approximately $5.0 million and 11,915 shares of Series D convertible preferred stock valued at approximately $1.0 million. Under the Merger Agreement, the Company agreed to distribute the consideration to Seesmart Technologies, Inc.’s shareholders. As this required the Company to obtain current information from Seesmart Technologies, Inc.’s shareholders, not all of the consideration was distributed prior to December 31, 2012. In addition, the Merger Agreement contains provisions for certain escrow amounts. The Company has recorded a liability for the undistributed consideration and escrow amounts at December 31, 2012.

Seesmart Notes Payable Obligations

On the acquisition date, Seesmart had outstanding convertible notes payable. In accordance with terms of the notes, the notes were converted into the right to cash equal to the principal, a 20% premium on the principal plus accrued interest. On the acquisition date, the Company’s cash obligation totaled approximately $3,422,000. During 2013, the Company extended an offer to the note holders to exchange the notes for common stock, at an exchange rate of $0.6959 per share. Holders representing approximately $1,030,000 of the cash obligation elected to receive a total of 1,479,947 shares of common stock. In 2013, the Company paid approximately $2,392,000 in cash to settle the remaining obligation.

Purchase Obligations

We are not a party to any significant long-term service or supply contracts. We refrain from entering into any long-term purchase commitments in the ordinary course of business.

RECENT ACCOUNTING PRONOUNCEMENTS

See Note 1 to the consolidated financial statements in Part 1 of this Annual Report on Form 10-K for information related to new accounting pronouncements that impact the Company.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our investors.

Item 7A.	Quantitative and Qualitative Disclosures About Market Risk.

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act 1934, as amended, and are not required to provide the information under this item.

Item 8.	Financial Statements and Supplementary Data.

The following report of independent registered public accounting firm and financial statements are filed as part of this Annual Report on Form 10-K. This information appears in a separate section of this Annual Report on Form 10-K following the Index to Financial Statements on page 34:

Report of Independent Registered Public Accounting Firm

Consolidated Balance Sheets as of December 31, 2012 and 2011

Consolidated Statements of Operations for the years ended December 31, 2012 and 2011

Consolidated Statements of Stockholders’ Equity for the years ended December 31, 2012 and 2011

Consolidated Statements of Cash Flows for the years ended December 31, 2012 and 2011

Notes to Consolidated Financial Statements

Item 9.	Changes In and Disagreements with Accountants on Accounting and Financial Disclosure.

None

Item 9A.	Controls and Procedures.

The certifications of our principal executive officer and principal financial officer in accordance with Rule 13a-14(a) under the Exchange Act are attached as exhibits to this Annual Report on Form 10-K. The disclosures set forth in this Item 9A contain information concerning the evaluation of our disclosure controls and procedures, and changes in our internal control over financial reporting referred to in paragraph 4 of such certifications. Such certifications should be read in conjunction with this Item 9A for a more complete understanding of the matters covered by the certifications.

(a) Evaluation of Disclosure Controls and Procedures

We maintain disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended) that are designed to ensure that information required to be disclosed in the reports we file under the Securities Exchange Act of 1934, as amended, is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission’s rules and forms, and that such information is accumulated and communicated to our management, including our chief executive officer and chief financial officer as appropriate, to allow timely decisions regarding required disclosure.

In designing and evaluating the disclosure controls and procedures, our management recognizes that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives, and our management necessarily was required to apply its judgment in evaluating the cost-benefit relationship of possible controls and procedures. Furthermore, our controls and procedures can be circumvented by the individual acts of some persons, by collusion of two or more people or by management override of the control and misstatements due to error or fraud may occur and not be detected on a timely basis.

An evaluation was performed under the supervision and with the participation of our management, including our chief executive officer and chief financial officer, of the effectiveness of our disclosure controls and procedures as of the end of the period covered by this Annual Report on Form 10-K. Based on this evaluation, our management concluded that our disclosure controls and procedures were effective at a reasonable assurance level as of the end of the period covered by this report.

(b) Management’s annual report on internal control over financial reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting for our company. Internal control over financial reporting is a process to provide reasonable assurance regarding the reliability of our financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America. Internal control over financial reporting includes maintaining records that in reasonable detail accurately and fairly reflect our transactions; providing reasonable assurance that transactions are recorded as necessary for preparation of our financial statements; providing reasonable assurance that receipts and expenditures of our assets are made in accordance with management’s authorization; and providing reasonable assurance that unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements would be prevented or detected on a timely basis. Because of its inherent limitations, internal control over financial reporting is not intended to provide absolute assurance that a misstatement of our financial statements would be prevented or detected. Furthermore, our controls and procedures can be circumvented by the individual acts of some persons, by collusion of two or more people or by management override of the control and misstatements due to error or fraud may occur and not be detected on a timely basis.

Management conducted its evaluation of the effectiveness of our company’s internal controls over financial reporting based on the framework in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, and concluded that our company’s internal control over financial reporting contained a material weakness as of December 31, 2012. A “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis. The identified material weakness relates to the design and operation of the Company’s consolidated closing and financial reporting processes, including the accounting for the December 20, 2012 Seesmart acquisition. The issues giving rise to the material weakness included an insufficient complement of financial accounting personnel and oversight to address the additional accounting and financial reporting requirements resulting from the Seesmart acquisition.

Notwithstanding the material weakness, management has concluded that the consolidated financial statements present fairly, in all material respects, our financial position, results of operations and cash flows for the periods presented in conformity with accounting principles generally accepted in the United States.

In conducting the Company’s evaluation of the effectiveness of its internal control over financial reporting, management determined that the internal control systems of Seesmart Technologies, Inc., a wholly owned subsidiary acquired on December 20, 2012, would be excluded from its internal control assessment, as permitted by guidance issued by the Securities and Exchange Commission. Accordingly as of and the year ended December 31, 2012, approximately 3% of consolidated revenues and 10% of consolidated assets have been excluded from management’s evaluation of internal control over financial reporting.

This annual report does not include an attestation report of our independent registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by our registered public accounting firm pursuant to rules of the Securities and Exchange Commission applicable to smaller reporting companies that permit us to provide only management’s report in this annual report.

c) Changes in internal controls

There was no change in our internal control over financial reporting that occurred during the quarter ended December 31, 2012 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting except as described below.

On December 20, 2012, the Company completed the acquisition of Seesmart Technologies, Inc., a company not required to file reports with the Securities and Exchange Commission. At the date of the acquisition, Seesmart had not prepared audited financial statements for 2010 and 2011 or interim financial statements for the nine months ended September 30, 2012. Company management recognized that the internal controls over financial reporting as they related to separate financial statements of Seesmart were inadequate. Accordingly, subsequent to the acquisition, management immediately implemented an action plan by assessing the Company’s and Seesmart’s financial accounting resources, hiring an experienced CFO for the Company, engaging an accounting expert, and adding outside resources to assist internal resources from the Company and Seesmart. In addition, the Company hired a controller for Seesmart who assumed his responsibilities on April 8, 2013 and expects to hire additional accounting resources. Finally, as part of its 2013 evaluation of internal controls over financial reporting, the Company expects to engage outside consultants to assist with an assessment of internal controls, develop a remediation plan to address deficiencies including material weaknesses, implement the plan and test internal controls, all within 2013.

Item 9B.	Other Information.

On April 9, 2013, the Company entered into the Management Services Agreement with RVL 1, LLC (the “Management Agreement”) to memorialize certain management services that Aston Capital, LLC has been providing to the Company since RVL 1, LLC acquired majority control of the Company’s voting stock on September 25, 2012. Pursuant to the Management Agreement, Aston Capital, LLC has provided consulting services in connection with financing matters, budgeting, strategic planning and business development, including, without limitation, assisting the Company in (i) analyzing the operations and historical performance of target companies; (ii) analyzing and evaluating the transactions with such target companies; (iii) conducting financial, business and operational due diligence, and (iv) evaluating related structuring and other matters.

In consideration of the services provided by Aston Capital, LLC under the Management Agreement, upon shareholder approval of the Revolution Lighting Technologies, Inc. 2013 Stock Incentive Plan (the “Plan”), the Company has agreed to issue 500,000 shares of restricted common stock under the Plan to Aston Capital, LLC. The shares will vest in three equal annual increments, with the first such vesting date being September 25, 2014. The Audit Committee of the Board will consider from time to time (at a minimum at such times when the Compensation Committee evaluates Director compensation) whether additional compensation to Aston Capital, LLC is appropriate given the nature of the services provided.

The Management Agreement was unanimously approved by the Audit Committee of the Company’s Board of Directors in accordance with the Company’s procedures for approving related party transactions.

PART III

Item 10.	Directors, Executive Officers and Corporate Governance.

The information required by this item will be set forth in our definitive information statement to be filed with the Securities and Exchange Commission in connection with our 2013 annual meeting of stockholders and is incorporated herein by reference. Information relating to our Code of Business Conduct and Ethics and to compliance with Section 16(a) of the Securities Exchange Act of 1934, as amended, will be set forth in our definitive information statement relating to our 2013 annual meeting of stockholders and is incorporated herein by reference.

Item 11.	Executive Compensation.

The information required by this item will be set forth in our definitive information statement to be filed with the Securities and Exchange Commission in connection with our 2013 annual meeting of stockholders and is incorporated herein by reference.

Item 12.	Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

The information required by this item will be set forth in our definitive information statement to be filed with the Securities and Exchange Commission in connection with our 2013 annual meeting of stockholders and is incorporated herein by reference.

Item 13.	Certain Relationships and Related Transactions and Director Independence.

The information required by this item will be set forth in our definitive information statement to be filed with the Securities and Exchange Commission in connection with our 2013 annual meeting of stockholders and is incorporated herein by reference.

Item 14.	Principal Accountant Fees and Services.

The information required by this item will be set forth in our definitive information statement to be filed with the Securities and Exchange Commission in connection with our 2013 annual meeting of stockholders and is incorporated herein by reference.

Item 15.	Exhibits and Financial Statement Schedules.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of December 1, 2012, by and among, Revolution Lighting Technologies, Inc., Seesmart Acquisition Company, Inc., Seesmart Merger Company, LLC, Seesmart Technologies, Inc. and Ken Ames as the Stockholder Representative (incorporated by Reference to our Current Report on Form 8-K filed December 6, 2012)

3.1	Amended and Restated Certificate of Incorporation (incorporated by Reference to our Current Report on Form 8-K filed on November 16, 2012)

4.1	Certificate of Designations, Preferences and Rights of Series B Preferred Stock of Revolution Lighting Technologies, Inc. (incorporated by Reference to our Current Report on Form 8-K filed on November 16, 2012)

4.2	Certificate of Designations, Preferences and Rights of Series C Preferred Stock of Revolution Lighting Technologies, Inc. (incorporated by Reference to our Current Report on Form 8-K filed on December 27, 2012)

4.3	Certificate of Designations, Preferences and Rights of Series D Preferred Stock of Revolution Lighting Technologies, Inc. (incorporated by Reference to our Current Report on Form 8-K filed on December 27, 2012)

4.4	Certificate of Designations, Preferences and Rights of Series E Preferred Stock of Revolution Lighting Technologies, Inc. (incorporated by Reference to our Current Report on Form 8-K filed on February 22, 2013)

10.1	Form of Indemnification Agreement (incorporated by Reference to our Current Report on Form 8-K filed on November 16, 2012)

10.2	1994 Stock Option Plan, as amended and restated (incorporated by Reference to our Definitive Proxy Statement filed March 27, 1998)

10.3	2003 Stock Incentive Plan (incorporated by Reference to our Definitive Proxy Statement filed April 16, 2004)

10.4	Form of Warrant Agreement between Revolution Lighting Technologies, Inc. and Brett M. Kingstone (incorporated by Reference to our Definitive Proxy Statement filed November 3, 2005)

10.5	Employment Agreement between Revolution Lighting Technologies, Inc. and Michael A. Bauer dated February 11, 2008 (incorporated by Reference to our Current Report on Form 8-K filed February 14, 2008)

10.6	Offer Letter between Revolution Lighting Technologies, Inc. and Gary Langford dated December 30, 2008 (incorporated by Reference to our Current Report on Form 8-K/A filed January 9, 2009)

10.7	Management Services Agreement, dated as of April 16, 2013, by and between the Company and Aston Capital LLC*

10.8	Revolution Lighting Technologies, Inc. Preferred Stock Exchange Agreement dated October 29, 2009 (incorporated by Reference to our Registration Statement on Form S-1 filed on October 29, 2009 (File No. 333-162743))

10.9	Asset Purchase Agreement as of October 28, 2010 between Revolution Lighting Technologies, Inc. and Next Step Products, LLC (incorporated by Reference to our Current Report on Form 8-K filed October 28, 2010)

Exhibit Number	Description

10.10	Investment Agreement, dated as of September 12, 2012 by and between Revolution Lighting Technologies, Inc. and RVL 1 LLC (incorporated by Reference to our Current Report on Form 8-K filed September 17, 2012)

10.11	Termination and Exchange Agreement, dated as of September 12, 2012, by and between Revolution Lighting Technologies, Inc. and each holder of the Convertible Promissory Notes dated December 21, 2009 (incorporated by Reference to our Current Report on Form 8-K filed September 17, 2012)

10.12	Registration Rights Agreement, dated as of September 25, 2012, by and between Revolution Lighting Technologies, Inc. and RVL 1 LLC (incorporated by Reference to our Current Report on Form 8-K filed September 26, 2012)

10.13	Settlement and Patent License Agreement, dated as of August 1, 2012, by and between Revolution Lighting Technologies, Inc. and Koninklijke Philips Electronics N.V. (incorporated by Reference to our Quarterly Report on Form 10-Q filed November 14, 2012)

10.14	Separation and General Release Agreement, dated as of January 25, 2013, by and between Revolution Lighting Technologies, Inc. and Michael A. Bauer (incorporated by Reference to our Current Report on Form 8-K filed January 30, 2013)

10.15	Investment Agreement, dated as of February 21, 2013, by and between Revolution Lighting Technologies, Inc. and RVL 1 LLC (incorporated by Reference to our Current Report on Form 8-K filed February 22, 2013)

10.16	Transition, Separation and General Release Agreement, dated as of February 16, 2013, by and between Revolution Lighting Technologies, Inc. and Gary R. Langford (incorporated by Reference to our Current Report on Form 8-K filed February 22, 2013)

10.17	Investment Agreement, dated as of March 8, 2012, by and among Revolution Lighting Technologies, Inc., Great American Insurance Company, and Great American Life Insurance Company (incorporated by Reference to our Current Report on Form 8-K filed March 14, 2013)

14.1	Code of Business Conduct and Ethics (incorporated by Reference to our Annual Report on Form 10-KSB filed March 26, 2004)

21.1	Subsidiaries of Revolution Lighting Technologies, Inc. *

23.1	Consent of McGladrey LLP, Independent Registered Public Accounting Firm*

31.1	Certifications by our chief executive officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002*

31.2	Certifications by our chief financial officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002*

32.1	Certifications by our chief executive officer and chief financial officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002*

101**	The following financial statements from Revolution Lighting Technologies, Inc.’s Yearly Report on Form 10-K for the year ended December 31, 2012, filed on April 16, 2013, formatted in XBRL (eXtensible Business Reporting Language): (i) Consolidated Balance Sheets, (ii) Consolidated Statements of Operations (iii) Consolidated Statements of Stockholders’ Equity (iv) Consolidated Statements of Cash Flows, (v) Notes to Consolidated Financial Statements

*	Filed herewith
**	Submitted electronically with this Report pursuant to Rule 405 of Regulation S-T

REVOLUTION LIGHTING TECHNOLOGIES, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Revolution Lighting Technologies, Inc.

We have audited the accompanying consolidated balance sheets of Revolution Lighting Technologies, Inc. (the “Company”) and subsidiaries as of December 31, 2012 and 2011, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Revolution Lighting Technologies, Inc. and subsidiaries as of December 31, 2012 and 2011, and the results of their operations and their cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

/s/ McGladrey LLP

Charlotte, NC
April 16, 2013

REVOLUTION LIGHTING TECHNOLOGIES, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2012	2011
ASSETS
Current Assets:
Cash and cash equivalents	$4,434,292	$3,014,656
Trade accounts receivable, less allowance for doubtful accounts of $56,931 and $52,912	1,306,600	564,474
Inventories	2,576,453	2,977,047
Other assets	390,977	92,108

Total current assets	8,708,322	6,648,285

Property and equipment:
Machinery and equipment	272,100	1,283,693
Furniture and fixtures	126,414	643,339
Computers and software	172,471	798,257
Leasehold improvements	129,756	553,832

	700,741	3,279,121
Accumulated depreciation and amortization	(381,237)	(2,536,144)

Net property and equipment	319,504	742,977

Goodwill	11,456,593	1,988,920
Intangible assets, less accumulated amortization of $873,045 and $879,490	12,052,876	2,543,969
Other assets, net	30,391	23,857

	$32,567,686	$11,948,008

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$2,631,164	$825,100
Accrued liabilities	865,995	245,890
Accrued compensation and benefits	219,117	206,803
Related party payable	8,237	18,151
Deferred revenue	29,626	—
Customer deposits	1,397,736	—
Seesmart purchase price obligations	3,240,595	—
Seesmart notes payable obligations	3,421,592	—
Current portion of deferred rent	—	25,882

Total current liabilities	11,814,062	1,321,826

Deferred revenue – noncurrent	57,642	—
Convertible promissory notes to related parties, net of debt discount	—	2,314,854

Total liabilities	11,871,704	3,636,680
Commitments and contingencies
Stockholders’ Equity:
Series C convertible preferred stock, $.001 par value, aggregate liquidation preference of $10,030,556; 25,000 shares authorized, 10,000 and 0 issued and outstanding	9,936,326	—
Series B convertible preferred stock, $.001 par value, aggregate liquidation preference of $20; 1,000,000 shares authorized, 2 and 0 issued and outstanding	17	—
Series D convertible preferred stock, $.001 par value, aggregate liquidation preference of $1,117,700; 13,000 shares authorized, 11,177 and 0 issued and outstanding	943,672	—
Common stock, $.001 par value, 120,000,000 and 30,000,000 shares authorized, 70,213,480 and 16,452,738 issued and outstanding	70,214	16,453
Additional paid-in capital	60,035,719	50,007,362
Accumulated deficit	(50,289,966)	(41,712,487)

Total stockholders’ equity	20,695,982	8,311,328

	$32,567,686	$11,948,008

See accompanying notes to consolidated financial statements.

REVOLUTION LIGHTING TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2012	2011
Revenues	$4,481,355	$8,987,848
Cost of sales	4,705,173	7,075,063

Gross (loss) profit	(223,818)	1,912,785

Operating expenses:
Selling, general and administrative	5,240,884	5,981,212
Research and development	554,745	833,876
Impairment expense	3,397,212	407,369

Total operating expenses	9,192,841	7,222,457

Operating loss	(9,416,659)	(5,309,672)

Non-operating income (expense):
Interest income	203	569
Gain on debt restructuring	1,048,308	—
Interest expense	(210,014)	(126,731)
Other income	—	10,920

Total non-operating income (expense), net	838,497	(115,242)

Loss from continuing operations	$(8,578,162)	$(5,424,914)

Discontinued operations:
Income (loss) from discontinued operations	683	(44,156)

Net loss	$(8,577,479)	$(5,469,070)

Accretion of preferred stock beneficial conversion feature	(5,195,225)	—
Accrual of preferred stock dividends	(30,556)	—

Net loss attributable to common stockholders	$(13,803,260)	$(5,469,070)

Basic and diluted loss per common share:
Loss from continuing operations attributable to common stockholders	$(0.63)	$(0.33)

Discontinued operations	$0.00	$0.00

Net loss attributable to common stockholders	$(0.63)	$(0.33)

Basic and diluted weighted average shares outstanding	22,065,023	16,405,789

See accompanying notes to consolidated financial statements.

REVOLUTION LIGHTING TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

Years Ended December 31, 2012 and 2011

	Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance, January 1, 2011	—	$—	16,245,503	$16,246	$49,386,782	$(36,243,417)	$13,159,611
Exercise of warrants	—	—	207,235	207	319,543	—	319,750
Stock-based compensation	—	—	—	—	301,037	—	301,037
Net loss	—	—	—	—	—	(5,469,070)	(5,469,070)

Balance, December 31, 2011	—	$—	16,452,738	$16,453	$50,007,362	$(41,712,487)	$8,311,328
Stock-based compensation	—	—	—	—	44,983	—	44,983
Issuance of Series B convertible preferred stock, net of issuance costs	600,000	—	—	—	5,195,225	—	5,195,225
Accretion of Series B preferred stock beneficial conversion feature	—	5,195,225	—	—	(5,195,225)	—	—
Conversion of Series B convertible preferred stock to common stock	(599,998)	(5,195,208)	46,153,692	46,154	5,149,054	—	—
Issuance of Series C convertible preferred stock, net of issuance costs	10,000	9,936,326	—	—	—	—	9,936,326
Accrual of dividends on Series C convertible preferred stock	—	—	—	—	(30,556)	—	(30,556)
Issuance of Series D convertible preferred stock, net of issuance costs	11,177	943,672	—	—	—	—	943,672
Issuance of common stock for convertible promissory notes, net of issuance costs	—	—	1,000,000	1,000	586,900	—	587,900
Issuance of common stock for Seesmart acquisition	—	—	6,607,050	6,607	4,287,976	—	4,294,583
Fees associated with issuances of common stock	—	—	—	—	(10,000)	—	(10,000)
Net loss	—	—	—	—	—	(8,577,479)	(8,577,479)

Balance, December 31, 2012	21,179	$10,880,015	70,213,480	$70,214	$60,035,719	$(50,289,966)	$20,695,982

See accompanying notes to consolidated financial statements.

REVOLUTION LIGHTING TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 31, 2012 and 2011

	Year Ended December 31,
	2012	2011
Cash Flows from Operating Activities:
Net loss	$(8,577,479)	$(5,469,070)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	227,662	466,354
Amortization of intangible assets	266,034	287,838
Amortization of debt discount and debt issuance costs	68,977	89,343
Amortization of deferred rent	(25,882)	(80,131)
Loss on sale of businesses	—	51,647
Impairment charges	3,397,212	407,369
Gain on debt restructuring	(1,048,308)	—
Interest expense forgiven on debt restructuring	140,667	—
Loss on disposal of property and equipment	6,062	3,400
Increase in inventory reserve and inventory write-downs	619,619	624,618
Stock-based compensation	44,983	301,037
Loss due to closure of contract manufacturer	—	111,126
Changes in operating assets and liabilities, net of the effect of the Seesmart acquisition (Note 2):
Decrease in trade accounts receivable, net	306,223	80,780
Decrease (increase) in inventories	1,133,301	(99,635)
Increase (decrease) in other assets	(169,617)	61,721
Decrease in accounts payable, accrued liabilities and related party payable	(1,364,307)	(198,988)
Decrease in accrued compensation and benefits	(68,892)	(6,611)
Decrease in customer deposits	(69,014)	—
Decrease in deferred revenue	(16,732)	—

Total adjustments	3,447,988	2,099,868

Net cash used in operating activities	(5,129,491)	(3,369,202)

Cash Flows from Investing Activities:
Acquisition of Seesmart, net of cash acquired	(7,591,060)	—
Patents, trademarks and other intangible assets costs	(83,076)	(139,391)
Purchase of property and equipment	(19,600)	(223,883)
Proceeds from sale of property and equipment	7,685	7,500
Proceeds from sale of businesses, net of transaction costs	—	1,110,982

Net cash (used in) provided by investing activities	(7,686,051)	755,208

Cash Flows from Financing Activities:
Payment to extinguish convertible promissory notes	(880,000)	—
Proceeds from issuance of Series B convertible preferred stock, net of issuance costs	5,195,225	—
Proceeds from issuance of Series C convertible preferred stock, net of issuance costs	9,936,326	—
Issuance costs relating to the Series D convertible preferred stock	(6,373)	—
Costs related to issuance of common stock	(10,000)	—
Net proceeds from exercise of employee stock options and warrants	—	319,750

Net cash provided by financing activities	14,235,178	319,750

Net increase (decrease) in cash and cash equivalents	1,419,636	(2,294,244)
Cash and cash equivalents, beginning of period	3,014,656	5,308,900

Cash and cash equivalents, end of period	$4,434,292	$3,014,656

Supplemental Disclosure of Cash Flow Information:
Cash paid during period for interest	$—	$24,000
Non-cash investing and financing activities:
Issuance of common stock for acquisition	$4,294,583	$—
Issuance of Series D preferred stock for acquisition	950,045	—
Issuance of common stock for convertible promissory notes	587,900	—

See accompanying notes to consolidated financial statements.

REVOLUTION LIGHTING TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2012

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Business – On November 14, 2012, the Company filed with the Secretary of State of Delaware an amended and restated Certificate of Incorporation to change the Company’s name from Nexxus Lighting, Inc. to Revolution Lighting Technologies, Inc.

Revolution Lighting Technologies, Inc. (“Revolution”) and its wholly owned subsidiaries design, manufacture, market and sell high performance, commercial grade, lighting solutions that exclusively utilize light emitting diodes (“LEDs”) as their light source in the commercial, hospitality, institutional, retail and sign markets. During 2012, the Company marketed and sold LED products through its Array Lighting division and through its subsidiary, Lumificient. In the first quarter of 2013, the Company consolidated its Array Lighting division into Seesmart.

On December 20, 2012, the Company completed the acquisition of Seesmart for consideration of approximately $10.1 million in cash, approximately 7.7 million shares of common stock valued at approximately $5.0 million and 11,915 shares of Series D convertible preferred stock valued at approximately $1.0 million. In connection with the funding of the Seesmart acquisition, the Company closed an investment agreement with RVL 1, LLC (“RVL”) whereby the Company issued 10,000 shares of Series C preferred stock for cash of $10 million. Seesmart is headquartered in Simi Valley, California.

The Company’s operations are principally managed on a product basis and are comprised of two reportable segments for financial reporting purposes: LED replacement lamps and fixtures and LED signage and lighting strips. The LED replacement lamps and fixtures segment include the Seesmart business and the Array business, which has been integrated with the Seemart business. The LED signage and lighting strips segment is comprised of the Lumificient business. Throughout this report, we sometimes use “Seesmart” to refer to the Company’s LED replacement lamps and fixtures segment and “Lumificient” to refer to the Company’s LED signage and lighting strips segment.

On October 28, 2010, the Company sold substantially all of the assets of its legacy commercial/architectural lighting and pool and spa lighting businesses (the “Legacy Commercial and Pool Lighting Businesses”). The Legacy Commercial and Pool Lighting Businesses consisted of the manufacture, marketing and sale of LED and fiber optic lighting products used for applications in commercial, architectural and pool and spa markets, excluding the Array business and the business of Lumificient. The results of operations of the Legacy Commercial and Pool Lighting Businesses have been reflected as discontinued operations for all periods presented.

Liquidity – At December 31, 2012, the Company has cash on hand of $4,434,292. In the last two fiscal years the Company has negative cash flow from operations of $5,129,491 and $3,369,202. During 2012, the Company issued convertible preferred stock to RVL for net cash proceeds aggregating $15,131,551 which was used to fund the cash portion of the purchase price of Seesmart, to repay pre-existing debt and other liabilities and for working capital. In addition, subsequent to December 31, 2012, the Company issued convertible preferred stock to RVL for cash of $5 million and common stock to unaffiliated investors for an additional $5 million in cash. In 2013, the Company is required to settle the assumed convertible obligations of Seesmart of $3,421,592, disburse $2,440,868 of the remaining cash consideration for the acquisition of Seesmart and fund operations and working capital. While the Company expects to generate negative cash flow from operations in 2013 as it integrates Seesmart, invests in the growth of the Company and implements its growth strategy, the Company believes it has adequate resources to meet its cash requirements in the near future.

The Company faces significant challenges in order to achieve profitability and there can be no assurance that the Company will achieve or sustain positive cash flows from operations or profitability. The Company’s ability to meet its obligations in the ordinary course of business is dependent upon its ability to establish profitable operations or raise additional capital through public or private debt or equity financing, or other sources of financing to fund operations. There can be no assurance such financing will be available on terms acceptable to the Company, if at all, or that any financing transaction will not be dilutive to the Company’s current stockholders.

Principles of consolidation – The consolidated financial statements include the accounts of Revolution Lighting Technologies, Inc. and its wholly owned subsidiaries, Lumificient and Seesmart (collectively, the “Company”). Significant inter-company accounts and transactions have been eliminated.

Use of estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue recognition – Generally, the Company recognizes revenue for its products upon shipment or delivery to customers in accordance with the respective contractual arrangements, provided no significant obligations remain and collection is probable. For sales that include customer acceptance terms, revenue is recorded after customer acceptance. It is the Company’s policy that all sales are final. Requests for returns are reviewed on a case by case basis. As revenue is recorded, the Company accrues an estimated amount for product returns as a reduction of revenue. As the Company’s products were new in the consumer market channel in 2011, the Company increased its reserve estimate for 2011 related to product returns for this channel. The level of returns may fluctuate from the Company’s estimate. The Company offers early payment discounts to select customers. Revenue is recorded net of the amount of the early payment discounts that the Company estimates will be claimed by customers.

Revenues from merchandise shipped to a logistics supplier for Seesmart, who has the contractual right to return merchandise in inventory, are recognized when the merchandise is delivered by the logistics supplier to the end user. Payments received from the logistics supplier prior to recognizing the related revenue are recorded as customer deposits. At December 31, 2012, customer deposits from this supplier totaled $1,397,736. On March 7, 2013, the Company notified the logistics supplier of the Company’s intent to terminate its relationship.

Pursuant to agreements with distributors, which provide the distributors with the rights to purchase and resell inventory, the Company receives up front licensing fees for ongoing support obligations during the term of the agreement. Such fees are amortized by the Company over the term of the contracts which range from three to ten years. Unamortized licensing fees are included in deferred revenue in the accompanying consolidated balance sheets.

Warranties and product liability – The Company’s products typically carry a warranty that ranges from one to seven years and includes replacement of defective parts. A warranty reserve is recorded for estimated costs associated with potential warranty expenses on previous sales.

Changes in the Company’s warranty liability for the years ended December 31, 2012 and 2011 are as follows:

	Year Ended December 31,
	2012	2011
Warranty reserves at January 1,	$42,611	$46,866
Assumed warranty liability from acquisition of Seesmart	301,955	—
Provisions for current year sales	7,358	16,076
Current year claims	(5,950)	(20,331)

Warranty reserves at December 31,	$345,974	$42,611

Fair value measurements – FASB Accounting Standards Codification (“ASC”) 820 “Fair Value Measurements and Disclosures” (“ASC 820”) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Inputs other than quoted prices included within Level 1 that are either directly or indirectly observable.

Level 3 – Unobservable inputs that are supported by little or no market activity, therefore requiring an entity to develop its own assumptions about the assumptions that market participants would use in pricing.

Fair value estimates discussed are based upon certain market assumptions and pertinent information available to management as of December 31, 2012. The Company uses the market approach to measure fair value for its Level 1 financial assets and liabilities, which includes cash equivalents of approximately $3,693,000 and $2,674,000 at December 31, 2012 and 2011, respectively. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities. On balance sheet financial instruments include cash, trade accounts receivable, related party payables, accounts payable and accrued liabilities. Fair values are estimated to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand.

The fair value of reporting units and long-lived assets used in the related asset impairments tests utilize inputs classified as Level 3 in the fair value hierarchy (Notes 5 and 6).

On December 20, 2012, the Company acquired Seesmart and allocated the purchase price to Seesmart’s assets and liabilities based on their relative fair values. To determine the fair value of the acquired assets and liabilities, the Company used Level 3 inputs to value the acquired trademarks, customer relationships and deferred revenue (Note 2). The Company used the relief from royalty method under the income approach to value the trademarks and the multi-period excess earnings method under the income approach to value the customer relationships. To fund a portion of the Seesmart acquisition, the Company issued Series D convertible preferred stock, whose holders share in earnings, dividends and liquidity in parity with the holders of common stock. The Company used Level 2 inputs to value the Series D convertible preferred stock taking into account a lack of marketability discount, as well as the market value of the common shares in which the preferred stock can be converted on the issuance date (Note 8).

Derivative financial instruments – The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risk. Terms of convertible preferred stock and convertible promissory note instruments are reviewed to determine whether or not they contain embedded derivative instruments that are required under FASB ASC 815 “Derivatives and Hedging” (“ASC 815”) to be accounted for separately from the host contract, and recorded on the balance sheet at fair value. The fair value of derivative liabilities, if any, is required to be revalued at each reporting date, with corresponding changes in fair value recorded in current period operating results.

Freestanding warrants issued by the Company in connection with the issuance or sale of debt and equity instruments are considered to be derivative instruments, and are evaluated and accounted for in accordance with the provisions of ASC 815. Pursuant to ASC 815, an evaluation of specifically identified conditions is made to determine whether the fair value of warrants issued is required to be classified as equity or as a derivative liability.

Beneficial conversion and warrant valuation – In accordance with FASB ASC 470-20, “Debt with Conversion and Other Options” the Company records a beneficial conversion feature (“BCF”) related to the issuance of convertible debt or preferred stock instruments that have conversion features at fixed rates that are in-the-money when issued. The BCF for the convertible instruments is recognized and measured by allocating a portion of the proceeds equal to the intrinsic value of that feature to additional paid-in capital. The intrinsic value is generally calculated at the commitment date as the difference between the conversion price and the fair value of the common stock or other securities into which the security is convertible, multiplied by the number of shares into which the security is convertible. If certain other securities, such as warrants, are issued with the convertible security, the proceeds are allocated among the different components. The portion of the proceeds allocated to the convertible security is divided by the contractual number of the conversion shares to determine the effective conversion price which is used to measure the BCF. The effective conversion price is used to compute the intrinsic value. The value of the BCF is limited to the basis that is initially allocated to the convertible security.

Cash equivalents – Temporary cash investments with an original maturity of three months or less are considered to be cash equivalents.

Accounts receivable – Accounts receivable are customer obligations due under normal trade terms. The Company performs continuing credit evaluations of its customers’ financial condition. The Company records an allowance for doubtful accounts based upon factors surrounding the credit risk of certain customers and specifically identified amounts that it believes to be uncollectible. Recovery of bad debt amounts previously written off is recorded as a reduction of bad debt expense in the period the payment is collected. If the Company’s actual collection experience changes, revisions to its allowance may be required. After all attempts to collect a receivable have failed, the receivable is written off against the allowance.

	Year Ended December 31,
	2012	2011
Allowance for doubtful accounts at January 1,	$52,912	$35,899
Additions	17,219	18,521
Write-offs	(13,200)	(1,508)

Allowance for doubtful accounts at December 31,	$56,931	$52,912

Inventories – Inventories at Lumificient and Seesmart are stated at the lower of cost (first-in, first-out) or market. Inventories for the Company’s Array division are stated at the lower of cost (average cost) or market. A reserve is recorded for any inventory deemed excessive or obsolete.

Property and equipment – Property and equipment are stated at cost. Depreciation is computed by the straight-line method and is charged to operations over the estimated useful lives of the assets. Maintenance and repairs are charged to expense as incurred. The carrying amount and accumulated depreciation of assets sold or retired are removed from the accounts in the year of disposal and any resulting gain or loss is included in results of operations. The estimated useful lives of property and equipment are as follows:

Estimated useful lives
Machinery and equipment	3-20 years
Furniture and fixtures	5-7 years
Computers and software	3-7 years
Motor vehicles	5 years
Leasehold improvements	Lesser of lease term or estimated useful life

Intangible assets and goodwill – The Company accounts for its intangible assets and goodwill under FASB ASC 350 “Intangibles – Goodwill and Other” (“ASC 350”) and FASB ASC 360 “Property, Plant, and Equipment” (“ASC 360”).

Goodwill is not amortized, but is subject to annual impairment testing unless circumstances dictate more frequent assessments. The Company performs an annual impairment assessment for goodwill as of the last day of each fiscal year and more frequently whenever events or changes in circumstances indicate that the fair value of the asset may be less than the carrying amount. Goodwill impairment testing is a two-step process performed at the reporting unit level. Step one compares the fair value of the reporting unit to its carrying amount. The fair value of the reporting unit is determined by considering both the income approach and the market approach. The fair values calculated under the income approach and market approach are weighted based on circumstances surrounding the reporting unit. Under the income approach, the Company determines fair value based on estimated future cash flows of the reporting unit which are discounted to the present value using discount factors that consider the timing and risk of cash flows. For the discount rate, the Company relies on the capital asset pricing model approach which includes an assessment of the risk-free interest rate, the rate of return from publically traded stocks, the Company’s risk relative to the overall market, the Company’s size and industry and other Company specific risks. Other significant assumptions used in the income approach include the terminal value, growth rates, future capital expenditures and changes in future working capital requirements. The market approach uses key multiples from guideline businesses that are comparable and are traded on a public market. If the fair value of the reporting unit is greater than its carrying amount, there is no impairment. If the reporting unit’s carrying amount exceeds its fair value, then the second step must be completed to measure the amount of impairment, if any. Step two calculates the implied fair value of goodwill by deducting the fair value of all tangible and intangible net assets of the reporting unit from the fair value of the reporting unit as calculated in step one. In this step, the fair value of the reporting unit is allocated to all of the reporting unit’s assets and liabilities in a hypothetical purchase price allocation as if the reporting unit had been acquired on that date. If the carrying amount of goodwill exceeds the implied fair value of goodwill, an impairment loss is recognized in an amount equal to the excess.

Determining the fair value of a reporting unit is judgmental in nature and requires the use of significant estimates and assumptions, including revenue growth rates, strategic plans and future market conditions, among others. There can be no assurance that the Company’s estimates and assumptions made for purposes of the goodwill impairment testing will prove to be accurate predictions of the future.

Deferred rent – The Company accounts for certain operating leases containing predetermined fixed increases of the base rental rate during the lease term as rental expense on a straight-line basis over the lease term. The Company has recorded the difference between the amounts charged to operations and amounts payable under the leases as deferred rent in the accompanying consolidated balance sheets.

Long-lived assets – In accordance with FASB ASC 360, “Property, Plant, and Equipment”, the Company evaluates the recoverability of its long-lived assets whenever events or changes in circumstances have indicated that an asset may not be recoverable. The long-lived asset is grouped with other assets at the lowest level for which identifiable cash flows are largely independent of the cash flows of other groups of assets and liabilities. If the sum of the projected undiscounted cash flows is less than the carrying value of the assets, the assets will be written down to the estimated fair value.

Shipping and handling costs – Shipping and handling costs related to the acquisition of goods from vendors are included in cost of sales.

Research and development – Research and development costs to develop new products are charged to expense as incurred.

Advertising – Advertising costs, included in selling, general and administrative expenses, are expensed when the advertising first takes place. The Company promotes its product lines primarily through print media and trade shows, including trade publications, and promotional brochures. Advertising expenses were approximately $171,000 and $205,000 for the years ended December 31, 2012 and 2011, respectively.

Income taxes – Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes resulting from temporary differences. Such temporary differences result from differences in the carrying value of assets and liabilities for tax and financial reporting purposes. The deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company applies the provisions of FASB ASC 740-10 “Uncertainty in Income Taxes” (“ASC 740-10”). The Company has not recognized a liability under ASC 740-10. A reconciliation of the beginning and ending amount of unrecognized tax benefits has not been provided since there is no unrecognized benefit since the date of adoption. If there were an unrecognized tax benefit, the Company would recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses.

The Company has provided a full valuation allowance against income tax benefits resulting from losses incurred and accumulated on operations. As a result, there was no provision for income tax recorded during the year ended December 31, 2012 and 2011, respectively. The Company believes the use of NOLs are subject to limitations under the provisions of Section 382 of the Internal Revenue Code of 1986, as amended. The determination of such limitations is complex and requires a significant amount of analysis of past transactions. The Company has not fully analyzed the limitations and their impact on the gross deferred tax assets. However, as the Company has recognized a full valuation allowance related to its net deferred tax assets, any adjustment to the deferred tax assets related to the NOL would be offset by a corresponding adjustment to the valuation allowance.

Loss per share – Basic loss per share is computed by dividing net loss by the weighted average common shares outstanding for the period. Diluted loss per share is computed giving effect to all potentially dilutive common shares. Potentially dilutive common shares may consist of incremental shares issuable upon the exercise of stock options and warrants and the conversion of outstanding convertible securities. In periods in which a net loss has been incurred, all potentially dilutive common shares are considered anti-dilutive and thus are excluded from the calculation. At December 31, 2012 and 2011, the Company had 17,314,926 and 4,071,661, respectively, common shares which may be acquired pursuant to outstanding employee stock options, warrants and convertible securities that were not included in the computation of loss per share at December 31, 2012 and 2011 because to do so would have been anti-dilutive.

Stock-based compensation – The Company accounts for stock-based compensation under the provisions of FASB ASC 718 “Compensation – Stock Compensation” (“ASC 718”), which requires the recognition of the cost of employee or director services received in exchange for an award of equity instruments in the financial statements and is measured based on the grant date fair value of the award. ASC 718 also requires the stock option compensation expense to be recognized over the period during which an employee is required to provide service in exchange for the award (typically, the vesting period).

The Company estimates the fair value of each option award issued under its stock option plans on the date of grant using a Black-Scholes option-pricing model that uses the assumptions noted below in accordance with ASC 718. The Company estimates the volatility of its common stock at the date of grant based on the historical volatility of its common stock. These historical periods may exclude portions of time when unusual transactions occurred. The Company determines the expected life based on historical experience with similar awards, giving consideration to the contractual terms, vesting schedules and post-vesting forfeitures. For shares that vest contingent upon achievement of certain performance criteria, an estimate of the probability of achievement is applied in the estimate of fair value. If the goals are not met, no compensation cost is recognized and any previously recognized compensation cost is reversed. The Company bases the risk-free interest rate on the implied yield currently available on U.S. Treasury issues with an equivalent remaining term approximately equal to the expected life of the award. The Company has never paid any cash dividends on its common stock and does not anticipate paying any cash dividends in the foreseeable future. In addition, the Company separates the grants into homogeneous groups and analyzes the assumptions for each group. The Company then computes the expense for each group utilizing these assumptions.

	Years Ended December 31,
	2012	2011
Expected volatility	75.8% - 118.6%	0% - 84.7%
Weighted-average volatility	78.1%	81.0%
Risk-free interest rate	0.3% - 0.9%	0.4% - 2.2%
Expected dividend yield	0%	0%
Expected life in years	3.5 - 8.6	3.5 - 8.6

Under ASC 718, stock-based compensation expense recognized in the accompanying statements of operations for the years ended December 31, 2012 and 2011 was $44,983 and $301,037, respectively, which caused net loss to increase by that amount and basic and diluted loss per share attributable to common stockholders for 2012 and 2011 to increase by $0.00 and $0.02, respectively.

Major customers – No customer represented more than 10% of the Company’s revenue for the year ended December 31, 2012. Revenue from one customer represented approximately 42% of the Company’s revenue for the year ended December 31, 2011.

Major suppliers – The Company made purchases from four major suppliers representing approximately 18%, 15%, 14% and 12% of total net purchases for the year ended December 31, 2012, compared to purchases from three major suppliers each representing approximately 17% of total net purchases for the year ended December 31, 2011.

Recent accounting pronouncements – In September 2011, the FASB amended the guidance on the annual testing of goodwill for impairment. The amended guidance allows companies to assess qualitative factors to determine if it is more likely than not that goodwill might be impaired and whether it is necessary to perform the two-step goodwill impairment test required under current accounting standards. The guidance is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. The adoption of this guidance did not have a material impact on the Company’s financial statements.

2.	SEESMART ACQUISITION:

On December 20, 2012, Revolution purchased all the shares of Seesmart Technologies, Inc. for consideration of approximately $10.1 million in cash funded by the issuance Series C convertible preferred stock, approximately 7.7 million common stock shares valued at approximately $5.0 million and 11,915 shares of Series D convertible preferred stock valued at approximately $1.0 million. The value of the common stock is based on the market price of the Company’s stock at the date of closing. The fair value of the Series D convertible preferred stock, whose holders share in earnings, dividends and liquidation in parity with the holders of common stock, takes into account the market price of the common stock issuable under terms of the convertible preferred stock at the date of closing of the transaction, adjusted to certain limitations on the timing of the conversion. The purchase price is subject to adjustment to the extent that working capital (as defined in the agreement) at closing differs from the amount specified in the agreement. Any adjustment will result in a corresponding adjustment to goodwill.

Seesmart is a manufacturer and provider of lighting solutions that exclusively utilize LEDs as their light source. Seesmart has designed and developed an innovative and high quality and broad product line and manufactures products both in the United States and through several contract manufacturers in Asia. Seesmart’s products are specifically designed for use in both retrofit and new construction applications by commercial, industrial, government and, to a lesser extent, residential customers. Seesmart distributes its products through an exclusive distribution network as well as through direct sales channels. Consistent with the intent at the acquisition date, during 2013 the Company completed the integration of the Array product line with Seesmart’s sales, engineering, manufacturing, supply chain and distribution to form a single operating segment. The Company made the acquisition with the goal of realizing operating synergies and increased organic growth.

Under the Merger Agreement, the Company agreed to distribute the consideration to Seesmart Technologies, Inc.’s shareholders. As this required the Company to obtain current information from Seesmart Technologies, Inc.’s shareholders, not all of the consideration was distributed prior to December 31, 2012. In addition, the Merger Agreement contains provisions for certain escrow amounts. The Company has recorded a liability for the undistributed consideration and escrow amounts at December 31, 2012. The following table summarizes the distributed and undistributed consideration by type as of December 31, 2012:

	Distributed Consideration		Undistributed Consideration		Unfunded Escrow		Total Consideration
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Cash	—	$7,659,721	—	$647,559	—	$1,793,309	—	$10,100,589
Common stock	6,607,050	4,294,583	341,987	222,290	791,856	514,707	7,740,893	5,031,580
Series D preferred stock	11,177	950,045	738	62,730	—	—	11,915	1,012,775

		$12,904,349		$932,579		$2,308,016		$16,144,944

The following amounts represent the preliminary determination of the fair value of identifiable assets acquired and liabilities assumed from the Seesmart acquisition. The final determination of the fair value of certain assets and liabilities including income taxes and contingencies, including the litigation discussed in Note 18, will be completed within the one year measurement period from the date of acquisition as required by the FASB ASC Topic 805, “Business Combinations”.

Cash	$68,661
Accounts receivable	1,048,345
Inventory	1,352,326
Goodwill	11,456,593
Customer relationships	7,273,000
Trademarks	3,434,000
Other assets	333,470

Assets acquired	$24,966,395

Accounts payable	$2,692,064
Accrued liabilities	1,137,045
Deferred revenue	104,000
Customer deposits	1,466,750
Convertible debt accelerated under change in control	3,421,592

Liabilities assumed	$8,821,451

Preliminary purchase price	$16,144,944

Goodwill resulting from the acquisition is largely resulting from the operating synergies expected from integrating the Seesmart operations with the Company. All the goodwill is included on the LED replacement lamps and fixtures segment (which is also one of the Company’s reporting units). None of the goodwill is expected to be deductible for income tax purposes.

On the acquisition date, Seesmart had outstanding convertible notes payable. In accordance with terms of the notes, the notes were converted into the right to cash equal to the principal, a 20% premium on the principal plus accrued interest. On the acquisition date, the Company’s cash obligation totaled $3,421,592. During 2013, the Company extended an offer to the note holders to exchange the notes for common stock, at an exchange rate of $0.6959 per share. Holders representing $1,029,895 of the cash obligation elected to receive a total of 1,479,947 shares of common stock. The Company has recognized a loss on debt extinguishment in 2013 of approximately $830,000 representing the incremental difference in the fair value of the Company’s common stock issued to settle this obligation in 2013 and the carrying value of the obligation. In 2013, the Company paid $2,391,697 in cash to settle the remaining obligation.

The following supplemental pro forma information assumes the acquisition had been completed on January 1, 2011 and is not indicative of the results that would have been achieved if the transaction had been consummated on such date or of the results that might be achieved in the future.

	Year Ended December 31,
	2012	2011
Revenues	$11,611,751	$18,387,512
Loss from continuing operations	$(17,037,069)	$(8,559,417)
Income (loss) from discontinued operations	$683	$(44,156)
Net loss	$(17,036,386)	$(8,603,573)

The pro forma loss for the year ended December 31, 2012 reflects Revolution’s $1,048,308 gain on debt restructuring (Note 7) and $3,397,212 impairment charge, as well as Seesmart’s pre-acquisition nonrecurring $1,700,000 loss on debt extinguishment, none of which is related to the acquisition transaction.

The pro forma loss for the year ended December 31, 2012 includes Seesmart pre-acquisition nonrecurring charges of $1,934,042 for a fee incurred by the sellers on sale of business and $529,860 for change of control 20% premium on convertible debt principal, all of which are directly related to the transaction.

The pro forma supplemental information reflects the following pro forma adjustments:

	Year Ended December 31,
	2012	2011
Amortization of customer relationships	$(606,083)	$(606,083)
Amortization of trademarks	(286,167)	(286,167)
Interest on convertible debt	199,643	140,689

Revolution’s income statement for the year ended December 31, 2012 includes Seesmart revenues of $124,272 and net income of $9,289 since the December 20, 2012 acquisition date.

Transaction costs largely consisting of attorney fees were expensed in the amount of $285,635 for the year ended December 31, 2012. Issuance costs for preferred stock were charged to Series C preferred stock and Series D preferred stock in the amounts of $63,674 and $6,373, respectively, for the year ended December 31, 2012.

3.	DISCONTINUED OPERATIONS:

On October 28, 2010, the Company signed an Asset Purchase Agreement (the “Purchase Agreement”) with Next Step Products, LLC (the “Buyer”). Pursuant to the Purchase Agreement, the Company sold substantially all of the assets (the “Asset Sale”) of the Legacy Commercial and Pool Lighting Businesses. The results of operations of the Legacy Commercial and Pool Lighting Businesses have been reflected as discontinued operations for all periods presented.

Pursuant to the Purchase Agreement, the Buyer paid $1.0 million in cash in connection with closing the Asset Sale and agreed to pay approximately $1.3 million over the seven month period ending May 28, 2011. Of the total purchase price of approximately $2.3 million, approximately $1.3 million accounted for the purchase of inventory.

Subject to the terms of the Purchase Agreement and a secured promissory note, approximately $1.3 million was to be paid to the Company over the seven month period ending May 28, 2011 as the Buyer sold the purchased inventory, with 50% of the agreed upon value of the inventory being paid no later than February 28, 2011 and the balance being paid no later than May 28, 2011. As of March 4, 2011, the $1.3 million balance of the purchase price was paid in full. In addition, the Buyer assumed certain liabilities related to the Legacy Commercial and Pool Lighting Businesses. Simultaneously with the closing of the Asset Sale, the Company and the Buyer also entered into a sublease for a portion of the space leased by the Company at its Orlando, Florida facility for a period of no less than six months and no greater than nine months. During 2011, the sublease agreement was extended through March 2012.

The components of discontinued operations for the years ended December 31, 2012 and 2011 are as follows:

	Year Ended December 31,
	2012	2011
Revenue	$683	$11,155

Income from operations	$683	$7,491
Loss on sale of divisions	—	(51,647)

Discontinued operations	$683	$(44,156)

4.	INVENTORIES:

Inventories which are purchased from third parties consist of the following:

	December 31,
	2012	2011
Raw materials	$1,552,267	$1,708,642
Finished goods	2,693,439	2,163,820

	4,245,706	3,872,462
Less provision for obsolescence	(1,669,253)	(895,415)

Net inventories	$2,576,453	$2,977,047

At December 31, 2012, inventories include $1,215,268 of finished products located at Seesmart’s logistics supplier. On March 7, 2013, the Company notified the logistics supplier of the Company’s intent to terminate its relationship.

As a result of deteriorating market conditions and aggressive pricing by competitors, the Company experienced a decrease in market price for certain Array products in its LED replacement lamps and fixtures segment. For the year ended December 31, 2012, the Company recorded a write down of inventory of $387,196 due to this decrease in market price.

5.	INTANGIBLE ASSETS:

At December 31, 2012, the Company had the following intangible assets subject to amortization:

	December 31, 2012
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Patents	$267,904	$(106,725)	$161,179
Trademarks	4,314,000	(249,803)	4,064,197
Customer relationships	8,283,000	(486,983)	7,796,017
Product certification and licensing costs	61,017	(29,534)	31,483

	$12,925,921	$(873,045)	$12,052,876

As a result of the Company’s deteriorating business and significantly reduced market value as of June 30, 2012, the Company performed an interim impairment test prescribed by ASC 360 for long-lived assets in the Company’s LED signage and lighting strips asset group (which is also one of the Company’s segments). The Company determined that there was no impairment of long-lived assets for the LED signage and lighting strips asset group as its undiscounted cash flows were greater than its carrying amount as of June 30, 2012.

As a result of the Company’s deteriorating business and significantly reduced market value as of June 30, 2012, the Company performed an interim impairment test prescribed by ASC 360 for long-lived assets in the Company’s LED replacement lamps and fixtures asset group (which is also one of the Company’s segments) and determined that the carrying amount of the asset group was not recoverable as its undiscounted cash flows were less than its carrying amount. The Company further determined that the fair value of the asset group was less than its carrying value and therefore impairment must be recorded. The Company used the discounted cash flow method under the income approach to determine the fair value of the asset group. The impairment amount was determined by allocating the shortfall of fair value as compared to the carrying amount to each long-lived asset in the asset group on a pro rata basis using the relative carrying amount of the assets, except the carrying amount of each asset can not be reduced below its fair value. To determine the fair value of each long-lived asset, the Company used the relief from royalty method for the patents and trademarks and estimated the fair value for the property and equipment and product certifications and licensing costs using a cost approach adjusted for physical, functional and economic obsolescence. For the LED replacement lamps and fixtures asset group, the Company recorded impairment charges totaling $996,492 for intangible assets and $393,157 for property and equipment. In addition, the Company recorded an impairment charge of $18,643 for intangible assets included in its corporate business unit. For the year ended December 31, 2012, the Company recognized the following impairment charges for intangible assets in the Company’s Array division and its corporate business unit:

	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount Prior to Impairment	Impairment Recognized	Net Carrying Amount at December 31, 2012
Patents	$1,073,188	$(138,851)	$934,337	$(934,337)	$—
Trademarks	28,998	(3,509)	25,489	(25,489)	—
Product certification and licensing costs	125,427	(70,118)	55,309	(55,309)	—

	$1,227,613	$(212,478)	$1,015,135	$(1,015,135)	$—

At December 31, 2011, the Company had the following intangible assets subject to amortization:

	December 31, 2011
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Patents	$1,286,437	$(197,803)	$1,088,634
Trademarks	908,998	(192,461)	716,537
Customer relationships	1,010,000	(370,333)	639,667
Non-compete agreement	60,000	(55,000)	5,000
Product certification and licensing costs	158,024	(63,893)	94,131

	$3,423,459	$(879,490)	$2,543,969

Patents and trademarks are amortized using the straight-line method over their useful lives of 12 to 17 years. Amortization expense on patents and trademarks was $108,625 and $122,798 for the years ended December 31, 2012 and 2011, respectively. Customer relationships are amortized using the straight-line method over their useful lives of 10 to 12 years. Amortization expense on customer relationships was $116,650 and $101,000 for the years ended December 31, 2012 and 2011, respectively. Other intangible assets consist primarily of costs associated with product safety certifications (UL certifications), Energy Star certifications and non-compete agreements. Other intangible assets are amortized using the straight-line method over their useful lives, which range from 1-17 years and are periodically evaluated for recoverability in accordance with FASB ASC 350 “Intangibles – Goodwill and Other”. Amortization expense on other intangible assets was $40,759 and $64,040 for the years ended December 31, 2012 and 2011, respectively. As of December 31, 2012, amortization expense on intangible assets for the next five years and thereafter is as follows:

	2013	2014	2015	2016	2017	Thereafter	Totals
Patents	$23,215	$23,215	$23,215	$23,215	$23,215	$45,104	$161,179
Trademarks	337,932	337,932	337,932	337,932	337,932	2,374,537	4,064,197
Customer relationships	707,083	707,083	707,083	707,083	707,083	4,260,602	7,796,017
Product certification and licensing costs	16,403	10,679	4,401	—	—	—	31,483

Total	$1,084,633	$1,078,909	$1,072,631	$1,068,230	$1,068,230	$6,680,243	$12,052,876

6.	GOODWILL:

The changes in the carrying amount of goodwill for the years ended December 31, 2012 and 2011 are as follows:

	LED Replacement Lamps and Fixtures	LED Signage and Lighting Strips	Total
Balance, January 1, 2011	$1,988,920	$407,369	$2,396,289
Impairment loss	—	(407,369)	(407,369)

Balance, December 31, 2011	$1,988,920	$—	$1,988,920
Seesmart acquisition	11,456,593	—	11,456,593
Impairment loss	(1,988,920)	—	(1,988,920)

Balance, December 31, 2012	$11,456,593	$—	$11,456,593

Accumulated Balances:
Goodwill	$13,445,513	$407,369	$13,852,882
Accumulated impairment losses	(1,988,920)	(407,369)	(2,396,289)

Balance, December 31, 2012	$11,456,593	$—	$11,456,593

As a result of the Company’s deteriorating business and significantly reduced market value as of June 30, 2012, the Company performed the impairment test prescribed by ASC 350 for the Company’s LED replacement lamps and fixtures segment (which is also one of the Company’s reporting units) and recorded a goodwill impairment charge totaling $1,988,920 for the quarter ended June 30, 2012.

As a result of lowering the projected revenue growth and cash flows for the LED signage and lighting strips segment, the Company performed the annual impairment test prescribed by ASC 350 for the Company’s LED signage and lighting strips segment (which is also one of the Company’s reporting units) and recorded a goodwill impairment charge totaling $407,369 for the year ended December 31, 2011.

Goodwill impairment testing is a two-step process performed at the reporting unit level. Step one compares the fair value of the reporting unit to its carrying amount. The fair value of the reporting unit is determined by considering both the income approach and the market approach. The fair values calculated under the income approach and market approach are weighted based on circumstances surrounding the reporting unit. Under the income approach, the Company determines fair value based on estimated future cash flows of the reporting unit which are discounted to the present value using discount factors that consider the timing and risk of cash flows. For the discount rate, the Company relies on the capital asset pricing model approach which includes an assessment of the risk-free interest rate, the rate of return from publically traded stocks, the Company’s risk relative to the overall market, the Company’s size and industry and other Company specific risks. Other significant assumptions used in the income approach include the terminal value, growth rates, future capital expenditures and changes in future working capital requirements. The market approach uses key multiples from guideline businesses that are comparable and are traded on a public market. If the fair value of the reporting unit is greater than its carrying amount, there is no impairment. If the reporting unit’s carrying amount exceeds its fair value, then the second step must be completed to measure the amount of impairment, if any. Step two calculates the implied fair value of goodwill by deducting the fair value of all tangible and intangible net assets of the reporting unit from the fair value of the reporting unit as calculated in step one. In this step, the fair value of the reporting unit is allocated to all of the reporting unit’s assets and liabilities in a hypothetical purchase price allocation as if the reporting unit had been acquired on that date. If the carrying amount of goodwill exceeds the implied fair value of goodwill, an impairment loss is recognized in an amount equal to the excess.

Determining the fair value of a reporting unit is judgmental in nature and requires the use of significant estimates and assumptions, including revenue growth rates, strategic plans and future market conditions, among others. There can be no assurance that the Company’s estimates and assumptions made for purposes of the goodwill impairment testing will prove to be accurate predictions of the future.

7.	CONVERTIBLE PROMISSORY NOTES AND WARRANTS:

On December 21, 2009, the Company issued $2,400,000 in principal of convertible promissory notes (the “Exchange Notes”) and warrants to purchase an aggregate of 935,040 shares of the Company’s common stock (the “Exchange Warrants”) in exchange for 480 shares of outstanding Series A preferred stock (the “Exchange”). The Exchange Warrants had an exercise price of $5.08 and expired three years from issuance. The Exchange Notes bore interest at 1% per annum, matured three years from the date of issuance and were convertible into 450,281 shares of common stock at a fixed conversion price of $5.33. There were no price-based anti-dilution provisions in the Exchange Notes or Exchange Warrants.

At issuance, the value allocated to the Exchange Notes of $2,150,448 was less than the face value of $2,472,000. This original issue discount of $321,552 was being amortized through periodic charges to interest expense using the effective method. Amortization charges amounted to $81,997 and $107,266 during the years ended December 31, 2012 and 2011, respectively.

On February 28, 2012, the Company and the holders of the Exchange Notes amended the Exchange Notes. As of the amendment date, the Exchange Notes bore interest at 10% per annum and matured on June 30, 2013. Interest on the outstanding principal amount of the Exchange Notes was due and payable on the maturity date. The Exchange Notes remained convertible into 450,281 shares of common stock at a fixed conversion price of $5.33.

Concurrent with closing the Investment by RVL 1 LLC (Note 8), on September 25, 2012, the holders of the Exchange Notes exchanged the Exchange Notes for a total of $880,000 in cash (which payment was funded at closing from the proceeds of the Investment) and 1,000,000 newly-issued shares of the Company’s common stock (the “Note Exchange”). The Note Exchange was consummated pursuant to the terms of a termination and exchange agreement entered into by the Company and the holders of the Exchange Notes on September 12, 2012, providing for the extinguishment of the indebtedness represented by the Exchange Notes concurrent with and subject to the Investment.

The Company accounted for this transaction as a troubled debt restructuring in accordance with FASB ASC 470-60, “Troubled Debt Restructurings by Debtors”. The Company recognized a gain on debt restructuring equal to the excess of the carrying amount of the Exchange Notes and related accrued interest of $140,667 over the fair value of the cash and common stock issued in the Note Exchange. For the year ended December 31, 2012, the Company recognized a gain on debt restructuring of $1,048,308, which caused basic and diluted loss per share for the year ended December 31, 2012 to decrease by $0.05. After recording the $1,048,308 gain on debt restructuring and issuing common stock valued at $587,900, the termination of the Exchange Notes resulted in an increase in the Company’s Stockholders’ Equity of $1,636,208.

The Exchange Warrants issued in conjunction with the Exchange Notes expired on December 21, 2012.

8.	PREFERRED STOCK:

At December 31, 2011, the Company is authorized to issue 5,000,000 shares of preferred stock.

Series A Preferred Stock – The Company has designated 3,000 shares of preferred stock as Series A Preferred Stock.

The Series A preferred stock has been eliminated and there were no shares of Series A preferred stock issued and outstanding at December 31, 2012 or 2011.

Series B Preferred Stock – The Company has designated 1,000,000 shares of preferred stock as Series B Convertible Preferred Stock.

On September 12, 2012, the Company entered into an Investment Agreement (the “Investment Agreement”) with RVL 1 LLC (“RVL”), an affiliate of Aston Capital, LLC. The closing of the Investment occurred on September 25, 2012. In consideration of cash of $6 million (the “Investment”), the Company issued to RVL 600,000 shares of newly-created Series B Convertible Preferred Stock, $.001 par value per share (the “Series B Preferred Stock”). The Series B Preferred Stock is convertible into shares of the Company’s common stock at a conversion price per share equal to $0.13, subject to certain anti-dilution adjustments. The conversion price was the closing price of the Company’s common stock on August 2, 2012, the date the Company entered into the letter of intent with respect to the Investment. The proceeds from the Investment were used to extinguish the Exchange Notes and related accrued interest (Note 7), to fund a settlement payment in connection with the settlement of the Philips lawsuit described in Note 18, to pay the fees and expenses in connection with the Investment and for working capital purposes.

After giving effect to the conversion of the Series B Preferred Stock and the other transactions contemplated by the Investment Agreement, the Investor owned 46,153,846 as-converted common shares, or approximately 73% of the Company’s outstanding common stock. The Investment resulted in a change in control of the Company. RVL is entitled to vote the Series B Preferred Stock on an as-converted basis with the Company’s common stock. During the fourth quarter of 2012, RVL converted 599,998 shares of Series B Preferred Stock into 46,153,692 shares of common stock.

The Series B Preferred Stock has a liquidation preference of $10 per share and will share ratably on an as-converted basis with the Company’s common stock in the payment of dividends and distributions. In addition, the Company is prohibited from taking certain actions specified in the Certificate of Designations with respect to the Series B Preferred Stock without the consent of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock.

The Company has concluded that the Series B Preferred Stock is more akin to an equity-type instrument than a debt-type instrument. As the embedded conversion option in the Series B Preferred Stock is clearly and closely related to an equity-type host, the conversion option does not require classification and measurement as a derivative financial instrument.

A beneficial conversion feature (“BCF”) is recorded when the consideration allocated to a convertible security, divided by the number of common shares into which the security converts, is below the fair value of the common stock at the commitment date. The Company’s common stock price on the date of the Investment Agreement was $0.13 per share, which is equal to the conversion price of the Series B Preferred Stock. As the Investment Agreement included certain conditions for closing, the commitment date for the Investment is deemed to be the date the Series B Preferred Stock is issued. On September 25, 2012, the closing date of the Investment, the Company’s common stock price had increased to $0.59 per share. As a result of the increase in the Company’s common stock price between the dates of the Investment Agreement and the closing of the Investment, the Company has recognized a BCF. The value of the BCF is limited to the basis that is initially allocated to the convertible security. The Company received cash proceeds, net of transaction costs, totaling $5,195,225 for the Series B Preferred Stock. The Company allocated the entire net proceeds of $5,195,225 to the BCF which is initially recorded in additional paid-in capital. The BCF is treated as a deemed dividend on the Series B Preferred Stock and is accreted to the Series B Preferred Stock using the effective interest method through the date of earliest conversion. As the Series B Preferred Stock is immediately convertible, the Company included a deduction of $5,195,225 in determining loss per share for the year ended December 31, 2012. The aforementioned deemed dividend had no impact on the Company’s Stockholders’ Equity.

The rules of The NASDAQ Stock Market (“NASDAQ”) would have normally required that Revolution’s stockholders approve the Investment prior to closing the transactions contemplated by the Investment Agreement. However, NASDAQ granted Revolution an exception from this stockholder voting requirement under Listing Rule 5635(f), which provides that an exception may be granted when (i) the delay in securing stockholder approval would seriously jeopardize the financial viability of the enterprise and (ii) reliance on such exception has been expressly approved by the audit committee of the board of directors comprised solely of independent, disinterested directors. NASDAQ also has granted Revolution an exception from the voting rights requirements of Listing Rule 5640 and IM-5640 with respect to the transactions contemplated by the Investment Agreement.

Series C Preferred Stock – The Company has designated 25,000 shares of preferred stock as Series C Convertible Preferred Stock.

On December 20, 2012, the Company entered into a second Investment Agreement (the “Second Investment Agreement”) with RVL, and closed the transactions contemplated by the Second Investment Agreement (the “Investment Closing”). The Company issued to RVL 10,000 shares of the Company’s newly-created Series C Convertible Preferred Stock, $.001 par value per share (the “Series C Preferred Stock”) for cash of $10 million (the “Second Investment”). The proceeds from the Second Investment were used to fund the Seesmart acquisition (Note 2), to pay fees and expenses in connection with the Second Investment Agreement and the Seesmart Merger Agreement, and for working capital purposes.

The Series C Preferred Stock is initially non-voting and non-convertible. The Series C Preferred Stock will become voting and convertible into shares of the Company’s common stock after the Company has complied with the requirements of Rule 14c-2 of the Securities Exchange Act of 1934, as amended with respect to the written consent of the stockholder of the Company, dated as of December 20, 2012, approving the issuance of common stock upon conversion of the Series C Preferred Stock pursuant to NASDAQ Listing Rule 5635 (the “Trigger Date”). From and after the Trigger Date, the Series C Stock will be convertible into common stock at a conversion price per share equal to $0.6889, subject to certain anti-dilution adjustments (the “Conversion Price”).

From and after the Trigger Date, RVL will have the right to appoint four members to the Company’s board of directors (the “Board”), with the size of the Board not to exceed seven members. RVL’s right to appoint four directors will decline proportionately to take into account subsequent material reductions in RVL’s ownership position in the Company. In addition, for so long as shares of Series C Preferred Stock are outstanding, the Company will be prohibited from taking certain actions specified in the Series C Certificate of Designations without the consent of the holders of at least a majority of the then outstanding shares of Series C Preferred Stock, including, among other things, authorization of additional shares of capital stock, increases in the size of the Board, declaration of dividends, consummation of certain business combination transactions, and incurrence of indebtedness and liens.

The Series C Preferred Stock will have a liquidation preference per share equal to the greater of (i) $1,000 (subject to customary adjustments with respect to events affecting the Series C Preferred Stock) plus accrued but unpaid dividends and (ii) such amount as would have been received had the Series C Preferred Stock converted into common stock immediately prior to the liquidation.

In the event of a change in control of the Company or a merger or recapitalization in which the Series C Preferred Stock is converted into property or securities other than shares of common stock, the Series C Preferred Stock will be automatically converted into common stock at a premium of 150% (if such event occurs prior to December 20, 2017) or 125% (if such event occurs after December 20, 2017) of the Series C Stated Value in place immediately prior to such event. Furthermore, from and after December 20, 2017, if the trading price of a share of common stock exceeds 200% of the Conversion Price then in effect for any twenty (20) trading days in the immediately preceding thirty (30) consecutive trading day period, the Company shall have the right to automatically convert the Series C Preferred Stock into common stock at the Conversion Price.

Each share of Series C Preferred Stock shall be entitled to receive cumulative dividends payable at a rate per annum of 10% of the Series C Stated Value on the date of issuance (i.e. $1,000). Such dividends shall be payable through the issuance of additional shares of Series C Preferred Stock on each anniversary of the date of issuance, shall not be paid in cash, and will accrue and accumulate daily. Additionally, the Series C Stock shall share ratably on an as converted basis with the common stock in the payment of all other dividends and distributions. For the year ended December 31, 2012, the Company accrued $30,556 of dividends.

The Company has concluded that the Series C Preferred Stock is more akin to an equity-type instrument than a debt-type instrument. As the embedded conversion option in the Series C Preferred Stock is clearly and closely related to an equity-type host, the conversion option does not require classification and measurement as a derivative financial instrument. As the Company’s common stock price was less than the Series C Preferred Stock’s conversion price on the issuance date, the Company has not recognized a BCF.

Series D Preferred Stock – The Company has designated 13,000 shares of preferred stock as Series D Convertible Preferred Stock.

On December 20, 2012, the Company issued 11,177 shares of newly-created Series D Convertible Preferred Stock, $.001 par value per share (the “Series D Preferred Stock”), as partial consideration in the Seesmart acquisition (Note 2). The Company recorded a liability for the remaining 738 shares of Series D Preferred Stock that will be issued in 2013 pursuant to the Merger Agreement. The Series D Preferred Stock is non-voting and shall initially be non-convertible. The Series D Preferred Stock has a liquidation preference of $100 per share and will share ratably on an as-converted basis with the Company’s common stock in the payment of dividends and distributions. The Series D Preferred Stock will be automatically converted into common stock on the Series D Trigger Date (as defined below) at a current conversion price per share equal to $0.6959, which is subject to certain anti-dilution adjustments. The “Series D Trigger Date” shall be the date that the issuance of such common stock shares has been approved by the stockholders of the Corporation in accordance with NASDAQ Listing Rule 5635 and the Corporation has complied with Rule 14c-2 of the Securities Exchange Act of 1934, as amended, in respect of such stockholder approval.

The Company has concluded that the Series D Preferred Stock is more akin to an equity-type instrument than a debt-type instrument. As the embedded conversion option in the Series D Preferred Stock is clearly and closely related to an equity-type host, the conversion option does not require classification and measurement as a derivative financial instrument. As the Company’s common stock price was less than the Series D Preferred Stock’s conversion price on the issuance date, the Company has not recognized a BCF.

Liquidation Preferences – The following summarize the order of seniority of liquidation preference:

1.	Series E preferred stock (see Note 17)

2.	Series C preferred stock

3.	Series B preferred stock

4.	Series D preferred stock (on parity with common stock)

9.	COMMON STOCK:

Common stock – At December 31, 2012, the Company has reserved common stock for issuance in relation to the following:

Employee stock options	1,087,973
Shares subject to warrants	485,953
Shares subject to Series B preferred stock	153
Shares subject to Series C preferred stock	14,515,895
Shares subject to Series C preferred stock accrued dividends as of December 31, 2012	44,354
Shares subject to Series D preferred stock	1,712,171

The Company is required to issue additional shares of common stock upon conversion of the Series C preferred stock if a liquidity event occurs (Note 8).

In addition, for so long as shares of the Series B, Series C and/or Series E (Note 17) preferred stock are outstanding, the Company is prohibited from declaring dividends without the consent of the holders of at least a majority of the then outstanding Series B, Series C and Series E preferred stock.

Stock warrants – The Company has 485,953 warrants outstanding in connection with the transactions described below.

The Company has granted a 10-year warrant (“Kingstone Warrants”) for 289,187 shares of common stock at an exercise price of $4.30 per share to Brett Kingstone. Mr. Kingstone was the chief executive officer of the Company until December 31, 2005 and was the chairman of the board of the Company until March 11, 2009. The warrant was granted on September 9, 2005.

In conjunction with a Note and Warrant Purchase Agreement that the Company entered into on June 18, 2009, the Company issued 196,766 warrants (the “2009 Note Warrants”) on February 25, 2010. The warrants were immediately exercisable at an exercise price of $6.43 per share and expired unexercised in February 2013.

The total number of shares under warrants to purchase common stock as of December 31, 2012 is listed in the table below:

Associated Transaction	Number of Warrants
Kingstone Warrants	289,187
2009 Note Warrants	196,766

Total Shares Subject to Warrants	485,953

10.	STOCK OPTION PLANS:

The Company adopted a stock option plan in 1994 (the “1994 Plan”) that provided for the grant of incentive stock options and nonqualified stock options, and reserved 450,000 shares of the Company’s common stock for future issuance under the plan. The option price must have been at least 100% of market value at the date of the grant and the options have a maximum term of 10 years. Options granted typically vest ratably over a three-year period or based on achievement of performance criteria. The Company typically grants selected executives and other key employees share option awards, whose vesting is contingent upon meeting various departmental and company-wide performance goals including meeting sales targets and net profit targets. As of December 31, 2012, options to purchase 12,000 shares of common stock were vested and exercisable under the 1994 Plan. The 1994 Plan terminated in 2004.

On September 18, 2003, the Company adopted a new stock option plan (the “2003 Plan”) that provides for the grant of incentive stock options and nonqualified stock options, and reserved 450,000 additional shares of the Company’s common stock for future issuance under the plan. The 2003 Plan was subsequently amended to increase the number of shares reserved for issuance thereunder to 670,000. During 2008, the 2003 Plan was further amended to increase the number of shares reserved for issuance to 810,000. In the first quarter of 2010, the 2003 Plan was further amended to increase the number of shares reserved for issuance thereunder to 1,160,000. The option price of incentive stock options must be at least 100% of market value at the date of the grant and incentive stock options have a maximum term of 10 years. Options granted typically vest ratably over a three-year period or based on achievement of performance criteria. The Company typically grants selected executives and other key employees share option awards, whose vesting is contingent upon meeting various departmental and company-wide performance goals including meeting sales targets and net profit targets. In March 2009, the Company amended the 2003 Plan to extend the post-service termination exercise period of nonstatutory stock options granted to directors for their service to the Company as directors from three months after the director’s termination date to the tenth anniversary of the date of grant. The 2003 Plan does not contain any provisions which would trigger automatic vesting upon a change in control. As of December 31, 2012, 689,201 shares of common stock were vested and exercisable under the 2003 Plan.

The average fair value of options granted at market during 2012 and 2011 was $0.39 and $2.24 per option, respectively. The total intrinsic value of options exercised during the years ended December 31, 2012 and 2011 was $0. The aggregate intrinsic value of the outstanding options at December 31, 2012 was nominal. At December 31, 2012, there were 706,803 options outstanding under both plans.

The following table summarizes activity of the stock option plans for the years ended December 31, 2012 and 2011:

	Shares Available for Future Grant	Number of Shares Outstanding Under Option	Weighted Average Exercise Price
Balance, January 1, 2011	423,618	670,355	$4.60
Options granted at market	(224,250)	224,250	2.32
Options exercised	—	—	—
Options forfeited or expired	154,585	(157,585)	2.95

Balance, December 31, 2011	353,953	737,020	$4.26
Options granted at market	(54,250)	54,250	0.54
Options exercised	—	—	—
Options forfeited or expired	81,467	(84,467)	1.83

Balance, December 31, 2012	381,170	706,803	$4.27

Of the 706,803 options outstanding at December 31, 2012, 701,201 are vested and exercisable. At December 31, 2012, the weighted average exercise price of vested options outstanding was $4.29, the weighted average remaining contractual term (in years) was 4.9, and the aggregate intrinsic value was $0.

A summary of the non-vested shares as of December 31, 2012 and changes during the year ending December 31, 2012 is presented below:

Non-vested Shares	Shares	Weighted- Average Grant-Date Fair Value
Non-vested at January 1, 2012	83,463	$2.28
Granted	54,250	0.39
Vested	(63,109)	2.50
Forfeited	(69,002)	0.69

Non-vested at December 31, 2012	5,602	$0.99

As of December 31, 2012, the total future compensation cost related to non-vested awards is estimated to be approximately $601, $314 and $58 for the years ending December 31, 2013, 2014, and 2015 respectively.

The total fair value of shares vested during the years ended December 31, 2012 and 2011 was approximately $157,939 and $253,000, respectively.

The Company typically grants selected executives and other key employees share option awards, whose vesting is contingent upon meeting various departmental and company-wide performance goals including meeting sales targets and net profit targets. No performance options were granted during 2012. The grant date weighted average fair value of performance options granted during 2011 was $2.49. As of December 31, 2012, there was no unrecognized compensation cost related to non-vested performance options. A summary of activity of options that vest contingent upon achievement of certain performance criteria under the 2003 Plan as of December 31, 2012 and changes during the year then ended is presented below. These shares were also included in the summary of activity of stock option plans for the year ended December 31, 2012 above.

Performance Based Shares	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at January 1, 2011	132,260	$4.14	6.18	$—
Granted	130,000	2.15
Options exercised	—	—
Forfeited or expired	(101,020)	2.15

Outstanding at December 31, 2011	161,240	$3.79	6.74	$—
Granted	—	—
Options exercised	—	—
Forfeited or expired	—	—

Outstanding at December 31, 2012	161,240	$3.79	4.91	$—

Exercisable at December 31, 2012	161,240	$3.79	4.91	$—

A summary of the non-vested shares that vested, some being contingent upon achievement of certain performance criteria, under the 2003 Plan as of December 31, 2012 and changes during the year then ended is presented below. These shares were also reflected in the summary above.

Performance Based Non-vested Shares	Shares	Weighted-Average Grant-Date Fair Value
Non-vested at January 1, 2012	28,980	$2.57
Granted	—	—
Vested	(28,980)	2.57
Forfeited	—	—

Non-vested at December 31, 2012	—	$—

11.	OPERATING LEASES:

On February 27, 2007, the Company entered into a five year operating lease agreement with Floyd Smith Office Park, LLC, commencing approximately June 1, 2007 for the Company’s corporate headquarters in Charlotte, North Carolina. The Company originally leased approximately 2,100 square feet of office space for a gross rental rate of $3,400 per month including build-out, power and water utilities and the Company’s pro rata share of the property’s operating expenses, property taxes, insurance and non-structural repairs. After the initial twelve-month period, the rent increases annually by 3.0%. The lease provides for a security deposit of $3,400. On August 24, 2007, the Company leased an additional 3,000 square feet in this facility for an additional gross rental rate of $4,972 per month on the same basis and with the same provisions as the original lease with an additional security deposit of $4,972. The Company’s five year lease agreement expired during 2012 and the Company has continued to lease the space on a month-to-month basis with a monthly rental payment of $9,423.

Lumificient has an operating lease with Schany Family Limited Partnership for approximately 13,200 square feet of office and warehouse space. The Company acquired Lumificient on April 30, 2008. Base rent under the lease at April 30, 2008 was $5,202 per month and increases 2% annually each July. In addition to base rent, Lumificient is required to pay its pro rata share of the property’s operating expenses, including property taxes, insurance and non-structural repairs. The lease originally terminated on February 28, 2010. On December 28, 2009, Lumificient entered into a new three year lease with Schany Family Limited Partnership through February 28, 2013. The lease includes an option for an additional two year extension through February 28, 2015. Monthly base rent under the lease at March 1, 2010 is $5,412 and increases 2% annually each March. In 2012, Lumificient exercised its option to extend the lease for the additional two year period.

On July 29, 2009, Seesmart entered into an operating lease agreement expiring on October 31, 2012 with Westpac Insurance Services, Inc. for approximately 12,200 square feet of office and warehouse space in Simi Valley, California. An officer of Seesmart personally guarantees the lease. During 2012, Seesmart extended the lease through October 31, 2015. Base rent under the agreement beginning November 1, 2012 is $15,810 and increases 2% annually each November. Seesmart is also responsible for maintaining certain minimum insurance requirements as well as Seesmart’s portion of certain common area maintenance charges and property taxes.

On February 23, 2009, Seesmart entered into an operating lease agreement expiring June 1, 2014 with Gallant Investments, LLC for approximately 10,000 square feet of office space in Crystal Lake, Illinois. Base rent under the lease at December 20, 2012 is $6,147 per month and the base rent increases 3% annually on July 1, 2013. Seesmart is responsible for maintaining certain minimum insurance requirements as well as Seesmart’s portion of certain common area maintenance charges, property taxes and utilities.

On October 30, 2012, Progress 44, Inc., a company affiliated with Seesmart’s President Raymond Sjolseth, entered into an operating lease agreement expiring March 31, 2015 with Stamp Factory, LLC for approximately 1,500 square feet of office space in Evanston, Illinois. Base rent under the lease at December 20, 2012 is $1,825 per month and the base rent increases to $1,880 per month beginning in January 2014. The lessee is responsible for maintaining certain minimum insurance requirements as well as the lessee’s portion of certain common area maintenance charges, property taxes and utilities. Pursuant to the December 20, 2012 acquisition of Seesmart, the Company assumed the lease and agreed to reimburse Progress 44, Inc. for any lease payments made subsequent to the acquisition date.

On November 30, 2006, the Company entered into a five year operating lease agreement with EastGroup Properties, L.P., (“Eastgroup”) an unrelated party for approximately 34,000 square feet of office, distribution and light manufacturing space in Orlando, Florida, which the Company used for its Orlando operations facility. Base rent under the lease started on April 1, 2007 at monthly payments of $19,486 for the first twelve-month period and increased annually by 3.5% thereafter. In addition to base rent, the Company was required to pay its pro rata share of the property’s operating expenses, including property taxes, insurance and non-structural repairs. The lease provided for a security deposit of $28,576. Pursuant to this lease, Eastgroup provided a credit of $269,160 for tenant improvements. This amount was recorded as deferred rent on the Company’s consolidated balance sheets and was amortized as a reduction of rent expense over the life of the lease. On July 31, 2009, the Company entered into the first amendment to the lease agreement which reduced base rent by approximately $700 per month for the period of August 2009 through March 2010. On October 28, 2010, the Company sold to Next Step Products, LLC (“Next Step”) substantially all of the assets of the Legacy Commercial and Pool Lighting Businesses, which were operated from the Orlando facility. In addition, the Company entered into a sublease agreement to sublet a portion of the facility to Next Step for six to nine months from the date of the sale. During 2011, the sublease agreement was extended through March 2012. The Company continued to use the remainder of the Orlando facility for certain administrative functions through the end of the lease and vacated the property in March 2012.

In October 2012, the Company entered into a one year lease with JCH Enterprises of Charlotte, LLC to lease approximately 2,000 square feet of warehouse space in Charlotte, North Carolina. Monthly base rent under the agreement is $1,308. The Company is also responsible for maintaining certain minimum insurance requirements as well as certain maintenance costs.

During the years ended December 31, 2012 and 2011, the Company entered into operating lease agreements for computers and other office equipment. The lease terms range from three to five years and consist of monthly payments ranging from $34 to $1,098. During the year-ended December 31, 2012, the Company leased several storage units on a month-to-month basis with monthly payments of approximately $75 to $200 per unit.

The following schedule shows the total rent expense for operating leases:

	Year Ended December 31,
	2012	2011
Rent expense	$301,527	$479,533
Less sublease rentals	(35,416)	(141,663)

Total rent expense	$266,111	$337,870

The future minimum payment obligations as of December 31, 2012 under the operating leases described above are as follows:

2013	$394,546
2014	331,297
2015	187,100
2016	5,256
2017	4,380

Total future payment obligations	$922,579

12.	CONCENTRATION OF RISKS:

The Company’s financial instruments that are exposed to concentrations of credit risk consist of cash, cash equivalents, trade accounts receivable and accounts payable. The Company places its cash and cash equivalents with high credit quality institutions. At times such balances may be in excess of the FDIC insurance limit.

Revenue from one customer represented approximately 42% of the Company’s revenue for the year ended December 31, 2011. At December 31, 2011, the Company had trade accounts receivables due from this customer totaling $40,314. Sales to this customer are affected by the customer’s resale of these products to the consumer. Due to low consumer acceptance of the Array products at their current price points, sales to this customer were not significant in 2012.

A portion of the Company’s LEDs and LED lighting products and systems are manufactured by select contract manufacturers. While the Company believes alternative manufacturers for the production of these products are available, the Company has selected these particular manufacturers based on their ability to consistently produce these products per the Company’s specifications ensuring the best quality product at the most cost effective price.

The Company depends on these manufacturers to satisfy performance and quality specifications and to dedicate sufficient production capacity for finished products within scheduled delivery times. Accordingly, the loss of one or more of these manufacturers or delays in obtaining shipments could have a material adverse effect on the Company’s operations until such time as an alternative manufacturer could be found.

On October 11, 2011, the Company was informed that one of its contract manufacturers in China had ceased operations. The contract manufacturer originally produced certain components for the Company’s PAR38 lamp and had begun manufacturing the Company’s PAR20 and PAR30 lamps, among other products. As a result of the closure, the Company expensed $85,137 of net equipment, $5,947 of product certifications and $20,042 of working capital related to the contract manufacturer in the year ended December 31, 2011. The delay in shifting production to another manufacturer did not have a material adverse effect on the Company’s business.

13.	VENDOR CONCESSIONS:

As the Company’s financial condition deteriorated during the first nine months of 2012, it became necessary for the Company to accelerate its cash conservation measures, including delaying or withholding payments to vendors. In conjunction with the September, 2012 investment by RVL, certain accounts payable vendors and service providers agreed to accept payments less than the outstanding balance owed to them. For the year ended December 31, 2012, the Company recognized a gain from vendor concessions of $153,522 which is included in selling, general and administrative expense and caused basic and diluted loss per share for the year ended December 31, 2012 to decrease by $0.01. As a result of the investment and subsequent payments to our suppliers and service providers, the Company believes it has successfully restored its relationship and credit with the Company’s primary vendors.

14.	INCOME TAXES:

As of December 31, 2012, the Company had net operating loss carry forwards for federal and state income tax purposes of approximately $48,751,000 and $32,402,000, respectively, which expire between 2012 and 2031. As of December 31, 2011, the Company had net operating loss carry forwards for federal and state income tax purposes of approximately $33,902,000 and $17,663,000, respectively, which expire between 2011 and 2031. Utilization of net operating loss carryforwards is dependent on generating future taxable income of the appropriate type and in the appropriate jurisdiction. In addition, as a result of transactions consummated during 2012, including the issuance of common and preferred stock by the Company and the acquisition of Seesmart, substantially all of the Company’s net operating loss carryforwards are subject to limitations imposed by Section 382 of the Internal Revenue Code. The determination of such limitations is complex and requires a significant amount of analysis and review of past transactions, including those related transactions involving acquired companies and their predecessors. The Company has not fully analyzed the limitations and their impact on the recorded gross deferred tax assets. We expect that the limitations may prevent the Company from utilizing a significant portion of net operating losses before their expiration. The Company expects to undertake reviews of the limitations in the near future and will make appropriate adjustments to its deferred tax assets. However, as the Company has recognized a full valuation allowance related to its net deferred tax assets, any adjustment to the deferred tax assets related to the net operating loss carryforwards would be offset by a corresponding adjustment to the valuation allowance.

Components of deferred tax assets (liabilities) are as follows:

	December 31,
	2012	2011
Accounts receivable	$194,000	$44,000
Inventories	809,000	305,000
Accrued expenses	281,000	58,000
Depreciation	(44,000)	(74,000)
Intangible assets	(3,817,000)	44,000
Stock options	755,000	687,000
Deferred revenue	(144,000)	—
Other	2,000	—
Net operating loss carry forwards	18,151,000	12,044,000

	16,187,000	13,108,000
Valuation allowance	(16,187,000)	(13,108,000)

	$—	$—

In accordance with FASB ASC 740 “Income Taxes”, valuation allowances are provided against deferred tax assets if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The Company has evaluated its ability to realize the deferred tax assets on its balance sheet and has established a valuation allowance in the amount of $16,187,000 at December 31, 2012.

The Company has not recorded a provision for income taxes in 2012 and 2011 as the deferred tax benefits of the net losses were offset by a corresponding increase in the deferred tax valuation allowance. The following is a reconciliation of tax computed at the statutory federal rate to the income tax expense in the statements of operations for the years ended December 31, 2012, and 2011:

	December 31,
	2012		2011
	Amount	%	Amount	%
Tax benefit at statutory federal rate	$(2,916,000)	(34.0)	$(1,859,000)	(34.0)
Deferred state tax benefit	(618,000)	(7.2)	(21,000)	(0.4)
Change in valuation allowance	2,810,000	32.8	1,682,000	30.8
Goodwill impairment	676,000	7.9	135,000	2.4
Adjustment to net operating loss carryforwards	41,000	0.5	53,000	1.0
Non-deductible expenses	7,000	0.0	10,000	0.2

Income tax expense	$—	—	$—	—

15.	SEGMENT REPORTING:

The Company’s operations are principally managed on a product basis and are comprised of two reportable segments for financial purposes: LED replacement lamps and fixtures and LED signage and lighting strips. The LED replacement lamps and fixtures segment consists of the Array LED replacement lamps and Seesmart’s replacement lamps and fixtures. Consistent with the intent at the acquisition date, during 2013 the Company completed the integration of the Array product line with Seesmart’s sales, engineering, manufacturing, supply chain and distribution to form a single operating segment. The LED signage and lighting strips segment consists of the Lumificient product line.

Financial information relating to the reportable operating segments for the years ended December 31, 2012 and 2011 is presented below:

	Year Ended December 31,
	2012	2011
Revenues from external customers:
LED replacement lamps and fixtures	$792,068	$4,938,762
LED signage and lighting strips	3,689,287	4,049,086

Total revenues from external customers	$4,481,355	$8,987,848

Segment loss:
LED replacement lamps and fixtures	$(5,819,970)	$(952,112)
LED signage and lighting strips	(195,272)	(470,295)

Segment loss	(6,015,242)	(1,422,407)
Unallocated amounts:
Corporate expenses	(3,401,417)	(3,876,418)
Interest income	203	569
Gain on debt restructuring	1,048,308	—
Interest expense	(210,014)	(126,658)

Loss from continuing operations	$(8,578,162)	$(5,424,914)

Depreciation and amortization:
LED replacement lamps and fixtures	$155,851	$275,881
LED signage and lighting strips	237,092	252,408

Segment depreciation and amortization	392,943	528,289
Corporate depreciation and amortization	100,753	225,903

Total depreciation and amortization	$493,696	$754,192

Segment assets:
LED replacement lamps and fixtures	$25,839,486	$5,690,478
LED signage and lighting strips	4,736,657	5,008,561

Total segment assets	30,576,143	10,699,039
Elimination of intercompany receivable	(3,988,921)	(1,751,943)
Other corporate assets	5,980,464	3,000,912

Total assets	$32,567,686	$11,948,008

Expenditures for segment assets:
LED replacement lamps and fixtures	$82,076	$296,898
LED signage and lighting strips	20,600	52,205

Total expenditures for segment assets	102,676	349,103
Corporate expenditures for assets	—	14,171

Total expenditures for assets	$102,676	$363,274

Net revenues by geographic location, based on location of customers, were as follows:

	December 31,
	2012	2011
United States	$3,901,410	$8,022,432
Canada	382,532	599,868
Other	197,413	365,548

Total	$4,481,355	$8,987,848

Net long-lived assets by geographic locations were as follows:

	December 31,
	2012	2011
United States	$12,364,533	$2,826,512
Mexico	—	202,735
Canada	—	141,771
Other	7,847	115,928

Total	$12,372,380	$3,286,946

16.	BENEFIT PLANS:

The Company has established a profit sharing plan that permits participants to make contributions by salary reduction pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended. On November 1, 2008, the Company elected to cease matching contributions.

17.	RELATED PARTY TRANSACTIONS:

The Company has entered into four separate investment agreements with RVL, an affiliate of Aston Capital, LLC, which is controlled by our Chairman and Chief Executive Officer, whereby the Company issued to RVL Series B, Series C and Series E convertible preferred stock for cash aggregating $21 million. The terms of the Series B and Series C convertible preferred stock are described in Note 8.

Series E Investment – The Series E redeemable convertible preferred was issued on February 21, 2013, pursuant to an investment agreement with RVL whereby the Company issued to RVL 5,000 shares for cash of $5 million. The Series E Shares are initially non-voting and non-convertible and will become voting and convertible into shares of the Company’s common stock after the Trigger Date. At any time from and after the Trigger Date, the Series E Stock will be convertible into common stock at a conversion price per share equal to $1.17, subject to certain anti-dilution adjustments (the “Series E Conversion Price”).

From and after the Trigger Date, RVL will have the right to appoint four members to the Company’s board of directors (the “Board”), with the size of the Board not to exceed eight members. RVL’s right to appoint four directors will decline proportionately to take into account subsequent material reductions in RVL’s ownership position in the Company.

In accordance with the Series E Certificate of Designations, from and after the Trigger Date, the holders of the Series E shares will have the same Board representation and consent rights as the Series B Shares and Series C Shares. The Series E Shares will have a liquidation preference (the “Series E Liquidation Preference”) per share equal to the greater of (i) $1,000 (subject to customary adjustments with respect to events affecting the Series E Shares, the “Series E Stated Value”) plus accrued but unpaid dividends and (ii) such amount as would have been received had the Series E Shares converted into common stock immediately prior to the liquidation.

The Company has the option to redeem all or any part of the Series E Shares for cash at any time subject to RVL’s right to convert and require delivery of shares of common stock. The redemption price to be paid by the Company is equal to 110% of the Series E Liquidation Preference if the Series E Shares are redeemed on or before the first anniversary of the date of the original issuance of shares of Series E Shares (the “Original Issue Date”), 105% of the Liquidation Preference if the Series E Shares redeemed after the first anniversary of the Original Issue Date but on or prior to the second anniversary of the Original Issue Date, and the Liquidation Preference if the Series E Shares are redeemed at any time thereafter.

At the option of the holders of two-thirds of the then-outstanding Series E Shares, the Company must redeem the number of shares of Series E Shares so requested for cash at the Series E Liquidation Preference. Such option can only be exercised on or after the third anniversary of the Original Issue Date.

Each Series E Share shall be entitled to receive dividends (the “Series E Dividend”) payable at a rate per annum of five percent of the Series E Stated Value then in effect (the “Dividend Rate”). To the extent funds are legally available and the Company is not contractually prohibited from paying such Series E Dividend, the Series E Dividend must be declared and paid from and including the Original Issue Date on each six-month anniversary of the Original Issue Date. At the holder’s option, such dividends are payable through the issuance of additional Series E Shares or in cash. To the extent the Company is unable to pay any Series E Dividend (i.e. in the event funds are not legally available or the Company is contractually prohibited from making payment), any such unpaid Series E Dividend shall be cumulative and shall accrue and compound on a quarterly basis at the then applicable Dividend Rate. Such unpaid Series E Dividend shall be paid as soon as funds are legally available or as soon as the Company is no longer contractually prohibited from paying such Series E Dividend, as applicable. Additionally, the Series E Shares shall share ratably on an as-converted basis with the common stock in the payment of all other dividends and distributions.

Management Agreement – On April 9, 2013, the Company ratified a management services agreement with Aston Capital, LLC (the “Management Agreement”) to memorialize certain management services that Aston Capital, LLC has been providing to the Company since RVL acquired majority control in September, 2012. Pursuant to the Management Agreement, Aston Capital, LLC provides consulting services in connection with financing matters, budgeting, strategic planning and business development, including, without limitation, assisting the Company in (i) analyzing the operations and historical performance of target companies; (ii) analyzing and evaluating the transactions with such target companies; (iii)

conducting financial, business and operational due diligence, and (iv) evaluating related structuring and other matters. In consideration of the services provided by Aston Capital, LLC under the Management Agreement, the Company has agreed to issue 500,000 shares of restricted common stock under the Revolution Lighting Technologies, Inc. 2013 Stock Incentive Plan to Aston Capital, LLC to vest in three equal annual increments, with the first such vesting date being September 25, 2014. The Audit Committee of the Board will consider from time to time (at a minimum at such times when the compensation committee evaluates director compensation) whether additional compensation to Aston Capital, LLC is appropriate given the nature of the services provided.

Relocation of Corporate Headquarters – The Company is expected to relocate its corporate headquarters to Stamford, CT to a space currently occupied by affiliates of Robert V. LaPenta, Chairman and Chief Executive Officer. The terms and conditions of the arrangement have not been finalized.

RVL Transaction Fees – Pursuant to the Series B and C investment agreements with RVL, the Company agreed to pay certain transaction costs incurred by RVL in connection with its investments. For the year-ended December 31, 2012, the Company incurred $343,000 related to these costs.

Assumption of Lease from Related Party – In conjunction with the Seesmart acquisition, the Company assumed a lease entered into by Progress 44, Inc., a company affiliated with Seesmart’s President Raymond Sjolseth, and agreed to reimburse Progress 44, Inc. for any lease payments made subsequent to the acquisition date (Note 11).

Revenues from Related Party – A consulting firm owned by Seesmart’s chief operating officer provides consulting services to a distributor of the Company. The Company recorded revenue totaling $31,731 from this distributor for the year ended December 31, 2012. At December 31, 2012, the Company had trade accounts receivable due from the distributor totaling $261,833.

18.	CONTINGENCIES:

In the ordinary course of business the Company may become a party to various legal proceedings generally involving collection actions, contractual matters, infringement actions, product liability claims and other matters.

On March 26, 2012, Koninklijke Philips Electronics N.V. and Philips Solid-State Lighting Solutions, Inc. (collectively, “Philips”) filed a lawsuit (civil action no. 12-cv-10549) in the United States District Court for the District of Massachusetts against the Company alleging that the Company’s Array and certain other products infringe certain of Philips’ patents for LED lighting. In September 2012, the Company entered into a settlement agreement ending the patent litigation brought by Philips. In connection with the settlement and patent license agreement, Philips granted the Company an ongoing, royalty-bearing license to the comprehensive portfolio of patented LED technologies and solutions offered under Philips’ LED luminaire and retrofit bulb licensing program. The license allows Revolution to continue the manufacture and sale of LED-based lighting products, including the Array® brand of LED replacement light bulbs. In September 2012, Revolution paid Philips a one-time, lump-sum royalty fee to address past sales. In conjunction with the settlement and patent license agreement, on October 3, 2012, the parties filed a joint stipulation requesting dismissal of the lawsuit and on October 4, 2012 the action was dismissed without prejudice. Prior to the merger of the Company with Seesmart, Seesmart also received a letter from Philips claiming patent infringement and threatening litigation if a license agreement was not negotiated. As a subsequently acquired subsidiary of the Company, Seesmart falls under the Company’s settlement agreement with Philips. However, Philips and Seesmart must first agree to the scope of infringing products, and Seesmart may be required to make a payment to address historical product sales.

On July 27, 2012, the Company received a letter from a vendor’s attorney threatening litigation relating to inventory this vendor is holding for future use and sale to the Company. The Company settled this matter with the vendor in September 2012.

The Company settled the above contingencies at the time of the Investment closing. In September 2012, the Company paid $265,000 to settle these matters.

On May 10, 2011, the CAO Group, Inc. (“CAO”) filed a lawsuit (civil action no. 2:11-cv-00426) in the United States District Court for the District of Utah Central Division against the Company alleging that the Company’s Array and certain other products infringe three of CAO’s patents for LED lighting. The complaint also lists GE Lighting, Osram Sylvania, Lighting Science Group Corporation, Sharp Electronics Corporation, Toshiba International Corporation, Feit Electric Company, Inc., and Lights of America, Inc. as defendants. The plaintiff is seeking injunctive relief, monetary damages and reimbursement of its attorney’s fees and costs. The Company is evaluating CAO’s claims. The Company intends to vigorously defend its products. In September 2012, GE Lighting and Osram Sylvania filed requests for reexaminations of the three asserted CAO patents with the United States Patent and Trademark Office (“PTO”). The court stayed the litigation through February 28, 2013, pending a decision on the requests to grant the reexaminations. In November and December of 2012, the PTO ordered the reexamination of at least the independent claims of the patents. The parties of the lawsuit have jointly agreed to stay the lawsuit until after the issuance by the United States Patent Office of a notice of intent to issue a reexamination certificate in any one of the identified reexaminations. The order for the stay was issued March 22, 2013.

19.	SUBSEQUENT EVENTS:

Great American Investment Agreement – On March 8, 2013, the Company, entered into, and closed, an investment agreement with Great American Insurance Company and Great American Life Insurance Company (collectively, the “Investors”), each a wholly-owned subsidiary of American Financial Group, Inc. The Company issued to each Investor (i) 2,136,752 shares of the Company’s common stock and (ii) the right to receive an aggregate of up to an additional 1,250,000 shares of common stock (such number of shares is the maximum number issuable to both Investors in the aggregate) for cash of $2.5 million each, for a total investment of $5 million. The proceeds from the investment are to be used for general corporate and working capital purposes.

Under the investment agreement, the Investors are entitled to receive up to an additional 1,250,000 shares of common stock if the volume-weighted average price of a share of common stock as reported by Bloomberg Financial Markets for the 20 consecutive trading days ending on the last trading day prior to March 8, 2014 is less than $1.40. In connection with the investment, the Company agreed to grant the Investors certain tag-along registration rights with respect to the common stock issued to the Investors.

The investment agreement was unanimously approved by the board of directors of the Company.

Series E Investment – On February 21, 2013, the Company, entered into an investment agreement with RVL whereby the Company issued to RVL 5,000 shares of the Company’s newly-created Series E preferred stock (the “Series E Shares”) for cash of $5 million. The proceeds from the investment are to be used for working capital purposes and to pay fees and expenses in connection with the investment agreement. See Note 17 for additional details of this investment.

Departure of Directors; Appointment of Certain Directors and Officers – On February 16, 2013, the Company entered into a transition, separation and general release agreement with Mr. Langford, the Company’s former Chief Financial Officer, specifying (i) the final terms of his resignation as Chief Financial Officer, (ii) his employment by the Company in position of Vice President of Finance until the close of business on April 1, 2013 and (iii) the terms of a consulting arrangement during the period beginning on April 2, 2013 and ending on April 30, 2013. This agreement included, among other things, a separation payment in the aggregate amount of $183,750, less applicable withholdings and customary payroll deductions and a bonus in the aggregate amount of $30,000, less applicable withholdings and customary payroll deductions, subject to the reasonably satisfactory completion of his transitional duties as described in the agreement. The agreement also specified that the Company’s obligations set forth in the indemnification agreement between Mr. Langford and the Company will survive the termination of Mr. Langford’s employment with the Company as set forth in such agreement. The agreement also contains additional provisions which are customary for agreements of this type. These include confidentiality, nonsolicitation and cooperation provisions, as well as a mutual release of claims. There were no disagreements between the Company and Mr. Langford on any matter relating to the Company’s operations, policies or practices.

On January 25, 2013, the Company entered into a separation and general release agreement with Mr. Bauer, the Company’s former President and Chief Executive Officer, specifying the final terms of his departure from the Company. This agreement included, among other things, a separation payment in the aggregate amount of $175,000, less applicable withholdings and customary payroll deductions. The agreement also specified that the Company’s obligations set forth in the indemnification agreement between Mr. Bauer and the Company will survive the termination of Mr. Bauer’s employment with the Company as set forth in such agreement. The agreement also contains additional provisions which are customary for agreements of this type. These include confidentiality, nonsolicitation and cooperation provisions, as well as a mutual release of claims. The agreement was effective as of January 29, 2013. There were no disagreements between the Company and Mr. Bauer on any matter relating to the Company’s operations, policies or practices.

On January 24, 2013, the Company announced that Charles J. Schafer, age 65, would serve as President of the Company effective as of January 29, 2013, as well as Chief Financial Officer of the Company following a transition period to be determined by the Chief Executive Officer of the Company. On January 29, 2013, the board also appointed Mr. Schafer to serve as a member of the board.

In connection with his appointment, the Company agreed to provide Mr. Schafer with: (i) an annual base salary of $200,000, (ii) a target annual bonus of fifty percent of his base salary, and (iii) a grant of 250,000 restricted shares which will vest ratably over three years, commencing with the date of Mr. Schafer’s employment.

In addition, on January 29, 2013, the Company appointed Robert V. LaPenta, Chairman of the Board of Directors of the Company, to serve as Chief Executive Officer of the Company effective as of January 29, 2013. Mr. LaPenta will not receive a salary in connection with his service as Chief Executive Officer.

Amended and Restated Bylaws – On January 29, 2013 and effective as of the date thereof, the Company’s board approved new bylaws. The new bylaws added advance notice requirements for stockholders to propose director nominations or other business to be brought before an annual or special meeting of stockholders. Other features of the new bylaws that represent changes from the old bylaws include, among other things, (i) procedures for calling special meetings of stockholders and the board have been updated and allow for electronic transmission of notice of meetings; (ii) the board may provide that a meeting of stockholders will not be held at any place, but may instead be held solely by means of remote communication as authorized by the General Corporation Law of the State of Delaware; (iii) the board may set the number of directors; (iv) the removal procedures for directors are described; and (v) the office of Chief Financial Officer and Treasurer is described.

Investment and Consulting Agreement – On March 8, 2013, the Company executed an agreement in which the Company acquired the rights to certain assets for $500,000 in cash. Concurrently, the Company entered into a five-year sales consulting agreement with the sellers pursuant to which the Company is obligated to pay a $20,000 monthly fee plus additional fees based on achieving specified sales targets. In addition, the Company agreed to issue 1,150,000 shares of the Company’s common stock to the sellers which vests over the five-year term of the agreement.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REVOLUTION LIGHTING TECHNOLOGIES, INC.

Date: April 16, 2013	By:	/s/ Robert V. LaPenta
Robert V. LaPenta
Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

/s/ Robert V. LaPenta
Robert V. LaPenta	April 16, 2013
Chief Executive Officer / Chairman
(Principal Executive Officer)

/s/ Charles J. Schafer	April 16, 2013
Charles J. Schafer – President and Chief Financial Officer
(Principal Financial and Accounting Officer)

/s/ Robert A. Basil, Jr.	April 16, 2013
Robert A. Basil, Jr.– Director

/s/ James A. DePalma	April 16, 2013
James A. DePalma – Director

/s/ Bill Ingram	April 16, 2013
Bill Ingram – Director

/s/ Robert V. LaPenta, Jr.	April 16, 2013
Robert V. LaPenta, Jr.– Director

/s/ Dennis McCarthy	April 16, 2013
Dennis McCarthy – Director

/s/ Stephen G. Virtue	April 16, 2013
Stephen G. Virtue – Director

Exhibit 21.1

SUBSIDIARIES OF REVOLUTION LIGHTING TECHNOLOGIES, INC.

Subsidiary of the Company	Jurisdiction of Incorporation / Formation

Lumificient Corporation	Minnesota

Seesmart Technologies, LLC	Delaware

Lighting Integration Technologies, LLC	Delaware

Subsidiary of Seesmart Technologies, LLC

Seesmart Technologies, Inc.	Nevada

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-140286) and Form S-8 (No. 333-23689, No. 333-32007, No. 333-70781, No. 333-123984, No. 333-150778 and No. 333-172289) of Revolution Lighting Technologies, Inc. of our report dated April 16, 2013, relating to our audits of the consolidated financial statements, included in the Annual Report on Form 10-K of Revolution Lighting Technologies, Inc. for the year ended December 31, 2012.

/s/ McGladrey LLP

Charlotte, NC

April 16, 2013

Exhibit 31.1

CERTIFICATION

I, Robert V. LaPenta, Chief Executive Officer of Revolution Lighting Technologies, Inc., certify that:

1.	I have reviewed this annual report on Form 10-K of Revolution Lighting Technologies, Inc.;

2.	Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15(d)-15(f)) for the registrant and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: April 16, 2013	/s/ Robert V. LaPenta
Robert V. LaPenta
Chief Executive Officer
(Principal Executive Officer)

Exhibit 31.2

CERTIFICATION

I, Charles J. Schafer, President and Chief Financial Officer of Revolution Lighting Technologies, Inc., certify that:

1.	I have reviewed this annual report on Form 10-K of Revolution Lighting Technologies, Inc.;

2.	Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15(d)-15(f)) for the registrant and have:

a.	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a.	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: April 16, 2013	/s/ Charles J. Schafer
Charles J. Schafer
President and Chief Financial Officer
(Principal Financial Officer)

Exhibit 32.1

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF SARBANES-OXLEY ACT OF 2002

This Certificate is being filed pursuant to 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002. This Certification is included solely for the purposes of complying with the provisions of Section 906 of the Sarbanes-Oxley Act and is not intended to be used for any other purpose. In connection with the accompanying Annual Report on Form 10-K of Revolution Lighting Technologies, Inc. for the year ending December 31, 2012, the undersigned hereby certifies in his capacity as an officer of Revolution Lighting Technologies, Inc. that to such officer’s knowledge:

1. such Annual Report on Form 10-K of Revolution Lighting Technologies, Inc. for the year ending December 31, 2012, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. the information contained in such Annual Report on Form 10-K of Revolution Lighting Technologies, Inc. for the year ending December 31, 2012, fairly presents, in all material respects, the financial condition and results of operations of Revolution Lighting Technologies, Inc.

REVOLUTION LIGHTING TECHNOLOGIES, INC.

April 16, 2013	/s/ Robert V. LaPenta
Robert V. LaPenta
Chief Executive Officer
(Principal Executive Officer)

/s/ Charles J. Schafer
Charles J. Schafer
President and Chief Financial Officer
(Principal Financial Officer)

ANNEX D

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 20, 2012

Revolution Lighting Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23590	59-3046866
(Commission File Number)	(IRS Employer Identification No.)

177 Broad Street, 12th Floor, Stamford CT	06901
(Address of Principal Executive Offices)	(Zip Code)

(203) 504-1100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

124 Floyd Smith Drive, Suite 300, Charlotte, NC 28262

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On December 27, 2012, Revolution Lighting Technologies, Inc., a Delaware corporation (“RVLT”), filed a Current Report on Form 8-K (the “Form 8-K”) to report the closing of its acquisition (the “Merger”) of Seesmart Technologies, Inc., a Nevada corporation (“Seesmart”), pursuant to the terms of the Agreement and Plan of Merger, dated as of December 1, 2012 (the “Merger Agreement”), by and among Revolution, Seesmart Acquisition Company, Inc., a wholly-owned subsidiary of Revolution (“Merger Sub”), Seesmart Merger Company, LLC, a wholly-owned subsidiary of Revolution (“Merger Sub II”), Seesmart and Ken Ames as stockholder representative. The Merger closed and became effective on December 20, 2012. This amendment is being filed to amend and supplement Item 9.01 to include the historical consolidated financial statements of Seesmart Technologies, Inc., as defined in Note 1 of the audited consolidated financial statements, required pursuant to Rule 8-04(b) of Regulation S-X and the unaudited pro forma condensed consolidated financial information for the combined companies required pursuant to Rule 8-05 of Regulation S-X.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired. The following financial statements of Seesmart Technologies, Inc. and its subsidiaries are attached hereto as Exhibits 99.1 and 99.2 and are incorporated in their entirety into this Item 9.01(a) by reference:

(1) audited balance sheets as of December 31, 2010 and 2011, audited statements of operations, audited statements of stockholders deficit and audited statements of cash flows for the years ended December 31, 2010 and 2011, with a report by KPMG LLP; and

(2) unaudited condensed balance sheets as of September 30, 2012 and December 31, 2011, unaudited condensed statements of operations, unaudited condensed statements of stockholders’ deficit and unaudited condensed statements of cash flows for the nine months ended September 30, 2012 and 2011, in each case prepared in accordance with accounting principles generally accepted in the United States of America as they apply to interim financial statements.

(b) Pro Forma Financial Information. The unaudited pro forma condensed consolidated financial information of RVLT as of and for the nine months ended September 30, 2012 and for the year ended December 31, 2011 is attached hereto as Exhibit 99.3 and is incorporated in its entirety into this Item 9.01(b) by reference. The unaudited pro forma condensed consolidated financial information is a presentation of historical results with accounting adjustments necessary to reflect the estimated pro forma effect of RVLT’s acquisition of Seesmart Technologies, Inc. on the financial position and results of operations of RVLT and is presented for informational purposes only. The unaudited pro forma condensed consolidated financial information does not reflect the effects of any anticipated changes to be made by RVLT to the operations of the combined companies, including synergies and cost savings and does not include one time charges expected to result from the Merger. The unaudited pro forma condensed consolidated financial information should not be construed to be indicative of RVLT’s future results of operations or financial position.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 1, 2012, by and among Revolution Lighting Technologies, Inc., Seesmart Acquisition Company, Inc., Seesmart Merger Company, LLC, Seesmart Technologies, Inc. and Ken Ames as stockholder representative.*

23.1	Independent Auditors’ Consent.

99.1	Financial statements of Seesmart Technologies, Inc. as of December 31, 2010 and 2011, and for the years ended December 31, 2010 and 2011.

99.2	Unaudited condensed financial statements of Seesmart Technologies, Inc. as of September 30, 2012 and December 31, 2011 and the nine months ended September 30, 2011 and 2012.

99.3	Unaudited pro forma condensed consolidated financial statements as of and for the nine months ended September 30, 2012 and for the year ended December 31, 2011.

*	Previously filed on December 6, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 22, 2013	REVOLUTION LIGHTING TECHNOLOGIES, INC.

/s/ Charles Schafer
	Name:	Charles Schafer
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 1, 2012, by and among Revolution Lighting Technologies, Inc., Seesmart Acquisition Company, Inc., Seesmart Merger Company, LLC, Seesmart Technologies, Inc. and Ken Ames as stockholder representative (incorporated by reference to Exhibit 2.1 to Registrant’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on December 6, 2012).

23.1	Independent Auditors’ Consent.

99.1	Financial statements of Seesmart Technologies, Inc. as of December 31, 2010 and 2011, and for the years ended December 31, 2010 and 2011.

99.2	Unaudited condensed financial statements of Seesmart Technologies, Inc. as of September 30, 2012 and December 31, 2011 and the nine months ended September 30, 2011 and 2012.

99.3	Unaudited pro forma condensed consolidated financial statements as of and for the nine months ended September 30, 2012 and for the year ended December 31, 2011.

Exhibit 23.1

Independent Auditors’ Consent

We consent to the incorporation by reference in the registration statements (No. 333-140286) on Form S-3 and (No. 333-23689, No. 333-32007, No. 333-70781, No. 333-123984, No. 333-150778, and No. 333-172289) on Form S-8 of Revolution Lighting Technologies, Inc. of our report dated March 22, 2013, with respect to the balance sheets of Seesmart Technologies, Inc. as of December 31, 2011 and 2010, and the related statements of operations, stockholders’ deficit and cash flows for the years then ended, which report appears in the Form 8-K/A of Revolution Lighting Technologies, Inc. dated March 22, 2013. Our report dated March 22, 2013, states that as discussed in Note 1, on December 20, 2012 Seesmart Technologies, Inc. was acquired by Revolution Lighting Technologies, Inc.

/s/ KPMG LLP

Los Angeles, California

March 22, 2013

Exhibit 99.1

SEESMART TECHNOLOGIES, INC.

Financial Statements

December 31, 2011 and 2010

(With Independent Auditors’ Report Thereon)

Exhibit 99.1

Seesmart Technologies, Inc.

Independent Auditors’ Report

The Board of Directors and Stockholders

Revolution Lighting Technologies, Inc.:

We have audited the accompanying balance sheets of Seesmart Technologies, Inc. (the Company) as of December 31, 2011 and 2010, and the related statements of operations, stockholders’ deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Seesmart Technologies, Inc., as of December 31, 2011 and 2010, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1, on December 20, 2012, Seesmart Technologies, Inc. was acquired by Revolution Lighting Technologies, Inc.

/s/ KPMG LLP

Los Angeles, California

March 22, 2013

Seesmart Technologies, Inc.

Balance Sheets

	December 31, 2011	December 31, 2010
ASSETS
Current Assets:
Cash and cash equivalents	$813,176	$39,429
Trade accounts receivable, net of allowance for doubtful accounts of $214,017 in 2011 and $62,565 in 2010	1,721,437	143,767
Inventories	1,028,776	91,621
Prepaid expenses	155,863	10,571
Other assets	6,908	—

Total current assets	3,726,160	285,388
Property and equipment, net	349,959	352,321
Other assets	20,000	20,000

	$4,096,119	$657,709

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	$1,883,368	$1,078,888
Accrued liabilities	1,570,265	1,177,950
Deferred revenue	532,062	376,834
Customer deposits	1,292,330	461,039
Other debt	30,130	90,172
Notes payable to stockholders and related parties	300,000	1,314,170
Convertible notes payable	2,293,137	—
Other current liabilities	230,760	22,816

Total current liabilities	8,132,052	4,521,869
Deferred revenue	1,245,472	892,084

Total liabilities	9,377,524	5,413,953
Commitments and contingencies (Note 7)
Stockholders’ Deficit:
Preferred stock, par value $0.001, 10,000,000 shares authorized, none issued and outstanding	$—	$—
Common stock, par value $0.001, 250,000,000 shares authorized, 103,874,376 and 97,844,307 issued and outstanding at December 31, 2011 and 2010, respectively	103,874	97,844
Additional paid-in capital	3,525,095	1,673,344
Accumulated deficit	(8,910,374)	(6,527,432)

Total stockholders’ deficit	(5,281,405)	(4,756,244)

Total liabilities and stockholders’ deficit	$4,096,119	$657,709

See accompanying notes to financial statements.

2

Seesmart Technologies, Inc.

Statements of Operations

	Year Ended December 31,
	2011	2010
Net sales	$9,399,664	$4,319,730
Cost of sales	6,284,536	3,401,151

Gross profit	3,115,128	918,579
Operating expenses:
Selling, general and administrative	5,240,690	3,457,686

Total operating expenses	5,240,690	3,457,686

Operating loss	(2,125,562)	(2,539,107)
Non-operating expense:
Interest expense	(257,380)	(162,180)
Gain on extinguishment of debt	—	162,770

Total non-operating expense, net	(257,380)	590

Loss before income taxes	(2,382,942)	(2,538,517)
Provision for income taxes	—	—

Net loss	$(2,382,942)	$(2,538,517)

Basic and diluted loss per common share	$(0.02)	$(0.03)

Basic and diluted weighted average shares outstanding	101,658,486	87,459,255

See accompanying notes to financial statements.

3

Seesmart Technologies, Inc.

Statements of Stockholders’ Deficit

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount
Balance, January 1, 2010	86,213,140	$86,213	$451,987	$(3,988,915)	$(3,450,715)
Proceeds of equity offerings	2,943,862	2,944	452,857	—	455,801
Stock awards to nonemployees	559,905	560	68,125	—	68,685
Issuance of common stock to extinguish debt	8,127,400	8,127	700,375	—	708,502
Net loss	—	—	—	(2,538,517)	(2,538,517)

Balance, December 31, 2010	97,844,307	$97,844	$1,673,344	$(6,527,432)	$(4,756,244)
Proceeds of equity offerings	4,810,121	4,810	1,240,372	—	1,245,182
Stock issued for services	1,219,948	1,220	518,727	—	519,947
Beneficial conversion feature on convertible debt	—	—	92,652	—	92,652
Net loss	—	—	—	(2,382,942)	(2,382,942)

Balance, December 31, 2011	103,874,376	$103,874	$3,525,095	$(8,910,374)	$(5,281,405)

See accompanying notes to financial statements.

4

Seesmart Technologies, Inc.

Statements of Cash Flows

	Year Ended December 31,

	2011	2010
Cash flows from operating activities:
Net loss	$(2,382,942)	$(2,538,517)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	183,492	142,659
Stock issued for services	519,947	68,685
Non-cash interest expense	69,489	—
Gain on extinguishment of debt	—	(162,770)
Changes in operating assets and liabilities:
(Increase) decrease in:
Trade accounts receivable, net	(1,577,670)	(2,974)
Inventories	(937,155)	246,729
Prepaid expenses	(145,292)	48,061
Other assets	(6,908)	—
Increase (decrease) in:
Accounts payable	804,480	348,810
Accrued expenses	392,315	786,098
Other payables	207,944	(24,755)
Deferred revenue and customer deposits	1,339,907	1,207,857

Net cash (used in) provided by operating activities	(1,532,393)	119,883

Cash flows from investing activities:
Purchase of property and equipment	(181,130)	(180,710)

Net cash used in investing activities	(181,130)	(180,710)

Cash flows from financing activities:
Payments on debt	(1,074,212)	(557,801)
Proceeds from issuance of debt	2,316,300	139,362
Proceeds from issuance of common stock	1,245,182	455,801

Net cash provided by financing activities	2,487,270	37,362

Net change in cash and cash equivalents	773,747	(23,465)
Cash and cash equivalents, beginning of year	39,429	$62,894

Cash and cash equivalents, end of year	$813,176	$39,429

See accompanying notes to financial statements.

5

Seesmart Technologies, Inc.

Notes to Financial Statements

(1)	Summary of Significant Accounting Policies

(a)	Description of Business

Seesmart Technologies, Inc. (Seesmart, the Business or the Company) consists of the business acquired by Revolution Lighting Technologies, Inc. (Revolution) on December 20, 2012 for consideration of $10.1 million in cash, 7.7 million shares of common stock and 11,915 shares of Series D convertible preferred stock. The Business has operated under various capital and legal structures as a result of recapitalization transactions reflected in these financial statements and described below and in Note 9. The legal entities through which the Business has operated are Seesmart, Inc., a Delaware corporation, Seesmart Holdings, Inc., a Canadian corporation, and Seesmart Technologies, Inc., a Nevada corporation (see Note 9). The Business represents the sole operations of the entities throughout the periods presented.

The Business is a manufacturer, distributor and marketer of lighting solutions that exclusively utilize light emitting diodes (LEDs) as their light source. The Company has designed and developed an extensive product line and manufactures products both in the United States and through several contract manufacturers in Asia. The Company’s products are specifically designed for use in both retrofit and new construction applications by commercial, industrial, government and, to a lesser extent, residential customers. The Company distributes its products through an exclusive distribution network as well as through direct sales channels.

(b)	Acropolis Merger

In January 2011, in connection with the merger of Acropolis Finance, Inc. (Acropolis), a shell company with no assets and minimal liabilities, with Seesmart, Inc., Acropolis acquired all the outstanding shares of Seesmart, Inc. in exchange for its own shares. Subsequently Acropolis changed its name to Seesmart Holdings, Inc. As a result of the recapitalization transaction, the shareholders of Seesmart, Inc. acquired 86% of the voting shares of the combined entities. The transaction has been accounted as a reverse merger of Seesmart, Inc. by Acropolis, with Seesmart being the accounting acquirer. Accordingly, the financial statements reflect the historical financial position, results of operations and financial position of Seesmart for all periods presented and include the accounts of Seesmart Holdings and its wholly owned subsidiary.

(c)	Basis of Presentation

Share data included in these financial statements reflect the impact of the recapitalization described above, as well as the recapitalization described in Note 9 in a manner similar to stock splits or reverse stock splits. Stockholders’ deficit, including all share and per share amounts, for all periods presented have been retroactively adjusted to reflect the number of shares of common stock outstanding of Seesmart Technologies, Inc. at the time of the merger with Seesmart, Inc.

These financial statements do not reflect any adjustments that may be required as a result of the acquisition by Revolution Lighting Technologies Inc. on December 20, 2012.

The accompanying financial statements are presented in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

6

Seesmart Technologies, Inc.

Notes to Financial Statements

(d)	Liquidity

In order to fund the Company’s business and operations, the Company has relied primarily upon sales of core products and management of working capital. The Company has also received loans from shareholders and other individuals familiar with the Company or certain of its distributors and upfront licensing fees from their distributors.

At December 31, 2011 and 2010, the Company had cash and cash equivalents of approximately $813,176 and $39,429, respectively. Management believes that current resources will be sufficient to fund operations and future expenditures for the foreseeable future. In that regard, subsequent to the December 20, 2012 acquisition of the Business by Revolution, the Business received working capital contributions from Revolution aggregating approximately $5,345,000. Projected expenditures are based upon numerous assumptions and subject to many uncertainties, and the actual expenditures may be significantly different from projections. Although the Company has obtained a financing facility during 2012, it may be required to obtain additional funding in order to execute its long-term business plans; however it does not currently have commitments from any third parties to provide it with working capital. If the Company fails to obtain additional funding when needed, it may not be able to execute its business plans and the business may suffer, which would have a material adverse effect on its financial position, results of operations, and cash flows.

(e)	Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts in the financial statements and notes thereto. Significant estimates and assumptions reflected in the financial statements include, but are not limited to: revenue recognition, the allowance for doubtful accounts, inventory valuation, accrued liabilities, warranty reserve, income taxes, and fair value of common stock issued for other than cash, accounting for merger transactions, and evaluating long-lived assets for impairment. Actual results could differ significantly from those estimates.

(f)	Financial Instruments

FASB Accounting Standards Codification (ASC) 820, Fair Value Measurements and Disclosures (ASC 820) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Inputs other than quoted prices included within Level 1 that are either directly or indirectly observable.

Level 3 – Unobservable inputs that are supported by little or no market activity, therefore requiring an entity to develop its own assumptions about the assumptions that market participants would use in pricing.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2011 and 2010. The Company uses the

7

Seesmart Technologies, Inc.

Notes to Financial Statements

market approach to measure fair value for its Level 1 financial assets and liabilities, which includes cash equivalents of approximately $813,176 and $39,429 at December 31, 2011 and 2010, respectively. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities. The respective carrying value of certain financial instruments approximated their fair values. These financial instruments include cash, trade accounts receivable, related party payables, accounts payable, accrued liabilities and convertible debt. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand.

(g)	Comprehensive Income (Loss)

The Company accounts for comprehensive income (loss) in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 220, Comprehensive Income, which requires comprehensive income (loss) and its components to be reported when a company has items of comprehensive income (loss). Comprehensive income (loss) includes net income (loss) plus other comprehensive income (loss) (i.e., certain revenues, expenses, gains, and losses reported as separate components of members’ capital rather than in net loss). For the years ended December 31, 2011 and 2010, comprehensive loss consists only of net loss, and therefore, a statement of comprehensive income (loss) has not been included in these financial statements.

(h)	Concentration of Credit Risk

Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash and cash equivalents and accounts receivable. Cash and cash equivalents are deposited in demand and money market accounts in a single financial institution. Deposits held with banks may exceed the amount of insurance provided on such deposits. The Company has not experienced any losses on its deposits of cash or money market accounts during the years ended December 31, 2011 and 2010.

(i)	Cash

For purposes of the statements of cash flows, cash equivalents include all highly liquid debt instruments with original maturities of three months or less when purchased.

(j)	Accounts Receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest. Amounts collected on accounts receivable are included in net cash provided by operating activities in the statements of cash flows. The Company maintains an allowance for doubtful accounts for estimated losses expected in its accounts receivable portfolio. In establishing the required allowance, management considers historical losses adjusted to take into account current market conditions and the customers’ financial condition, the amount of receivables in dispute, and the current receivables aging and current payment patterns. Past-due balances are reviewed individually for collectability. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The provision for doubtful accounts is recorded in the financial statements as an operating expense.

8

Seesmart Technologies, Inc.

Notes to Financial Statements

(k)	Inventories

Inventories, which primarily consist of purchased products for resale, are stated at the lower of cost or market. Cost is determined using the first-in, first-out method. At December 31, 2011 and 2010 approximately $746,599 and $0, respectively, were held by the Company’s logistics supplier. Cash received in advance from our logistics supplier is treated as a customer deposit and revenue is recognized when the inventory is delivered to the ultimate customer.

(l)	Property and Equipment

Property and equipment are valued at cost. Depreciation is being provided by use of the straight-line method over the estimated useful lives of the assets. Estimated useful lives are as follows:

Motor vehicles	5 years
Computer equipment	3 or 5 years
Leasehold improvements	Lesser of lease term or estimated useful life
Office furniture and equipment	7 years
Machinery and equipment	5 years

Repairs and maintenance are expensed as incurred. Expenditures that increase the value or productive capacity of assets are capitalized. When property and equipment are retired, sold, or otherwise disposed of, the assets carrying amount and related accumulated depreciation are removed from the accounts and any gain or loss is included in operations.

(m)	Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of the asset may not be recoverable. If such circumstances are present, the Company assesses recoverability based on the future undiscounted cash flows of the related asset or asset group over the remaining life compared to its carrying value. If the undiscounted cash flows exceed the carrying value, no impairment is indicated. If impairment exists, the asset or asset group is adjusted to fair value based on quoted market prices or another valuation technique, such as discounted cash flow analysis, and the appropriate charge and balance sheet adjustment are recorded. If a long-lived asset is to be sold, the asset is reported at the lower of the carrying amount or fair value less cost to sell, with fair value measured as discussed above. For the years ended December 31, 2011 and 2010, no impairment charges were recorded.

(n)	Warranties and Product Liability

Since inception, the Company’s products are warranted to be free of defects in materials and workmanship for periods ranging from one to seven years as applicable based on the product group. All warranties are limited to the replacement of the applicable product solely during the applicable warranty period upon verification of purchase and proof of proper use and handling.

The following warranties are provided:

a.	Seven Year Warranty: includes Exterior Luminaries, certain Street Lights and certain Wall Washers.

b.	Five Year Warranty: includes High Bay Lights, certain Street Lights, Low Bay Lights, and Tube Lights

9

Seesmart Technologies, Inc.

Notes to Financial Statements

c.	Three Year Warranty: includes High Power Bulbs, Household Bulbs, Canopy Lights, PAR Lights, Tunnel Lights, Downlights, Interior Grid Lights and certain Wall Washers.

d.	One Year Warranty: includes Candelabras, Spotlights, and Accessories.

Changes in the Company’s warranty liability for the years ended December 31, 2011 and 2010 are as follows:

	2011	2010
Warranty reserves at January 1,	$142,157	$79,251
Provisions for current year sales	222,737	108,237
Current year claims	(68,931)	(45,331)

Warranty reserves at December 31,	$295,963	$142,157

(o)	Common Stock Issuances

The Company issues common stock to raise capital, to settle debt obligations, and to pay for services rendered, and to satisfy the conversion of convertible debt; generally common stock shares issued are fully vested. Cash proceeds from common stock offerings are recorded net of the issuance costs. Common stock shares issued to settle nonconvertible debt and to pay for services is recorded based on the estimated value of the share issued which is determined by reference to market prices and the proceeds of common stock issued for cash in the period in which the debt or services are settled. Although after the Acropolis merger, the Company’s shares were listed on the Frankfurt Stock Exchange and after the OneFi merger, the Company’s shares were traded in the U.S. over-the-counter, share volume was not sufficient to establish an active trading market for use to value shares issued by the Company.

(p)	Revenue Recognition

The Company recognizes revenue at the time merchandise is delivered to its customers, payments are reasonably assured, the fees are fixed or determinable, evidence of an arrangement exists in the form of valid purchase order, and no further performance obligation exists. Revenues from merchandise shipped to a logistics supplier, who has the contractual right to return merchandise in inventory, are recognized when the merchandise is delivered by the logistics supplier to the end user. Payments received from the logistics supplier prior to recognizing the related revenue are recorded as customer deposits. At December 31, 2011 such amounts aggregated $1,272,789; there were no such customer deposits at December 31, 2010. Shipping and handling charges, billed to customers, are included in net sales, with the related costs included in operating expenses. Shipping and handling charges included in revenues and operating expenses amounted to approximately $117,009 and $73,824 for the years ended December 31, 2011 and 2010, respectively.

The Company, at times, collects sales tax on its sales to customers. These sales taxes are accounted for by the Company on a net basis and excluded from revenue.

Sales discounts are netted against sales and were $16,092 and $19,225, respectively, for the years ended December 31, 2011 and 2010.

Licensing fees are paid by distributors to the Company in order for the rights to purchase and resell the Company’s inventory. Licensing fees are paid up front, and are then amortized by the Company

10

Seesmart Technologies, Inc.

Notes to Financial Statements

over the term of the contracts which range from three to ten years. For the years ended December 31, 2011 and 2010, the Company recorded license fees of $472,384 and $222,612, respectively, which are included in net sales in the accompanying statements of operations.

(q)	Income Taxes

The Company accounts for income taxes under the provisions of Accounting Standards Codification (ASC) 740, Income Taxes. The objectives of accounting for income taxes are to recognize the amount of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. Fluctuations in the actual outcome of these future tax consequences could materially impact the Company’s financial position or its results of operations.

(r)	Advertising

The Company’s advertising costs, consisting primarily of placements in multiple publications and the design and printing costs of sales materials are expensed as incurred. Advertising and marketing expense for the years ended December 31, 2011 and 2010 amounted to $153,476 and $259,330, respectively.

(s)	Research and Development

Research and development costs to develop new products are charged to expense as incurred. Research and development expense for the years ended December 31, 2011 and 2010 totaled $339,056 and $408,109, respectively.

(t)	Major Customers

Revenue from one customer represented approximately 23% of the Company’s revenue for the year ended December 31, 2011. The accounts receivable balance for that customer amounted to $1,230,094 at December 31, 2011. No customer represented more than 10% of the Company’s revenue for the year ended December 31, 2010.

(u)	Major Suppliers

Purchases from three vendors amounted to approximately $5,570,301 and $1,688,682, or 58% and 42%, of total purchases for the years ended December 31, 2011 and 2010, respectively. At December 31, 2011 and 2010, approximately $1,249,998 and $478,165, respectively, was due to these vendors.

(v)	Net Loss Per Share

Basic net loss per share is computed by dividing net loss by the weighted average common shares outstanding for the period. Diluted loss per share is computed giving effect to all potentially dilutive common shares. In periods in which a net loss has been incurred, all potentially dilutive common shares are considered anti-dilutive and are excluded from the calculation. Common stock equivalents of 4,825,625 relating to the Company’s convertible notes payable on an as if converted basis have not been included in the calculation of net loss per share for the year ended December 31, 2011 because the effect is anti-dilutive.

11

Seesmart Technologies, Inc.

Notes to Financial Statements

(2)	Inventories

Purchased finished goods as of December 31, 2011 and 2010 totaled $1,028,776 and $91,621, respectively, net of write-downs for obsolescence which totaled $128,261 and $0 at December 31, 2011 and 2010, respectively.

(3)	Property and Equipment, net

A summary of property and equipment as of December 31, 2011 and 2010 is as follows:

	December 31,
	2011	2010
Computer hardware and software	$395,156	$351,658
Furniture and fittings	55,978	38,256
Machinery and equipment	143,650	59,260
Construction in progress	147,389	111,869

	742,173	561,043
Less: accumulated depreciation	(392,214)	(208,722)

	$349,959	$352,321

Depreciation expense amounted to $183,492 and $142,659 for the years ended December 31, 2011 and 2010, respectively.

(4)	Debt

The following table summarizes the Company’s debt balance at December 31, 2011 and 2010:

	December 31,
	2011	2010
Convertible notes payable	$2,293,137	$—
Notes payable to stockholders and related parties	300,000	1,314,170
Other debt	30,130	90,172

	$2,623,267	$1,404,342

Convertible Notes Payable—During 2011, the Company issued $2,316,300 of convertible notes payable that mature within one year and bear interest at 8%. At the holders’ option, the notes are convertible into shares of the Company’s common stock at a conversion price of $0.48 per share. The Company may voluntarily repay the notes prior to their maturity date together with a premium of 10% on the principal. The holders of the notes have the right to accelerate repayment upon a change in control together with a premium of 20% on the principal. The notes do not contain debt covenants.

The Company reviewed the convertible debt in accordance with FASB ASC 470-20, “Debt with Conversion and Other Options” to determine if a beneficial conversion feature (BCF) was present. As the conversion option was in-the-money at issuance, the Company recognized a BCF. Of the total proceeds received, $92,652 was allocated to the BCF and was recorded as a reduction to the carrying value of the convertible notes payable. The value of the BCF is accreted back to the carrying value of the convertible

12

Seesmart Technologies, Inc.

Notes to Financial Statements

notes payable as non-cash interest expense. The Company recorded non-cash interest expense totaling $69,489 for the year-ended December 31, 2011.

The Company also considered ASC 815-15, “Embedded Derivatives” related to the conversion feature of the notes, the Company’s repurchase rights, and the holders’ accelerated redemption rights upon a change in control. The Company determined that the holders’ accelerated redemption rights represented an embedded derivative and should be bifurcated from the host debt. However, due to the insignificant fair value resulting from the probability assessment at issuance and at December 31, 2011, no value was ascribed to the derivative liability.

Other Debt—On March 19, 2010, the Company entered into a $100,062 unsecured loan with Epicor for financing of ERP software. Under the terms of the loan, the Company makes a monthly payment of $5,918, with a compounded interest rate at 8%. The remaining balance as of December 31, 2011 and 2010 is $0 and $51,526, respectively.

On November 14, 2010, the Company entered into a secured financing arrangement for $39,300 with Chase Bank for the purchase of a motor vehicle. Under the terms of the arrangement, the Company makes a monthly principal payment of $655. The remaining balance as of December 31, 2011 and 2010 is $30,130 and 38,646, respectively.

Notes Payable to Stockholders and Related Parties—The Company has multiple loans from Frank Lo, shareholder. Year-end balances at December 31, 2011 and December 31, 2010 were $300,000 and $500,000, respectively. The loans bear interest at a rate of 6% per year and mature on January 1, 2014, but are callable by the Company.

The Company had two loans from Raymond Sjolseth, officer and shareholder. Year-end balances at December 31, 2011 and 2010 were $0 and $300,000, respectively. The loans bore interest at a rate of 6% per year and were repaid during 2011.

The Company had two loans from Ken Ames, officer and shareholder. Year-end balances at December 31, 2011 and 2010 were $0 and $300,000, respectively. The loans bore interest at a rate of 6% per year and were repaid during 2011.

The Company had a loan from Ask Diversified, a company affiliated with Raymond Sjolseth and Ken Ames, officers and shareholders. Year-end balances at December 31, 2011 and 2010 were $0 and $214,170, respectively. The loan bore interest at a rate of 6% per year and was repaid during 2011.

13

Seesmart Technologies, Inc.

Notes to Financial Statements

(5)	Income Taxes

The provision for income taxes is zero for the years ended December 31, 2011 and 2010 as the deferred tax benefit resulting from the pretax net loss was offset by an increase of the deferred tax valuation allowance.

As of December 31, 2011, the Company had net operating loss carry forwards for federal and state income tax purposes of approximately $4,537,376 and $4,371,232, respectively, which expire between 2021 and 2031. As of December 31, 2010, the Company had net operating loss carry forwards for federal and state income tax purposes of approximately $3,825,494 and $3,822,294, respectively. Generally, these can be carried forward and applied against future taxable income. As result of the recapitalization transactions and the acquisition of the Company by Revolution the utilization of Company’s net operating loss carry forwards are subject to limitations by the change in control provisions of Section 382 of the Internal Revenue Code. The Company has not yet performed an analysis of such limitations.

Components of deferred tax assets (liabilities) are as follows:

	December 31,
	2011	2010
Deferred tax assets – current
263A – capitalization	$115,494	$489
Allowance for bad debt	84,960	24,866
Reserve for warranty claim	117,491	56,500
Inventory write-downs	50,917	—
Accrued expenses	252,186	168,073

Total current asset	621,048	249,928
Deferred tax assets – long term:
Deferred revenue	354,138	56,582
Donation	1,072	—
Federal net operating loss carryforwards	1,542,708	1,300,668
State net operating loss carryforwards	249,067	219,589

Total long term assets	2,146,985	1,576,839

Total deferred tax assets	2,768,033	1,826,767
Deferred tax liabilities – long term:
Depreciation	(52,665)	(35,035)

Total long term liabilities	(52,665)	(35,035)
Total deferred tax liabilities	(52,665)	(35,035)

Less: Valuation allowance	(2,715,368)	(1,791,732)

Net deferred tax assets	$—	$—

In accordance with FASB ASC 740, Income Taxes, valuation allowances are provided against deferred tax assets if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The Company has evaluated its ability to realize the deferred tax assets on its balance sheet and has established a valuation allowance in the amount of $2,715,368 at December 31, 2011, an increase of approximately $923,636 over December 31, 2010.

14

Seesmart Technologies, Inc.

Notes to Financial Statements

The Company recognizes the tax benefits of a tax position if the Company determines that it is more likely than not that a tax position will be sustained based on the technical merits of the position, on the presumption that the position will be examined by the appropriate taxing authority that would have full knowledge of all relevant information. The tax position is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement.

The Federal and California State tax returns are open for audit for the years ending December 31, 2009 and after.

(6)	Statements of Cash Flows

Interest payments for the years ended December 31, 2011 and 2010 were $187,891 and $162,180, respectively. Income taxes paid for these years were $0.

During 2010, the Company issued 8,127,400 shares of common stock to extinguish $871,272 of outstanding principal and accrued interest on notes. During 2010, the Company entered into a $100,062 unsecured loan with Epicor for financing of ERP software.

(7)	Commitments and Contingencies

(a)	Leases

On July 29, 2009, the Company entered into an operating lease agreement expiring on October 31, 2012. An officer of the Company personally guarantees the lease. During 2012, the Company extended the lease through October 31, 2015. Pursuant to the lease agreements, the Company is also responsible for maintaining certain minimum insurance requirements as well as the Company’s portion of certain common area maintenance charges and property taxes.

The following is a schedule by year of future minimum rental payments required under operating leases that have noncancelable lease terms in excess of one year as of December 31, 2011:

Year ending December 31:
2012	$175,620
2013	190,352
2014	194,159
2015	164,487

$724,618

Rent expense amounted to $270,472 and $226,460 for the years ended December 31, 2011 and 2010, respectively.

(b)	Litigation and Contingencies

The Company is subject to legal actions and potential claims losses, incurred and reported, as well as incurred but not reported. A lawsuit was filed on January 20, 2011 against Seesmart, Inc. on behalf of a distributor claiming a breach of their distribution agreement, which was entered into on April 29, 2010. On May 2, 2012, the Company settled the suit with the distributor.

15

Seesmart Technologies, Inc.

Notes to Financial Statements

In the ordinary course of conducting its business, the Company becomes involved in various claims and legal actions. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s financial position, results of operations, or liquidity.

(8)	Related Party Transactions

The Company obtained management services from Progress 44, Inc., a company affiliated with Raymond Sjolseth, officer and shareholder. The Company paid $214,167 and $0 to Progress 44, Inc. for the years ended December 31, 2011 and 2010, respectively.

The Company obtained services from Ask Diversified, a company affiliated with Raymond Sjolseth and Ken Ames, officers and shareholders. The Company paid $207,671 and $79,500 to Ask Diversified for the years ended December 31, 2011 and 2010, respectively.

In 2010 the Company issued common stock valued at $39,200 to relatives of Ken Ames and Raymond Sjolseth, officers and shareholders.

The Company obtained contract labor from Michelle Ames, a relative of Ken Ames, officer and shareholder. The Company paid $2,500 and $26,250 to Michelle Ames for the years ended December 31, 2011 and 2010, respectively.

The Company obtained contract labor from Jennifer Sjolseth, a relative of Raymond Sjolseth, officer and shareholder. The Company paid $0 and $11,279 to Jennifer Sjolseth for the years ended December 31, 2011 and 2010, respectively.

A consulting firm owned by the Company’s chief operating officer provides consulting services to a distributor of the Company. The Company recorded revenue totaling $1,508,887 and $320,326 from this distributor for the years ended December 31, 2011 and 2010, respectively. At December 31, 2011, the Company had accounts receivable due from the distributor totaling $424,827. At December 31, 2010, the Company had accounts payable due to the distributor totaling $43,068.

(9)	Subsequent Events

The Company evaluated subsequent events from the balance sheet date through March 22, 2013, the date at which the financial statements were available to be issued.

In February 2012, Seesmart Holdings, Inc. (Holdings) and OneFi Technology, Inc. (OneFi), a shell corporation with no assets and minimal liabilities, as further described below, entered into a merger agreement pursuant to which OneFi acquired all the outstanding shares of Seesmart, Inc., Holdings’ only asset, in exchange for newly issued shares of OneFi. As an integral part of the transaction the principal shareholders of Holdings acquired a direct controlling interest in OneFi by acquiring the majority of the common shares of OneFi immediately prior to the merger. The recapitalization transaction has been accounted for as a reverse merger of Seesmart, Inc. by OneFi which was renamed Seesmart Technologies, Inc. In addition, then outstanding convertible notes of Seesmart, Inc. were converted to convertible notes of Seesmart Technologies, Inc.

In August 2012 the Company entered into a factoring arrangement with a financing institution pursuant to which the Company sells eligible receivables as defined in the related agreement on a full recourse basis. The agreement expires in August 2013 but is automatically extended unless the Company provides prior written notice to terminate the agreement between 45 and 90 days prior to expiration.

16

Seesmart Technologies, Inc.

Notes to Financial Statements

Subsequent to December 31, 2011, Seesmart redeemed in cash $837,000 of convertible notes and exchanged convertible notes maturing in 2012 aggregating to $1,479,300 for an equivalent amount of convertible notes with similar terms expiring in 2013. In addition, the Company issued $1,215,000 of new convertible notes to new note holders for cash.

Subsequent to December 31, 2011 and the OneFi recapitalization transaction described above, Seesmart sold 1,950,991 shares of common stock to a third party in exchange for an aggregate consideration of $1,000,000.

Subsequent to the December 20, 2012, acquisition of the Business by Revolution Lighting Technologies, Inc., as described in Note 1, the Business received working capital contributions from Revolution aggregating approximately $5,345,000. Revolution also repaid the Business’ convertible debt aggregating $1,527,050 including principal, interest, and a 20% change-of-control premium on principal. It is expected that an additional $1,894,542 of convertible debt will also be repaid by Revolution.

On March 7, 2013, the Company notified its master logistics supplier of the Company’s intent to terminate its relationship.

17

Exhibit 99.2

SEESMART TECHNOLOGIES, INC.

Unaudited Condensed Financial Statements

September 30, 2012 and 2011

2

Seesmart Technologies, Inc.

Condensed Balance Sheets (Unaudited)

	September 30, 2012	December 31, 2011
ASSETS
Current Assets:
Cash and cash equivalents	$181,592	$813,176
Trade accounts receivable, net of allowance for doubtful accounts of $397,756 in 2012 and $214,017 in 2011	1,762,635	1,721,437
Inventories	951,335	1,028,776
Prepaid expenses	166,823	155,863
Notes receivable from officers	230,000	—
Other assets	178	6,908

Total current assets	3,292,563	3,726,160
Property and equipment, net	242,602	349,959
Other assets	21,033	20,000

	$3,556,198	$4,096,119

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	$2,170,257	$1,883,368
Accrued liabilities	1,329,240	1,570,265
Deferred revenue	225,339	532,062
Customer deposits	1,388,337	1,292,330
Factor liability	530,550	—
Other debt	24,235	30,130
Notes payable to stockholder	—	300,000
Convertible notes payable	2,564,056	2,293,137
Other current liabilities	87,001	230,760

Total current liabilities	8,319,015	8,132,052
Deferred revenue	1,299,642	1,245,472

Total liabilities	9,618,657	9,377,524
Commitments and contingencies (Note 4)
Stockholders’ Deficit:
Preferred stock, $0.001 par value, 10,000,000 shares authorized, none issued and outstanding	$—	$—
Common stock, $0.001 par value, 250,000,000 shares authorized, 110,365,367 and 103,874,376 issued and outstanding at September 30, 2012 and December 31, 2011, respectively	110,365	103,874
Additional paid-in capital	7,007,662	3,525,095
Accumulated deficit	(13,180,486)	(8,910,374)

Total stockholders’ deficit	(6,062,459)	(5,281,405)

Total liabilities and stockholders’ deficit	$3,556,198	$4,096,119

See accompanying notes to unaudited condensed financial statements.

3

Seesmart Technologies, Inc.

Condensed Statements of Operations (Unaudited)

	Nine Months Ended September 30,
	2012	2011
Net sales	$5,942,396	$6,173,520
Cost of sales	4,091,556	4,189,652

Gross profit	1,850,840	1,983,868
Operating expenses:
Selling, general and administrative	4,243,699	3,454,795

Total operating expenses	4,243,699	3,454,795

Operating loss	(2,392,859)	(1,470,927)
Non-operating expense:
Interest expense	(177,253)	(182,347)
Loss on extinguishment of debt	(1,700,000)	—

Total non-operating expense	(1,877,253)	(182,347)

Loss before income taxes	(4,270,112)	(1,653,274)
Provision for income taxes	—	—

Net loss	$(4,270,112)	$(1,653,274)

Basic and diluted loss per common share	$(0.04)	$(0.02)

Basic and diluted weighted average shares outstanding	105,616,147	100,918,708

See accompanying notes to unaudited condensed financial statements.

4

Seesmart Technologies, Inc.

Condensed Statements of Stockholders’ Deficit (Unaudited)

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount
Balance, January 1, 2011	97,844,307	$97,844	$1,673,344	$(6,527,432)	$(4,756,244)
Proceeds of equity offerings	4,810,121	4,810	1,240,372	—	1,245,182
Stock issued for services	1,219,948	1,220	518,727	—	519,947
Beneficial conversion feature on convertible debt	—	—	92,652	—	92,652
Net loss	—	—	—	(2,382,942)	(2,382,942)

Balance, December 31, 2011	103,874,376	$103,874	$3,525,095	$(8,910,374)	$(5,281,405)
Stock issued on extinguishment of debt	4,000,000	4,000	2,036,000	—	2,040,000
Proceeds of equity offerings	1,950,991	1,951	998,049	—	1,000,000
Beneficial conversion feature on convertible debt	—	—	173,658	—	173,658
Stock issued for services	540,000	540	274,860	—	275,400
Net loss	—	—	—	(4,270,112)	(4,270,112)

Balance, September 30, 2012	110,365,367	$110,365	$7,007,662	$(13,180,486)	$(6,062,459)

See accompanying notes to unaudited condensed financial statements.

5

Seesmart Technologies, Inc.

Condensed Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30,
	2012	2011
Cash flows from operating activities:
Net loss	$(4,270,112)	$(1,653,274)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	121,689	138,086
Stock issued for services	275,400	519,947
Non-cash interest expense	66,577	46,326
Loss on extinguishment of debt	1,700,000	—
Changes in operating assets and liabilities:
(Increase) decrease in:
Trade accounts receivable, net	(41,198)	(1,127,971)
Inventories	77,441	(515,203)
Prepaid expenses	(10,960)	(133,553)
Other assets	5,697	(6,908)
Increase (decrease) in:
Accounts payable	286,889	249,482
Accrued expenses	(201,025)	115,759
Other payables	(143,759)	9,084
Deferred revenue and customer deposits	(156,546)	900,725

Net cash used in operating activities	(2,289,907)	(1,457,500)

Cash flows from investing activities:
Purchase of property and equipment	(14,332)	(159,065)
Loans to officers	(270,000)	—
Repayment of loans to officers	40,000	—

Net cash used in investing activities	(244,332)	(159,065)

Cash flows from financing activities:
Payments on debt	(842,895)	(981,183)
Proceeds from issuance of debt	1,215,000	2,316,300
Proceeds from issuance of common stock	1,000,000	1,182,212
Net advances from factor	530,550	—

Net cash provided by financing activities	1,902,655	2,517,329

Net change in cash and cash equivalents	(631,584)	900,764
Cash and cash equivalents, beginning of period	813,176	39,429

Cash and cash equivalents, end of period	$181,592	$940,193

See accompanying notes to unaudited condensed financial statements.

6

Seesmart Technologies, Inc.

Notes to Unaudited Condensed Financial Statements

(1)	Summary of Significant Accounting Policies

(a)	Description of Business

Seesmart Technologies, Inc. (Seesmart, the Business or the Company) consists of the business acquired by Revolution Lighting Technologies, Inc. (Revolution) on December 20, 2012 for consideration of $10.1 million in cash, 7.7 million shares of common stock and 11,915 shares of Series D convertible preferred stock. The Business was operated under various capital and legal structures as a result of recapitalization transactions reflected in these condensed financial statements and described below. The legal entities through which the Business as operated are Seesmart, Inc., a Delaware corporation, Seesmart Holdings, Inc., a Canadian corporation and Seesmart Technologies, Inc., a Nevada corporation. The Business was the only asset and represents the sole operations of the entities throughout the periods presented.

The Business is a manufacturer, distributor and marketer of lighting solutions that exclusively utilize light emitting diodes (LEDs) as their light source. The Company has designed and developed an extensive product line and manufactures products both in the United States and through several contract manufacturers in Asia. The Company’s products are specifically designed for use in both retrofit and new construction applications by commercial, industrial, government and, to a lesser extent, residential customers. The Company distributes its products through an exclusive distribution network as well as through direct sales channels.

(b)	Mergers

In January 2011, in connection with the merger of Acropolis Finance, Inc. (Acropolis), a shell company with no assets and minimal liabilities, with Seesmart, Inc., Acropolis acquired all the outstanding shares of Seesmart, Inc. in exchange for its own shares. Subsequently Acropolis changed its name to Seesmart Holdings, Inc. As a result of the recapitalization transaction, the shareholders of Seesmart, Inc. acquired 86% of the voting shares of the combined entities. The transaction has been accounted as a reverse merger of Seesmart, Inc. by Acropolis, with Seesmart being the accounting acquirer. Accordingly, the condensed financial statements reflect the historical financial position and results of operations of Seesmart for all periods presented.

In February 2012, Seesmart Holdings, Inc. (Holdings) and OneFi Technology, Inc. (OneFi), a shell corporation with no assets and minimal liabilities, entered into a merger agreement pursuant to which OneFi acquired all the outstanding shares of Seesmart, Inc., Holdings’ only asset, in exchange for newly issued shares of OneFi. As an integral part of the transaction the principal shareholders of Holdings acquired a direct controlling interest in OneFi by acquiring the majority of the common shares of OneFi immediately prior to the merger. The recapitalization transaction has been accounted for as a reverse merger of Seesmart, Inc. by OneFi, which was renamed Seesmart Technologies, Inc. In addition then outstanding convertible notes of Seesmart, Inc. were converted to convertible notes of Seesmart Technologies, Inc.

(c)	Basis of Presentation

All share data included in these condensed financial statements reflect the impact of the recapitalizations described above in a manner similar to stock splits or reverse stock splits. Stockholders’ deficit, including all share and per share amounts, for all periods presented have been retroactively adjusted to reflect the number of shares of common stock outstanding of OneFi at the time of the merger with Seesmart, Inc.

7

Seesmart Technologies, Inc.

Notes to Unaudited Condensed Financial Statements

These condensed financial statements do not reflect any adjustments that may be required as a result of the acquisition of the Business by Revolution Lighting Technologies Inc. on December 20, 2012.

The condensed financial statements are presented in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) as they apply to interim financial statements. Accordingly, they do not include all information and disclosures required to be included in annual financial statements and should be read together with the audited financial statements for the years ended December 31, 2010 and 2011 (the Annual financial Statements) included elsewhere in this Current Report on Form 8-K/A. These condensed financial statements do not repeat disclosures that would substantially duplicate disclosures included in the Annual Financial Statements and details of accounts that have not changed significantly in amounts or composition. In the opinion of management they reflect all adjustments, consisting of normal and recurring adjustments, in accordance with U.S. GAAP as they apply to interim financial statements.

(d)	Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts in the financial statements and notes thereto. Significant estimates and assumptions reflected in the financial statements include, but are not limited to: revenue recognition, the allowance for doubtful accounts, inventory valuation, accrued liabilities, warranty reserve, income taxes, fair value of common stock issued for services, accounting for merger transactions and evaluating long-lived assets for impairment. Actual results could differ significantly from those estimates.

(e)	Liquidity

In order to fund the Company’s business and operations, the Company has relied primarily upon sales of core products and management of working capital. The Company has also received loans from shareholders and other individuals familiar with the Company or certain of its distributors and upfront licensing fees from their distributors.

At September 30, 2012, the Company had cash and cash equivalents of $181,592. Management believes that current resources will be sufficient to fund operations and future expenditures for the foreseeable future. In that regard, subsequent to the December 20, 2012 acquisition of the Business by Revolution, the Business received working capital contributions from Revolution aggregating approximately $5,345,000. Projected expenditures are based upon numerous assumptions and subject to many uncertainties, and the actual expenditures may be significantly different from projections. Although the Company has obtained a financing facility, the Company may be required to obtain additional funding in order to execute its long-term business plans; however it does not currently have commitments from any third parties to provide it with working capital. If the Company fails to obtain additional funding when needed, it may not be able to execute its business plans and the business may suffer, which would have a material adverse effect on its financial position, results of operations, and cash flows.

(f)	Accounts Receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest. Amounts collected on accounts receivable are included in net cash provided by operating activities in the statements of cash flows. The Company maintains an allowance for doubtful accounts for estimated losses

8

Seesmart Technologies, Inc.

Notes to Unaudited Condensed Financial Statements

expected in its accounts receivable portfolio. In establishing the required allowance, management considers historical losses adjusted to take into account current market conditions and the customers’ financial condition, the amount of receivables in dispute, and the current receivables aging and current payment patterns. Past due balances are reviewed individually for collectability. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The provision for doubtful accounts is recorded in the financial statements as an operating expense.

(g)	Inventories

Inventories, which primarily consist of purchased products for resale, are stated at the lower of cost or market. Cost is determined using the first-in, first-out method. At September 30, 2012 and December 31, 2011 approximately $827,419 and $746,599, respectively, was held by the Company’s logistics supplier. Cash received in advance from our logistics supplier is included in customer deposits.

(h)	Warranties and Product Liability

Since inception, the Company’s products are warranted to be free of defects in materials and workmanship for periods ranging from one to seven years as applicable based on the product group. All warranties are limited to the replacement of the applicable product solely during the applicable warranty period upon verification of purchase and proof of proper use and handling.

Changes in the Company’s warranty liability for the nine months ended September 30, 2012 are as follows:

Warranty reserve at January 1, 2012	$295,963
Provisions for current period sales	148,834
Current period claims	(195,295)

Warranty reserve at September 30, 2012	$249,502

(i)	Common Stock Issuances

The Company issues common stock to raise capital, to settle debt obligations, and to pay for services rendered, and to satisfy the conversion of convertible debt; generally common stock shares issued are fully vested. Cash proceeds from common stock offerings are recorded net of the issuance costs. Common stock shares issued to settle nonconvertible debt and to pay for services is recorded based on the estimated value of the share issued which is determined by reference to market prices and the proceeds of common stock issued for cash in the period in which the debt or services are settled. Although after the Acropolis merger, the Company’s shares traded on the Frankfurt Stock Exchange and after the OneFi merger, the Company’s shares were traded in the U.S. over-the-counter, share volume was not sufficient to establish an active trading market for use to value shares issued by the Company.

(j)	Major Customers

The Company recorded revenue from one major customer representing approximately 19% of the Company’s revenue for the nine months ended September 30, 2012. The Company recorded revenue from two major customers representing approximately 21% and 16% of the Company’s revenue for the nine months ended September 30, 2011.

9

Seesmart Technologies, Inc.

Notes to Unaudited Condensed Financial Statements

(k)	Major Suppliers

The Company made purchases from one major supplier representing approximately 14% of total net purchases for the nine months ended September 30, 2012. The Company made purchases from two major suppliers representing approximately 38% and 10% of total net purchases for the nine months ended September 30, 2011.

(l)	Loss per share

Basic loss per share is computed by dividing net loss by the weighted average common shares outstanding for the period. Diluted loss per share is computed giving effect to all potentially dilutive common shares. In periods in which a net loss has been incurred, all potentially dilutive common shares are considered anti-dilutive and are excluded from the calculation. Common stock equivalents of 5,613,125 and 4,825,625 relating to the Company’s convertible notes payable on an as if converted basis have not been included in the calculation of net loss per share for the nine months ended September 30, 2012 and 2011, respectively, because the effect is anti-dilutive.

(2)	Debt

Convertible Notes Payable—During 2011, the Company issued $2,316,300 of convertible notes payable that mature within one year and bear interest at 8%. At the holders’ option, the notes are convertible into shares of the Company’s common stock at a conversion price of $0.48 per share. The Company may voluntarily repay the notes prior to their maturity date together with a premium of 10% on the principal. The holders of the notes have the right to accelerate repayment upon a change in control together with a premium of 20% on the principal. The notes do not contain debt covenants.

The Company reviewed the convertible debt in accordance with FASB ASC 470-20, “Debt with Conversion and Other Options” to determine if a beneficial conversion feature (BCF) was present. As the conversion option was in-the-money at issuance, the Company recognized a BCF. Of the total proceeds received, $92,652 was allocated to the BCF at issuance and was recorded as a reduction to the carrying value of the convertible notes payable.

In January 2012, the Company entered into an offer with existing note holders to exchange the convertible notes for new convertible notes with terms that mirror the existing convertible notes. During the nine months ended September 30, 2012, the Company redeemed $837,000 of the existing convertible notes for cash. The Company exchanged the remaining $1,479,300 of the existing convertible notes for new convertible notes. In addition, the Company issued $1,215,000 of new convertible notes to new note holders. As the conversion option was in-the-money at issuance, the Company recognized a BCF. Of the total consideration received, $173,658 was allocated to the BCF at issuance and was recorded as a reduction to the carrying value of the convertible notes payable. The value of the BCF is accreted back to the carrying value of the convertible notes payable as non-cash interest expense. For the nine months ended September 30, 2012 and 2011, the Company recorded non-cash interest expense totaling $66,577 and $46,326, respectively.

The Company also considered ASC 815-15, “Embedded Derivatives” related to the conversion feature of the notes, the Company’s repurchase rights, and the holders’ accelerated redemption rights upon a change in control. The Company determined that the holders’ accelerated redemption rights represented an embedded derivative and should be bifurcated from the host debt. However, due to the insignificant fair value resulting from the probability assessment at issuance, at September 30, 2012 and at December 31, 2011, no value was ascribed to the derivative liability.

10

Seesmart Technologies, Inc.

Notes to Unaudited Condensed Financial Statements

Notes Payable to Stockholder—On September 1, 2009, shareholder Frank Lo loaned the Company $500,000 bearing interest at a rate of 6% per year and maturing on January 1, 2014. On June 29, 2012, the Company’s $300,000 remaining loan balance owed to Mr. Lo had accrued interest of $40,000 for a total $340,000 liability. On that date, the Company settled the obligation in exchange for 4,000,000 shares of the Company’s common stock. The estimated fair value of the shares issued, based on the value of third party share issuances for cash in that same timeframe, approximated $0.51 per share or $2,040,000. Accordingly, the Company recognized a $1,700,000 loss on debt extinguishment.

Other Debt—On November 14, 2010, the Company entered into a secured financing arrangement for $39,300 with Chase Bank for the purchase of a motor vehicle. Under the terms of the arrangement, the Company makes a monthly principal payment of $655. The remaining balance as of September 30, 2012 is $24,235, which is the total balance for non-convertible notes payable. The remaining balance as of December 31, 2011 is $30,130.

In August 2012 the Company entered into a factoring arrangement with a financing institution pursuant to which the Company sells eligible receivables as defined in the related agreement on a full recourse basis. The agreement expires in August 2013 but is automatically extended unless the Company provides prior written notice to terminate the agreement between 45 and 90 days prior to expiration. The arrangement has been accounted as a financing. At September 30, 2012, the amount outstanding under the facility amounted to $530,550.

(3)	Statements of Cash Flows

Interest payments for the nine months ended September 30, 2012 and 2011 were approximately $110,676 and $136,021, respectively. No income taxes were paid in either period. During 2012, the Company issued 4,000,000 shares of common stock to settle debt and accrued interest of $340,000. The Company also exchanged convertible notes maturing in 2012 aggregating to $1,479,300 for an equivalent amount of convertible notes with similar terms expiring in 2013.

(4)	Contingencies

The Company is subject to legal actions and potential claims losses, incurred and reported, as well as incurred but not reported. A lawsuit was filed on January 20, 2011 against Seesmart Inc. on behalf of a distributor claiming a breach of their distribution agreement, which was entered into on April 29, 2010. On May 2, 2012, the Company settled the suit with the distributor.

In the ordinary course of conducting its business, the Company becomes involved in various claims and legal actions. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s financial position, results of operations, or liquidity.

(5)	Related Party Transactions

The Company had two loans from Raymond Sjolseth, officer and shareholder. The Company repaid the outstanding balance of $300,000 during 2011.

The Company had two loans from Ken Ames, officer and shareholder. The Company repaid the outstanding balance of $300,000 during 2011.

The Company had a loan from Ask Diversified, a company affiliated with Raymond Sjolseth and Ken Ames, officers and shareholders. The Company repaid the outstanding balance of $214,170 during 2011.

In July 2012, the Company made loans to Ken Ames and Raymond Sjolseth, officers and shareholders, in the amount of $150,000 and $120,000, respectively. Mr. Ames repaid $40,000 of his loan in August 2012.

11

Seesmart Technologies, Inc.

Notes to Unaudited Condensed Financial Statements

The Company obtained management services from Progress 44, Inc., a company affiliated with Raymond Sjolseth, officer and shareholder. The Company paid $190,000 and $164,167 to Progress 44, Inc. for the nine months ended September 30, 2012 and 2011, respectively.

The Company obtained services from Ask Diversified, a company affiliated with Raymond Sjolseth and Ken Ames, officers and shareholders. The Company paid $0 and $207,671 to Ask Diversified for the nine months ended September 30, 2012 and 2011, respectively.

The Company obtained contract labor from Michelle Ames, a relative of Ken Ames, officer and shareholder. The Company paid $0 and $2,500 to Michelle Ames for the years ended September 30, 2012 and 2011, respectively.

A consulting firm owned by the Company’s chief operating officer, provides consulting services to a distributor of the Company. The Company recorded revenue totaling $1,205,407 and $936,991 from this distributor for the nine months ended September 30, 2012 and 2011, respectively. At September 30, 2012 and December 31, 2011, the Company had accounts receivable due from the distributor totaling $434,986 and $424,827, respectively.

On February 29, 2012, immediately prior to the merger with the Company, OneFi issued 12,601,383 shares to London Finance Group and its affiliates to settle pre merger obligations of OneFi. The Company’s chief financial officer from September 2012 to February 2013 (Former CFO) was affiliated with London Finance Group. As of September 30, 2012 and December 31, 2011, the Company had $95,000 and $5,000, respectively, accrued for services received from London Finance Group.

The Company’s Former CFO owned a majority interest in the Company’s Mexican distributor. The Company recorded revenues from its Mexican distributor totaling $67,070 and $0 for the nine months ended September 30, 2012 and 2011, respectively.

(6)	Subsequent Events

The Company evaluated subsequent events from the balance sheet date through March 22, 2013, the date at which the financial statements were available to be issued.

Subsequent to September 30, 2012, the Business redeemed $50,000 of a Convertible Note in a single transaction.

On December 20, 2012, Revolution Lighting Technologies, Inc. purchased all the shares of Seesmart Technologies, Inc. for consideration of approximately $10.1 million in cash, approximately 7.7 million common stock shares valued at approximately $5.0 million and 11,915 shares of convertible preferred stock valued at approximately $1.0 million.

Subsequent to the December 20, 2012, acquisition of the Business by Revolution Lighting Technologies, Inc., as described in Note 1, the Business received working capital contributions from Revolution aggregating approximately $5,345,000. Revolution also repaid the Business’ convertible debt aggregating $1,527,050 including principal, interest, and a 20% change-of-control premium on principal. It is expected that an additional $1,894,542 of convertible debt will also be repaid by Revolution.

On March 7, 2013, the Company notified its master logistics supplier of the Company’s intent to terminate its relationship.

12

Exhibit 99.3

Unaudited Pro Forma Condensed Consolidated Financial Statements

On December 20, 2012, Revolution Lighting Technologies, Inc. (“Revolution”) completed its acquisition of Seesmart Technologies, Inc. (“Seesmart”). The following unaudited pro forma condensed consolidated financial statements have been prepared to give pro forma effect to the completed acquisition, which was accounted for as a purchase, as if the acquisition, the related issuances of Revolution’s common stock, Series C preferred stock, Series D preferred stock, and the repayment of Seesmart’s outstanding convertible notes payable had occurred on the dates indicated.

The unaudited pro forma condensed consolidated financial statements include a balance sheet as of September 30, 2012 and statements of operations for the nine months ended September 30, 2012 and the year ended December 31, 2011. The unaudited pro forma condensed consolidated balance sheet was derived from the respective historical unaudited condensed consolidated balance sheets of Revolution and Seesmart as of September 30, 2012. The unaudited pro forma condensed consolidated statements of operations were derived from the respective historical unaudited statements of operations of Revolution and Seesmart for the nine months ended September 30, 2012 and the respective audited consolidated financial statements for the year ended December 31, 2011.

The unaudited pro forma condensed consolidated balance sheet gives effect to the acquisition and related transactions as if they had occurred on September 30, 2012. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2012 and for the year ended December 31, 2011 gives effect to the acquisition and related transactions as if they had occurred on January 1, 2011.

The unaudited pro forma condensed consolidated financial statements, and the accompanying notes, should be read in conjunction with Revolution’s historical financial statements and related notes, Revolution’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Revolution’s Annual Report on Form 10-K for the year ended December 31, 2011 and Quarterly Report on Form 10-Q for the nine months ended September 30, 2012, and Seesmart’s consolidated financial statements included elsewhere in this Current Report on Form 8-K/A.

The unaudited pro forma condensed consolidated financial statements presented are based on the assumptions and adjustments described in the accompanying notes. The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes and are not indicative of what the financial position might have been or what results of operations might have been achieved had the acquisition and related transactions occurred as of the dates indicated or the financial position or results of operations that might be achieved for any future periods.

Revolution Lighting Technologies, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

	As of September 30, 2012
	Historical	Historical	Pro Forma		Pro Forma
	Revolution	Seesmart	Adjustments		Consolidated
ASSETS:
Current Assets:
Cash and cash equivalents	$4,297,721	$181,592	$9,936,326	A	$1,012,709
			(10,106,962)	B
			(3,295,968)	E
Trade accounts receivable, less allowance for doubtful accounts	594,640	1,762,635	—		2,357,275
Inventories, less reserves	1,336,677	951,335	—		2,288,012
Prepaid expenses	92,890	166,823	—		259,713
Other assets	8,772	230,178	—		238,950

Total current assets	6,330,700	3,292,563	(3,466,604)		6,156,659
Property and equipment	509,247	756,505	(513,903)	D	751,849
Accumulated depreciation and amortization	(364,131)	(513,903)	513,903	D	(364,131)

Net property and equipment	145,116	242,602	—		387,718
Goodwill	—	—	13,028,214	C	13,028,214
Other intangible assets, less accumulated amortization	1,418,841	—	9,692,000	C	11,110,841
Other assets, net	9,295	21,033	—		30,328

Total assets	$7,903,952	$3,556,198	$19,253,610		$30,713,760

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$772,642	$2,170,257	$—		$2,942,899
Accrued liabilities	135,707	1,329,240	(219,101)	E	1,245,846
Deferred revenue	—	225,339	—		225,339
Customer deposits	—	1,388,337	—		1,388,337
Factor liability	—	530,550	—		530,550
Other debt	—	24,235	—		24,235
Convertible notes payable	—	2,564,056	512,811	C	—
			(3,076,867)	E
Related party payable	3,868	—	—		3,868
Accrued compensation and benefits	91,337	—	—		91,337
Current portion of deferred rent	1,330	—	—		1,330
Other current liabilities	280	87,001	—		87,281

Total current liabilities	1,005,164	8,319,015	(2,783,157)		6,541,022
Deferred revenue	—	1,299,642	—		1,299,642

Total liabilities	1,005,164	9,618,657	(2,783,157)		7,840,664
Stockholders’ Equity:
Series B convertible preferred stock	$5,195,225	$—	$—		$5,195,225
Series C convertible preferred stock	—	—	9,936,326	A	9,936,326
Series D convertible preferred stock	—	—	1,006,402	B	1,006,402
Common stock	17,453	110,365	(110,365)	C	30,110
			12,657	B
Additional paid-in capital	50,638,575	7,007,662	(7,007,662)	C	55,657,498
			5,018,923	B
Accumulated deficit	(48,952,465)	(13,180,486)	13,180,486	C	(48,952,465)

Total stockholders’ equity	6,898,788	(6,062,459)	22,036,767		22,873,096

	$7,903,952	$3,556,198	$19,253,610		$30,713,760

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Revolution Lighting Technologies, Inc.

Unaudited Pro Forma Condensed Consolidated Statements of Income

	For the Nine Months Ended September 30, 2012
	Historical	Historical	Pro Forma		Pro Forma
	Revolution	Seesmart	Adjustments		Consolidated
Revenue	$3,452,067	$5,942,396	$—		$9,394,463
Cost of sales	3,830,215	4,091,556	—		7,921,771

Gross (loss) profit	(378,148)	1,850,840	—		1,472,692
Operating expenses:
Selling, general and administrative	3,854,782	3,704,272	484,600	F	8,043,654
Research and development	448,920	539,427	—		988,347
Impairment charge	3,397,212	—	—		3,397,212

Total operating expenses	7,700,914	4,243,699	484,600		12,429,213

Operating loss	(8,079,062)	(2,392,859)	(484,600)		(10,956,521)
Non-operating income (expense):
Interest expense	(210,014)	(177,253)	146,580	G	(240,687)
Gain (loss) on debt restructuring	1,048,308	(1,700,000)	—		(651,692)
Other income	107	—	—		107

Total non-operating income (expense), net	838,401	(1,877,253)	146,580		(892,272)

Loss from continuing operations	$(7,240,661)	$(4,270,112)	$(338,020)		(11,848,793)

Basic and diluted loss per common share:
Loss from continuing operations	$(0.44)				$(0.49)

Basic and diluted weighted average shares Outstanding	16,474,716		7,740,893	H	24,215,609

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Revolution Lighting Technologies, Inc.

Unaudited Pro Forma Condensed Consolidated Statements of Income

	For the Year Ended December 31, 2011
	Historical	Historical	Pro Forma		Pro Forma
	Revolution	Seesmart	Adjustments		Consolidated
Revenue	$8,987,848	$9,399,664	$—		$18,387,512
Cost of sales	7,075,063	6,284,536	—		13,359,599

Gross profit	1,912,785	3,115,128	—		5,027,913
Operating expenses:
Selling, general and administrative	5,981,212	4,901,634	646,133	F	11,528,979
Research and development	833,876	339,056	—		1,172,932
Impairment charge	407,369	—	—		407,369

Total operating expenses	7,222,457	5,240,690	646,133		13,109,280

Operating loss	(5,309,672)	(2,125,562)	(646,133)		(8,081,367)
Non-operating income (expense):
Interest expense	(126,731)	(257,380)	140,689	G	(243,422)
Interest income	569	—	—		569
Other income	10,920	—	—		10,920

Total non-operating expense, net	(115,242)	(257,380)	140,689		(231,933)

Loss from continuing operations	$(5,424,914)	$(2,382,942)	$(505,444)		$(8,313,300)

Basic and diluted loss per common share:
Loss from continuing operations	$(0.33)				$(0.34)

Basic and diluted weighted average shares outstanding	16,405,789		7,740,893	H	24,146,682

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Revolution Lighting Technologies, Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Note 1.	Basis of Presentation

The unaudited pro forma condensed consolidated statements of income of Revolution Lighting Technologies, Inc. (“Revolution”) for the nine months ended September 30, 2012 and the year ended December 31, 2011 give effect to the acquisition of Seesmart Holdings (“Seesmart”) the related issuances of common stock, Series C convertible preferred stock, Series D convertible preferred stock and the repayment of Seesmart’s convertible notes as if they had been completed on January 1, 2011. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2012 gives effect to the acquisition and related transactions as if they had occurred on September 30, 2012.

The unaudited pro forma condensed consolidated statements of income and unaudited pro forma condensed consolidated balance sheet were derived by adjusting Revolution’s historical financial statements for the acquisition of Seesmart. The unaudited pro forma condensed consolidated balance sheet and unaudited pro forma condensed consolidated statements of income are provided for informational purposes only and are not indicative of Revolution’s financial position or results of operations had the transaction been consummated on the dates indicated or financial position or results of operations for any future period or date.

The unaudited pro forma condensed consolidated balance sheet and unaudited condensed consolidated statements of income and accompanying notes should be read in conjunction with Revolution’s historical financial statements and related notes, Revolution’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Revolution’s Annual Report on Form 10-K for the year ended December 31, 2011, and the Quarterly Report on Form 10-Q for the nine months ended September 30, 2012, and Seesmart’s consolidated financial statements included elsewhere in this Current Report on Form 8-K.

Note 2.	Preliminary Purchase Price

The unaudited pro forma condensed consolidated financial statements reflect a preliminary purchase price of $16,144,944, consisting of cash of $10,106,962 of which, $9,936,326 was financed through the issuance of Revolution’s Series C preferred stock and $170,636 using cash on hand, and the issuance of 11,915 shares of Series D convertible preferred stock valued at $1,006,402, net of issuance costs, and 7,740,893 shares of common stock valued at $5,031,580 on the date of the acquisition. The purchase price is subject to adjustment based on actual working capital which is to be finalized subsequent to the closing date, which has yet to be finalized.

In the accompanying September 30, 2012 unaudited pro forma condensed consolidated balance sheet, the total purchase price is allocated to the tangible and identifiable intangible assets and the liabilities of Seesmart based on their estimated fair values as of the date of the acquisition in accordance with the acquisition method of accounting and includes the estimated fair value of trademarks of $3,341,000 and customer relationships of $6,351,000. Preliminarily the excess of the purchase price over the fair value of acquired assets and liabilities (goodwill) is $13,028,214. The valuation of acquired assets and liabilities is preliminary and subject to adjustment, which may be material. The following summarizes the allocation of the purchase price:

Cash and cash equivalents	$181,592
Trade accounts receivable	1,762,635
Inventories	951,335
Goodwill	13,028,214
Other intangible assets	9,692,000
Other assets	660,636

Total assets	$26,276,412
Accounts payable and accrued liabilities	$3,499,497
Deferred revenue and customer deposits	2,913,318
Convertible notes payable	3,076,867
Other liabilities	641,786

Total liabilities	10,131,468

Preliminary purchase price	$16,144,944

No deferred income taxes are reflected in pro forma condensed consolidated financial statements as the estimated deferred assets of as of September 30,2012, for which a full valuation allowance as been provided, exceeds the deferred tax liability resulting from the recording the estimated fair value of amortizable intangibles.

Note 3.	Pro Forma Adjustments

The pro forma adjustments made herein are based upon management’s preliminary estimates of the value of the tangible and intangible assets acquired. These estimates are subject to finalization. Final allocation may differ materially from the estimates reflected in these proforma condensed consolidated financial statements

A – Issuance of Series C preferred stock, net of issuance costs, to fund the acquisition: Reflects the cash received and the issuance of Series C convertible preferred stock.

B – Record the purchase price, net of elimination entries: Reflects the cash consideration of $10,106,962, the issuance of 11,915 shares of Series D preferred stock valued at $1,006,402, net of issuance costs, on the date of the acquisition and the issuance 7,740,893 shares of common stock valued at $5,031,580 on the date of the acquisition.

C – Change in equity accounts due to acquisition and preliminary estimate of intangibles: Reflects the elimination of Seesmart’s historical equity accounts and recording estimated fair value of intangible assets acquired and goodwill. Also reflects the increase to the fair value of Seesmart’s convertible notes that were accelerated as a result of the change in control of Seesmart (Note E).

D – Record the fair value of property and equipment on the acquisition date: Property and equipment is generally valued at replacement cost less depreciation. Given the nature of the property and equipment and their short lives, their carrying amount approximates fair value.

E – Settlement of Seesmart’s convertible debt, accrued interest, and 20% premium on principal: The change of control resulting from the acquisition triggered an obligation to pay Seesmart’s convertible debt. The pro forma adjustment assumes settlement in cash although the Company has offered to settle the notes in common stock. The Company currently expects approximately 30% of the notes to be settled for common stock.

F – Record amortization on acquired intangible assets: The pro forma adjustment records amortization on the intangible assets acquired during the Seesmart acquisition. The pro forma amortization reflects an estimated useful life of 15 years which is consistent with the timing of the underlying cash flows.

G – Reduction in interest expense due to settlement of Seesmart’s convertible debt: The pro forma adjustment removes interest expense incurred by Seesmart on the convertible debt during the applicable periods.

H – Change in the Weighted Average Shares Outstanding: The weighted average shares outstanding have been increased to reflect the 7,740,893 shares issued or to be issued in connection with the Seesmart acquisition. The effect of additional shares issuable under the Series C and Series D preferred stock have not been included in the pro forma shares outstanding as their effect would be anti dilutive.

I – Provision for Income Taxes: No provision for income taxes has been reflected in the pro forma statements of income since any tax benefit recorded resulting the pro forma pre tax losses is offset by a corresponding increase in the valuation allowance.